Prospectus Supplement
(To Prospectus dated February 26, 1998)
                          $214,043,000 (APPROXIMATE)
                    VANDERBILT MORTGAGE AND FINANCE, INC.
                             SELLER AND SERVICER
                        MANUFACTURED HOUSING CONTRACT
          SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 1998A

$43,650,000 (APPROXIMATE) CLASS I A-1   $51,883,000 (APPROXIMATE) CLASS II A-1
$33,810,000 (APPROXIMATE) CLASS I A-2   $ 8,022,000 (APPROXIMATE) CLASS II B-1
$25,000,000 (APPROXIMATE) CLASS I A-3   $ 3,585,000 (APPROXIMATE) CLASS II B-2
$10,790,000 (APPROXIMATE) CLASS I A-4   $ 4,779,000 (APPROXIMATE) CLASS II B-3
$11,265,000 (APPROXIMATE) CLASS I A-5
$12,148,000 (APPROXIMATE) CLASS I A-6
$ 9,111,000 (APPROXIMATE) CLASS I B-1


        (Principal and interest payable on the 7th day of each month, beginning March, 1998)

     The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1998A (the "Certificates") will represent interests in a trust fund (the "Trust Fund") consisting of a pool (the "Contract Pool") which includes two groups (each, a "Group") of manufactured housing installment sales contracts, installment loan agreements and mortgage loans (the "Contracts") and certain related property conveyed by Vanderbilt Mortgage and Finance, Inc. (the "Company"). The Company will serve as servicer of the Contracts (together with any successor servicer, herein referred to as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of any Certificates, means that the amount is subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Prospectus, dated February 26, 1998, attached hereto (the "Prospectus").
                                                     (Continued on next page)
                               ________________

     CERTAIN FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES. SEE "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

     THE OFFERED CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR ANY OF ITS AFFILIATES. THE OFFERED CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES OR THE COMPANY OR, EXCEPT FOR THE LIMITED GUARANTEE APPLICABLE TO THE CLASS II B-3 CERTIFICATES, ANY OF ITS AFFILIATES, AND, EXCEPT FOR PAYMENTS, IF ANY, UNDER THE LIMITED GUARANTEE OR ALTERNATE CREDIT ENHANCEMENT IN RESPECT OF THE CLASS II B-3 CERTIFICATES, WILL BE PAYABLE ONLY FROM COLLECTIONS ON THE CONTRACTS AS DESCRIBED HEREIN.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                    Price to    Underwriting    Proceeds to
                                     Public       Discount       Company(2)
                                 -----------    ------------    -----------
Class I A-1 Certificates  . . .  100.000000%          0.325%     99.675000%
Class I A-2 Certificates(1) . .  100.000000%          0.325%     99.675000%
Class I A-3 Certificates(1) . .   99.984375%          0.325%     99.659375%
Class I A-4 Certificates(1) . .  100.000000%          0.325%     99.675000%
Class I A-5 Certificates(1) . .  100.000000%          0.325%     99.675000%
Class I A-6 Certificates(1) . .   99.984375%          0.325%     99.659375%
Class I B-1 Certificates(1) . .   99.968750%          0.500%     99.468750%
Class II A-1 Certificates . . .   99.937500%          0.325%     99.612500%
Class II B-1 Certificates . . .  100.000000%          0.325%     99.675000%
Class II B-2 Certificates . . .  100.000000%          0.500%     99.500000%
Class II B-3 Certificates . . .  100.000000%          0.500%     99.500000%
                                ---------------   -----------  ---------------
Total   . . . . . . . . . . . . $214,001,921.56   $726,221.00  $213,275,700.56
                                ===============   ===========  ===============

(1) Plus accrued interest, if any, at the applicable rate from February 1, 1998.
(2)  Before deducting expenses, estimated to be $_______.

     The Offered Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC, Cedel Bank, soci t anonyme and the Euroclear System on or about March 5, 1998, against payment therefor in immediately available funds.

PRUDENTIAL SECURITIES INCORPORATED                 CREDIT SUISSE FIRST BOSTON

         The date of this Prospectus Supplement is February 26, 1998.


(Continued from the cover page)

     The Certificates will consist of (a) two groups of certificates (each, a "Group") including the "Group I Certificates" consisting of five classes of senior certificates (the "Class I A-1 Certificates," the "Class I A-2 Certificates," the "Class I A-3 Certificates", the "Class I A-4 Certificates" and the "Class I A-5 Certificates"; collectively, the "Group I Senior Certificates") and three classes of subordinated certificates (the "Class I A-6 Certificates," the "Class I B-1 Certificates," and the "Class I B-2 Certificates") and the "Group II Certificates" consisting of one class of senior certificates (the "Class II A-1 Certificates") and three classes of subordinated certificates (the "Class II B-1 Certificates," the "Class II B-2 Certificates" and the "Class II B-3 Certificates") and (b) one class of residual certificates (the "Class R Certificate"). The Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates and Class I A-6 Certificates will evidence in the aggregate approximate initial 28.75%, 22.27%, 16.46%, 7.11%, 7.42% and 8.00% undivided interests, respectively, in the "Group I Contracts" which are fixed rate contracts. The Class I B-1 Certificates and Class I B-2 Certificates will evidence in the aggregate approximate initial 6.00% and 4.00% undivided interests, respectively, in the Group I Contracts. The Class II A-1 Certificates, the Class II B-1 Certificates, the Class II B-2 Certificates and the Class II B-3 Certificates will evidence in the aggregate approximate initial 76.00%, 11.75%, 5.25% and 7.00% undivided interests, respectively, in the "Group II Contracts" which are adjustable rate contracts. The Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6 and Class II A-1 Certificates are referred to collectively as "Class A Certificates" herein. The Class I B-1, Class I B-2, Class II B-1, Class II B-2 and Class II B-3 Certificates are referred to collectively as "Class B Certificates" herein. The Class I B-2 Certificates and the Class R Certificate are not being offered hereby. All of the Certificates, other than the Class I B-2 Certificates and the Class R Certificate, are referred to herein as the "Offered Certificates."

     The Trust Fund will be created pursuant to a Pooling and Servicing Agreement among the Company, as Seller and Servicer of the Contracts, The Chase Manhattan Bank, as trustee (the "Trustee") and Clayton Homes, Inc. ("CHI") as provider of the Limited Guarantee. The Trust Fund property will include all rights to payments received on each Contract on or after January 26, 1998 (the "Cut-off Date"), security interests in the manufactured homes securing the Contracts, any related mortgages or deeds of trust, all rights under certain hazard insurance policies with respect to the manufactured homes and the amounts in the Certificate Accounts.

     Payments of principal and interest on the Offered Certificates will be distributed to Certificateholders on the 7th day of each month (or if the 7th day is not a business day, the next business day) (each, a "Remittance Date"), beginning in March 1998. On each Remittance Date, holders of Group I Certificates and Group II Certificates will be entitled to receive distributions of interest and principal calculated as set forth herein.

     With respect to the Group I Certificates, the rights of the holders of the Class I A-6 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group I Senior Certificates, the rights of the holders of the Class I B-1 Certificates to receive distributions of interest and principal are subordinated to the rights of the Group I Senior Certificates and Class I A-6 Certificates and the rights of the holders of the Class I B-2 Certificates to receive distributions of interest and principal are subordinated to the rights of the Group I Senior Certificates, the Class I A-6 Certificates and Class I B-1 Certificates, all as described herein. With respect to the Group II Certificates, the rights of the holders of the Class II B-1 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class II A-1 Certificates, the rights of the holders of the Class II B-2 Certificates to receive distributions of interest and principal are subordinated to the rights of the Class II A-1 and Class II B-1 Certificates, and the rights of the holders of the Class II B-3 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class II A-1, Class II B-1 and Class II B-2 Certificates, all as described herein.

     The Class I B-2 Certificates and the Class II B-3 Certificates, will initially have the benefit of a limited guarantee (the "Limited Guarantee") of CHI to protect against losses that would otherwise be absorbed by such Certificates. Pursuant to the Limited Guarantee, to the extent that funds in the Group I or Group II Certificate Accounts, as applicable, are insufficient to distribute to the holders of the Class I B-2 Certificates the Class I B-2 Formula Distribution Amount (as described herein) or to the holders of the Class II B-3 Certificates the Class II B-3 Formula Distribution Amount (as described herein), CHI will be obligated to pay an Enhancement Payment (as defined herein). See "Description of the Certificates--Limited Guarantee of CHI" herein. The Limited Guarantee may be replaced by an Alternate Credit Enhancement (as defined herein).

     An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus. The Group I and Group II Certificates will represent "regular interests" in the REMIC, and the Class R Certificate will represent the residual interest in the REMIC.

     The obligations of the Servicer (including the Company as initial Servicer) with respect to the Certificates are limited to its contractual servicing obligations. The Company, as seller, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any such representation or warranty that materially adversely affects a Contract, the Company may, under certain circumstances, be obligated to repurchase such Contract or substitute another Contract therefor, as described herein.

     The interests of the owners of the Offered Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Offered Certificates" herein. Prudential Securities Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue or provide sufficient liquidity.


                             --------------------

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Certificates. Such transactions may include stabilizing and the purchase of Offered Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ____________________



                     SUMMARY OF TERMS OF THE CERTIFICATES

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.

Securities Offered............     The Class I A-1, Class I A-2, Class I A-3,
                                   Class I  A-4, Class  I A-5,  Class I  A-6,
                                   Class I B-1,  Class II A-1, Class  II B-1,
                                   Class II B-2 and Class II B-3 Certificates
                                   (the   "Offered   Certificates")   of  the
                                   Manufactured Housing  Contract Senior/Sub-
                                   ordinate Pass-Through Certificates, Series
                                   1998A.  The Class  I B-2 Certificates  and
                                   the  Class  R  Certificate are  not  being
                                   offered   hereby.     The   Class   I  B-2
                                   Certificates, the Class R Certificate and the Offered Certificates are collectively referred to as the "Certificates" herein.

Seller.......................      Vanderbilt Mortgage and Finance, Inc. (the
                                   "Company"),  an  indirect   subsidiary  of
                                   Clayton Homes, Inc. ("CHI").  Neither  CHI
                                   nor any  of its affiliates,  including the
                                   Company,  has guaranteed  or is  otherwise
                                   obligated    with    respect     to    the
                                   Certificates, except to  the extent of the
                                   Limited Guarantee of CHI  or the Alternate
                                   Credit  Enhancement  with respect  to  the
                                   Class I B-2 Certificates  and the Class II
                                   B-3  Certificates.    See  "Risk  Factors"
                                   herein and in the Prospectus.

Servicer.....................      Vanderbilt Mortgage and  Finance, Inc. (in
                                   such capacity  referred to  herein as  the
                                   "Servicer").  The Servicer may perform any
                                   of  its  obligations under  the  Agreement
                                   through   one   or    more   subservicers.
                                   Notwithstanding   any  such   subservicing
                                   arrangement,  the  Servicer   will  remain
                                   liable  for   its  servicing   duties  and
                                   obligations under the  Agreement as if the
                                   Servicer   alone   were    servicing   the
                                   Contracts.

Trustee......................      The  Chase  Manhattan  Bank,  a  New  York
                                   banking corporation (the "Trustee").

Group I Cut-off Date
  Principal Balance..........      As of  the  Cut-off  Date,  the  aggregate
                                   principal balance of the Group I Contracts will equal approximately $151,848,253.76
                                   (subject to a permitted variance of plus or minus 5%) (the "Group I Cut-off Date
                                   Principal Balance").

Group II Cut-off Date
  Principal Balance..........      As  of  the  Cut-off  Date, the  aggregate
                                   principal   balance   of  the   Group   II
                                   Contracts    will   equal    approximately
                                   $68,269,356.87 (subject to a permitted variance of plus or minus 5%) (the "Group
                                   II Cut-off Date Principal Balance").

Cut-off Date Pool
  Principal Balance..........      As  of  the  Cut-off Date,  the  aggregate
                                   principal  balance of  the Contracts  will
                                   equal     approximately    $220,117,610.63
                                   (subject to a permitted variance of plus or minus 5%) (the "Cut-off Date Pool
                                   Principal Balance").

Certificates Offered.........      $214,043,000 Manufactured Housing Contract
                                   Senior/Subordinate            Pass-Through
                                   Certificates, Series  1998A, to  be issued
                                   in   the   following  Classes   (each,   a
                                   "Class"):

Original Certificate             Remittance
Principal Balance(1)                Rate                      Class
--------------------             ----------           -------------------------
    $43,650,000                    (2)(9)             Class I A-1 Certificates
    $33,810,000                  6.140%(3)            Class I A-2 Certificates
    $25,000,000                  6.265%(3)            Class I A-3 Certificates
    $10,790,000                  6.505%(3)            Class I A-4 Certificates
    $11,265,000                  6.625%(3)            Class I A-5 Certificates
    $12,148,000                  6.865%(3)            Class I A-6 Certificates
    $ 9,111,000                  7.140%(3)            Class I B-1 Certificates
    $51,883,000                  (4)(8)(9)            Class II A-1 Certificates
    $ 8,022,000                  (5)(8)(9)            Class II B-1 Certificates
    $ 3,585,000                  (6)(8)(9)            Class II B-2 Certificates
    $ 4,779,000                  (7)(8)(9)            Class II B-3 Certificates

----------------
(1)  Approximate, subject to  a permitted variance of plus or minus
     5%.
(2) The Remittance Rate for the Class I A-1 Certificates shall be the lesser of (a) the sum of (i) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") (calculated as described herein) and (ii) 0.11% and (b) the Group I Weighted Average Net Contract Rate (as defined herein) for such Remittance Date. The "Group I Weighted Average Net Contract Rate" shall be equal to (a) the weighted average of the Group I Contract Rates applicable to the scheduled payments due on the outstanding Group I Contracts in the Due Period preceding such Remittance Date minus (b) 1.25%.
(3) Subject to a maximum rate equal to the Group I Weighted Average Net Contract Rate for such Remittance Date.
(4) The Class II A-1 Remittance Rate shall be the lesser of (a) the Class II A-1 Formula Rate (as defined below) and (b) the Net Funds Cap (as defined below) for such Remittance Date. The Class II A-1 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date (as defined herein), 0.20% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.40%. The Net Funds Cap for any Remittance Date shall equal the per annum rate equal to a fraction, expressed as a percentage, the numerator of which equals the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date less (c) one-twelfth of (i) if the Company is the Servicer, 0.00% or
     (ii) if the Company is no longer the Servicer, 1.25% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period less (d) one-twelfth of (i) if the actual Overcollateralization Amount is equal to or greater than the Required Overcollateralization Amount for such Remittance Date, 0.00% or (ii) if the actual Overcollateralization Amount is less than the Required Overcollateralization Amount for such Remittance Date, 0.75% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period and the denominator of which is equal to the Certificate Principal Balance of the Group II Certificates (adjusted to reflect the actual number of days elapsed in the Interest Period divided by 360). The Call Option Date shall be the day on which the outstanding balance of the Contracts in the Trust Fund has declined to 10% or less of the Cut-off Date Pool Principal Balance.
(5) The Class II B-1 Remittance Rate shall be the lesser of (a) the Class II B-1 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-1 Formula Rate" shall be a per annum rate equal to the sum of
     (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 0.38% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.88%.
(6) The Class II B-2 Remittance Rate shall be the lesser of (a) the Class II B-2 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-2 Formula Rate" shall be a per annum rate equal to the sum of
     (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 1.00% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.50%.
(7) The Class II B-3 Remittance Rate shall be the lesser of (a) the Class II B-3 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The Class II B-3 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 1.25% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.75%.
(8) If on any Remittance Date, the Remittance Rate for any of the Group II Certificates is based on the Net Funds Cap, Certificateholders of such Class will be entitled to receive on subsequent Remittance Dates the applicable Net Funds Cap Carryover Amount (as defined herein) to the extent of funds available therefore as described herein; provided, however,
                                              --------  -------
     additional funds resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount. See "Description of the Certificates -- Distributions."
(9) With respect to the Class I A-1 Certificates and the Group II Certificates, the Remittance Rates for the first Remittance Date (the "Initial Remittance Rates") will not be determined until two days prior to the Closing Date. Therefore, the Initial Remittance Rates have not been determined as of the date of this Prospectus Supplement.

Other Certificates...........      In addition  to the  Offered Certificates,
                                   the Series  1998A Certificates  consist of
                                   the Class I B-2 Certificates and the Class
                                   R   Certificates.     The   Class   I  B-2
                                   Certificates have an  Original Certificate
                                   Principal     Balance    of     $6,074,000
                                   (approximate,  subject   to  a   permitted
                                   variance  of  plus  or  minus  5%).    The
                                   Remittance  Rate  for   the  Class  I  B-2
                                   Certificates  is   7.69%,  subject   to  a
                                   maximum rate equal to the Group I Weighted
                                   Average   Net  Contract   Rate  for   such
                                   Remittance  Date.     The   Class  I   B-2
                                   Certificates and the Class R Certificates are not offered hereby.

Designations
  Offered Certificates........     Class I  A-1, Class  I A-2,  Class I  A-3,
                                   Class I A-4 and Class I A-5, Class I A-6 and Class I B-1. Class II A-1, Class II
                                   B-1, Class II B-2 and Class II B-3.

  Group I Certificates.......      Class I  A-1, Class  I A-2,  Class I  A-3,
                                   Class I A-4  and Class I A-5, Class I A-6,
                                   Class I B-1 and Class I B-2.

  Group II Certificates......      Class II A-1,  Class II B-1, Class  II B-2
                                   and Class II B-3.

  Group I Senior
  Certificates...............      Class I  A-1, Class  I A-2,  Class I  A-3,
                                   Class I A-4 and Class I A-5.

  Group II Senior
  Certificates...............      Class II A-1.

  Senior Certificates........      Class I  A-1, Class  I A-2,  Class I  A-3,
                                   Class I A-4, Class I A-5 and Class II A-1.

  Group I Subordinate
  Certificates...............      Class I A-6, Class I B-1 and Class I B-2.

  Group II Subordinate
  Certificates...............      Class II B-1, Class II B-2 and Class II B-
                                   3.

  Subordinate Certificates...      Class I  A-6, Class  I B-1,  Class I  B-2,
                                   Class II B-1, Class II B-2 and Class II B-
                                   3.

  Group I Senior
  Subordinate Certificates...      Class I A-6.

  Group II Senior
  Subordinate Certificates...      Class II B-1.

  Senior Subordinate
  Certificates...............      Class I A-6 and Class II B-1.

  Group I Junior
  Subordinate Certificates...      Class I B-1 and Class I B-2.

  Class II Junior
  Subordinate Certificates...      Class II B-2 and Class II B-3.

  Junior Subordinate
  Certificates...............      Class I B-1, Class I B-2, Class II B-2 and
                                   Class II B-3.

  Fixed Rate Certificates....      Class I  A-2, Class  I A-3,  Class I  A-4,
                                   Class  I A-5, Class I A-6, Class I B-1 and
                                   Class I B-2.

  Floating Rate
  Certificates...............      Class I A-1 and the Group II Certificates.

  Limited Guarantee
  Certificates...............      Class I B-2 and Class II B-3 Certificates.

Remittance Date..............      The  7th day of each month (or if such 7th
                                   day is not a business day, the next succeeding business day), commencing in
                                   March 1998.

Record Date..................      With  respect  to the  initial  Remittance
                                   Date and the Fixed Rate and  Floating Rate
                                   Certificates,  the  Closing  Date.    With
                                   respect  to the  Fixed Rate  Certificates,
                                   the  last   business  day  of   the  month
                                   preceding   the  month   of  the   related
                                   Remittance Date.    With  respect  to  the
                                   Floating Rate Certificates, the business day preceding the related Remittance Date.

Cut-off Date.................      January 26, 1998.

Agreement....................      The Pooling and Servicing Agreement, dated
                                   as of January 26,  1998 (the "Agreement"),
                                   between   the  Company,   as  Seller   and
                                   Servicer, CHI, as  provider of the Limited
                                   Guarantee with respect to the Class I  B-2
                                   Certificates   and   the  Class   II   B-3
                                   Certificates, and the Trustee.

Description of the
  Certificates...............      The   Certificates    evidence   undivided
                                   interests in the Contract Pool and certain
                                   other  property  held  in  trust  for  the
                                   benefit  of  the  Certificateholders  (the
                                   "Trust Fund").   The Group I  Certificates
                                   evidence undivided interests  in the Group
                                   I  Contracts.   The Group  II Certificates
                                   evidence undivided interests  in the Group
                                   II  Contracts.   The Offered  Certificates
                                   will  be   offered  in   denominations  of
                                   $50,000 and  integral multiples  of $1,000
                                   in   excess   thereof.     The   undivided
                                   percentage   interest   (the   "Percentage
                                   Interest") of  each Class  of Certificates
                                   in the distributions  on such Certificates
                                   will be  equal to the  percentage obtained
                                   from  dividing  the denomination  of  such
                                   Certificate  by  the  Original Certificate
                                   Principal   Balance  of   such  Class   of
                                   Certificates.

Final Scheduled
  Payment Dates..............      Based on  the assumptions  that (i)  there
                                   are    no    defaults,    prepayments   or
                                   delinquencies with respect to payments due
                                   based    on    the     Assumed    Contract
                                   Characteristics,   (ii)   the   Repurchase
                                   Option was not  exercised by the Servicer,
                                   and  (iii)   there  were   no  Accelerated
                                   Principal  Payments,  the  Final Scheduled
                                   Payment Dates for each of the Class I A-1,
                                   Class I  A-2, Class  I A-3,  Class I  A-4,
                                   Class I A-5, Class I B-1, Class II B-1 and
                                   Class II B-2 Certificates are as set forth
                                   below.  The Final  Scheduled Payment Dates
                                   for each  of the Class I A-6, Class I B-2,
                                   Class II A-1 and Class II B-3 Certificates
                                   are  the  Remittance Dates  in  the months
                                   following the dates on which the Contracts
                                   with the latest scheduled maturity in each
                                   Group amortize  according to  their terms.
                                   It is  anticipated that  the actual  final
                                   Payment  Date  for  each Class  may  occur
                                   earlier than  the Final  Scheduled Payment
                                   Date.   In the  event of large  losses and
                                   delinquencies on  the Contracts,  however,
                                   the  actual  payment  on  certain  of  the
                                   subordinated classes  of Certificates  may
                                   occur  later  than   the  Final  Scheduled
                                   Payment  Date  and in  certain  scenarios,
                                   holders of such  classes may incur a  loss
                                   on  their  investment.    See  "Yield  and
                                   Prepayment Considerations" herein.

                                                              Final Scheduled
                                                              Payment Date
                                                              ---------------

                                Class I A-I Certificates:     August 7, 2003
                                Class I A-2 Certificates:     November 7, 2006
                                Class I A-3 Certificates:     October 7, 2011
                                Class I A-4 Certificates:     June 7, 2014
                                Class I A-5 Certificates:     January 7, 2018
                                Class I A-6 Certificates:     April 7, 2028
                                Class I B-1 Certificates:     April 7, 2013
                                Class I B-2 Certificates:     April 7, 2028
                                Class II A-1 Certificates:    August 7, 2030
                                Class II B-1 Certificates:    August 7, 2012
                                Class II B-2 Certificates:    August 7, 2013
                                Class II B-3 Certificates:    August 7, 2030

Distributions................      Distributions    to    the    holders   of
                                   Certificates of a Class will be made in an
                                   amount   equal    to   their    respective
                                   Percentage  Interests  multiplied  by  the
                                   aggregate amount distributed on such Class
                                   of Certificates for the related Remittance
                                   Date, commencing in March 1998.  Distribu-
                                   tions will be made on each Remittance Date
                                   to  holders  of  record  on the  preceding
                                   Record   Date,  except   that  the   final
                                   distribution    in    respect    of    the
                                   Certificates  will   only  be   made  upon
                                   presentation   and   surrender    of   the
                                   Certificates  at  the   office  or  agency
                                   appointed by the Trustee  for that purpose
                                   in New York, New  York.  Distributions  to
                                   the Certificateholders of  a Class will be
                                   applied first to  the payment of  interest
                                   and, if any principal is then due, then to
                                   the  payment  of  principal.    The  funds
                                   available in  the   Group I  and Group  II
                                   Certificate Account for  distribution on a
                                   Remittance  Date (the  "Group I  Available
                                   Distribution   Amount"   and   "Group   II
                                   Available  Distribution  Amount,"  respec-
                                   tively) will be applied in the amounts and
                                   the  order  of priority  set  forth below.
                                   See  "Description  of  the  Certificates--
                                   Distributions" for a  detailed description
                                   of   the   amounts  on   deposit   in  the
                                   Certificate Accounts that  will constitute
                                   the Group I and Group II Available Distri-
                                   bution  Amount  on each  Remittance  Date.
                                   Interest  on the  Fixed Rate  Certificates
                                   will be  calculated  on  the  basis  of  a
                                   360-day year  consisting of  twelve 30-day
                                   months.   Interest  on  the Floating  Rate
                                   Certificates will be calculated on the basis of the number of actual days elapsed during the Due Period and a 360-day year.

                                   The aggregate  amounts distributed  to the
                                   holders of the Certificates from the Group
                                   I Available  Distribution Amount  or Group
                                   II  Available   Distribution  Amount,   as
                                   applicable,  in  respect of  a  Remittance
                                   Date  are  the  Class  I A-1  Distribution
                                   Amount,  the  Class   I  A-2  Distribution
                                   Amount,  the  Class   I  A-3  Distribution
                                   Amount,  the  Class   I  A-4  Distribution
                                   Amount,  the  Class   I  A-5  Distribution
                                   Amount,  the  Class   I  A-6  Distribution
                                   Amount,  the  Class   I  B-1  Distribution
                                   Amount,  the  Class   I  B-2  Distribution
                                   Amount,  the  Class  II  A-1  Distribution
                                   Amount,  the  Class  II  B-1  Distribution
                                   Amount,  the  Class  II  B-2  Distribution
                                   Amount and  the Class II  B-3 Distribution
                                   Amount, respectively.

                                   A.  On  each Remittance Date on  which the
                                   Class I B  Principal Distribution Test  is
                                   not   met,    the   Group    I   Available
                                   Distribution Amount will be distributed in the following amounts in the following order of priority:

                                   (i)  interest accrued  during the  related
                                   Interest Period  on  the  Group  I  Senior
                                   Certificates,    at    their    respective
                                   Remittance  Rates,   on  the   outstanding
                                   Principal Balances  of the Group  I Senior
                                   Certificates, together with any previously undistributed shortfalls in interest due on the Group I Senior Certificates, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Group I Senior Certificates, the Group I Available Distribution Amount will be distributed on the Group I Senior Certificates pro rata on the basis of the interest due thereon;

                                   (ii)   the  Group   I  Formula   Principal
                                   Distribution Amount in the following order of priority:

                                        (a) to the  Class I A-1  Certificates
                                        until  the  Class   I  A-1  Principal
                                        Balance is reduced to zero;

                                        (b) to  the Class I  A-2 Certificates
                                        until  the  Class   I  A-2  Principal
                                        Balance is reduced to zero;

                                        (c) to  the Class I  A-3 Certificates
                                        until  the  Class   I  A-3  Principal
                                        Balance is reduced to zero;

                                        (d) to the  Class I A-4  Certificates
                                        until  the  Class   I  A-4  Principal
                                        Balance is reduced to zero; and

                                        (e) to  the Class I  A-5 Certificates
                                        until  the  Class   I  A-5  Principal
                                        Balance is reduced to zero;

                                   (iii)  interest accrued during the related
                                   Interest  Period  on   the  Class  I   A-6
                                   Principal  Balance  to  the  Class  I  A-6
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

                                   (iv)  the remainder of the Group I Formula
                                   Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

                                   (v)   interest accrued during  the related
                                   Interest  Period  on   the  Class  I   B-1
                                   Principal  Balance  to  the  Class  I  B-1
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

                                   (vi)  the remainder of the Group I Formula
                                   Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

                                   (vii)  interest accrued during the related
                                   Interest  Period  on   the  Class  I   B-2
                                   Principal  Balance  to  the  Class  I  B-2
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

                                   (viii)    the  remainder  of  the Group  I
                                   Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

                                   (ix)   any Group  I Monthly Excess  Spread
                                   (as  defined below) to  fund any  Group II
                                   Available Funds Shortfall;

                                   (x)  any remaining  Group I Monthly Excess
                                   Spread  to fund  any unfunded  Accelerated
                                   Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

                                   (xi)   so  long  as  the  Company  is  the
                                   Servicer, any remaining available funds up
                                   to  the amount  equal  to  1/12th  of  the
                                   product of  1.25%  and the  Group  I  Pool
                                   Scheduled   Principal   Balance   for  the
                                   immediately preceding Remittance Date (the
                                   "Group I  Monthly Servicing Fee"),  to the
                                   Servicer;

                                   (xii)   the amount of any reimbursement to
                                   CHI for Enhancement Payments with respect to the Class I B-2 Certificates as pro-vided in the Agreement;

                                   (xiii)   so  long as  the  Company is  the
                                   Servicer, any remaining available funds up
                                   to  the  amount  of the  Group  II Monthly
                                   Servicing Fee (as defined herein), if any,
                                   remaining  unpaid after  giving effect  to
                                   the  distribution   described  in   clause
                                   C(xii) or D(xii), as applicable, below, to the Servicer;

                                   (xiv)   the amount of any reimbursement to
                                   CHI for Enhancement  Payments with respect
                                   to the  Class II B-3 Certificates  as pro-
                                   vided  in  the  Agreement,  which  remains
                                   unpaid   after   giving  effect   to   the
                                   distribution described in clause C(xiii) or D(xiii), as applicable, below; and

                                   (xv)  any remaining available funds to the
                                   holder of  the Class R  Certificate, which
                                   will  initially   be  a   special  purpose
                                   subsidiary of the Company.

                                   B.  On  each Remittance Date on  which the
                                   Class I B  Principal Distribution Test  is
                                   met,  the Group  I Available  Distribution
                                   Amount   will   be  distributed   in   the
                                   following amounts in the following order of priority:

                                   (i)  interest accrued  during the  related
                                   Interest Period  on  the  Group  I  Senior
                                   Certificates,    at    their    respective
                                   Remittance  Rates,   on  the   outstanding
                                   Principal Balances  of the Group  I Senior
                                   Certificates, together with any previously undistributed shortfalls in interest due on the Group I Senior Certificates, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Group I Senior Certificates, the Group I Available Distribution Amount will be distributed on the Group I Senior Certificates pro rata on the basis of the interest due thereon;

                                   (ii) the Class I A Percentage of the Group
                                   I Formula Principal Distribution Amount in the following order of priority:

                                        (a)  to the Class I A-1  Certificates
                                        until  the  Class   I  A-1  Principal
                                        Balance is reduced to zero;

                                        (b)   to the Class I A-2 Certificates
                                        until  the  Class   I  A-2  Principal
                                        Balance is reduced to zero;

                                        (c)  to the  Class I A-3 Certificates
                                        until  the  Class   I  A-3  Principal
                                        Balance is reduced to zero;

                                        (d)  to the Class I  A-4 Certificates
                                        until  the  Class   I  A-4  Principal
                                        Balance is reduced to zero; and

                                        (e)   to the Class I A-5 Certificates
                                        until  the  Class   I  A-5  Principal
                                        Balance is reduced to zero;

                                   (iii)  interest accrued during the related
                                   Interest  Period  on   the  Class  I   A-6
                                   Principal  Balance  to  the  Class  I  A-6
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

                                   (iv)  the  remainder  of  the  Class  I  A
                                   Percentage   of   the  Group   I   Formula
                                   Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

                                   (v)  interest  accrued during the  related
                                   Interest  Period   on  the  Class   I  B-1
                                   Principal  Balance  to  the  Class  I  B-1
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

                                   (vi)   the  Class I  B  Percentage of  the
                                   Group  I  Formula  Principal  Distribution
                                   Amount to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

                                   (vii)  interest accrued during the related
                                   Interest  Period   on  the  Class   I  B-2
                                   Principal  Balance  to  the  Class  I  B-2
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

                                   (viii)    the  remainder of  the  Group  I
                                   Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

                                   (ix)  any Group I Monthly Excess Spread to
                                   fund   any   Group  II   Available   Funds
                                   Shortfall;

                                   (x)   any remaining Group I Monthly Excess
                                   Spread  to fund  any unfunded  Accelerated
                                   Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

                                   (xi)   so  long  as  the  Company  is  the
                                   Servicer, any remaining available funds up to the Group I Monthly Servicing Fee, to the Servicer;

                                   (xii)  the amount of  any reimbursement to
                                   CHI for Enhancement Payments with respect to the Class I B-2 Certificates as pro-vided in the Agreement;

                                   (xiii)   so  long as  the  Company is  the
                                   Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

                                   (xiv)  the amount of any  reimbursement to
                                   CHI for Enhancement  Payments with respect
                                   to the  Class II B-3  Certificates as pro-
                                   vided  in  the  Agreement,  which  remains
                                   unpaid   after   giving  effect   to   the
                                   distribution described in clause C(xiii) or D(xiii), as applicable, below; and

                                   (xv)  any remaining available funds to the
                                   holder of the Class R Certificate.

                                   C.  On  each Remittance Date on  which the
                                   Class II B  Principal Distribution Test is
                                   not   met,   the    Group   II   Available
                                   Distribution Amount will be distributed in the following amounts in the following order of priority:

                                   (i)  interest accrued  during the  related
                                   Interest  Period  on  the   Class  II  A-1
                                   Principal Balance  to  the  Class  II  A-1
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class   II  A-1  Certificates  in
                                   respect of prior Remittance Dates;

                                   (ii)  the   Group  II   Formula  Principal
                                   Distribution Amount, net of any portion of
                                   the     Overcollateralization    Reduction
                                   Amount,  if any,  then applicable  to such
                                   Certificates,   to   the  Class   II   A-1
                                   Certificates  until   the  Class   II  A-1
                                   Principal Balance is reduced to zero;

                                   (iii) interest accrued  during the related
                                   Interest  Period  on   the  Class  II  B-1
                                   Principal  Balance  to  the  Class II  B-1
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class  II  B-1  Certificates   in
                                   respect of prior Remittance Dates;

                                   (iv)  the   remaining  Group   II  Formula
                                   Principal Distribution Amount,  if any, to
                                   the  Class II B-1 Certificates, net of any
                                   portion   of   the   Overcollateralization
                                   Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

                                   (v)  interest  accrued during the  related
                                   Interest  Period  on  the  Class  II   B-2
                                   Principal  Balance  to  the Class  II  B-2
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class  II   B-2  Certificates  in
                                   respect of prior Remittance Dates;

                                   (vi)    the  remaining  Group  II  Formula
                                   Principal Distribution Amount,  if any, to
                                   the Class II B-2 Certificates, net  of any
                                   portion   of   the   Overcollateralization
                                   Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

                                   (vii)  interest accrued during the related
                                   Interest  Period  on  the   Class  II  B-3
                                   Principal Balance  to  the  Class  II  B-3
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class   II  B-3  Certificates  in
                                   respect of prior Remittance Dates;

                                   (viii)    the remainder  of  the  Group II
                                   Formula Principal Distribution  Amount, if
                                   any, to the Class II B-3 Certificates, net
                                   o f   a n y   p o r t i o n    o f   t h e
                                   Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

                                   (ix)   any  remaining  Group II  Available
                                   Distribution    Amount    to    fund   any
                                   Accelerated Principal Payment on the Group
                                   II Certificates;

                                   (x)  any  Group II Monthly Excess  Spread,
                                   together  with  any  Overcollateralization
                                   Reduction  Amount,  to  fund  any Group  I
                                   Available Funds Shortfall;

                                   (xi)  any remaining  available funds up to
                                   the Class II  A-1 Net Funds  Cap Carryover
                                   Amount,  Class   II  B-1  Net   Funds  Cap
                                   Carryover Amount, Class  II B-2 Net  Funds
                                   Cap Carryover Amount and Class II  B-3 Net
                                   Funds   Cap   Carryover  Amount   to   the
                                   applicable   Certificateholder;   if  such
                                   available  funds  are  not  sufficient  to
                                   distribute   the  total   Net  Funds   Cap
                                   Carryover Amount to the applicable Classes
                                   of Certificates, such  remaining available
                                   funds will be  distributed on such Classes
                                   of  Certificates  pro  rata  based on  the
                                   amount of  the  Net  Funds  Cap  Carryover
                                   Amount  owing   to  each  such   Class  of
                                   Certificates;

                                   (xii)    so  long as  the  Company  is the
                                   Servicer, any remaining available funds up
                                   to  the  amount  equal to  1/12th  of  the
                                   product  of 1.25%  and  the Group  II Pool
                                   Scheduled   Principal   Balance   for  the
                                   immediately preceding Remittance Date (the
                                   "Group II Monthly  Servicing Fee"), to the
                                   Servicer;

                                   (xiii)  the amount of any reimbursement to
                                   CHI for Enhancement Payments with respect to the Class II B-3 Certificates as pro-vided in the Agreement;

                                   (xiv)    so  long as  the  Company  is the
                                   Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

                                   (xv)  the  amount of any  reimbursement to
                                   CHI for Enhancement  Payments with respect
                                   to the  Class I  B-2 Certificates as  pro-
                                   vided  in  the  Agreement,  which  remains
                                   unpaid   after   giving  effect   to   the
                                   distribution described in clause A(xii) or B(xii), as applicable, above; and

                                   (xvi)   any  remaining available  funds to
                                   the holder of the Class R Certificate.

                                   D.  On  each Remittance Date on  which the
                                   Class II B Principal  Distribution Test is
                                   met,  the  Available  Distribution  Amount
                                   will  be  distributed   in  the  following
                                   amounts   in   the  following   order   of
                                   priority:

                                   (i)  interest accrued  during the  related
                                   Interest  Period  on  the  Class  II   A-1
                                   Principal  Balance  to  the Class  II  A-1
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls in interest due on the Class II A-1 Certificates, in respect of prior Remittance Dates;

                                   (ii)  the Class  II  A  Percentage of  the
                                   Group  II  Formula  Principal Distribution
                                   Amount,   net  of   any  portion   of  the
                                   Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificateholders until the Class II A-1 Principal Balance is reduced to zero;

                                   (iii) interest accrued  during the related
                                   Interest  Period  on  the  Class  II   B-1
                                   Principal  Balance  to  the Class  II  B-1
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class  II   B-1  Certificates  in
                                   respect of prior Remittance Dates;

                                   (iv) the  Class  II B  Percentage  of  the
                                   Group  II  Formula  Principal Distribution
                                   Amount to  the Class II  B-1 Certificates,
                                   net    of     any    portion     of    the
                                   Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

                                   (v)  interest  accrued during the  related
                                   Interest  Period  on  the  Class  II   B-2
                                   Principal  Balance  to  the Class  II  B-2
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class  II   B-2  Certificates  in
                                   respect of prior Remittance Dates;

                                   (vi)   the  remainder of  the  Class II  B
                                   Percentage,  if  any,  of   the  Group  II
                                   Formula Principal  Distribution Amount  to
                                   the Class II B-2  Certificates, net of any
                                   portion   of   the   Overcollateralization
                                   Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

                                   (vii)  interest accrued during the related
                                   Interest  Period  on  the   Class  II  B-3
                                   Principal Balance  to  the  Class  II  B-3
                                   Certificates  at  the  related  Remittance
                                   Rate,   together   with   any   previously
                                   undistributed shortfalls  in interest  due
                                   on  the  Class   II  B-3  Certificates  in
                                   respect of prior Remittance Dates;

                                   (viii)    the remainder  of  the Group  II
                                   Formula Principal  Distribution Amount  to
                                   the Class  II B-3 Certificates, net of any
                                   portion   of   the   Overcollateralization
                                   Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

                                   (ix)   any  remaining  Group II  Available
                                   Distribution    Amount    to    fund   any
                                   Accelerated Principal Payment on the Group
                                   II Certificates;

                                   (x) any Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

                                   (xi) any  remaining available funds  up to
                                   the Class  II A-1 Net  Funds Cap Carryover
                                   Amount,  Class   II  B-1  Net   Funds  Cap
                                   Carryover Amount,  Class II B-2  Net Funds
                                   Cap Carryover Amount and Class  II B-3 Net
                                   Funds   Cap   Carryover  Amount   to   the
                                   applicable   Certificateholder;  if   such
                                   available  funds  are  not  sufficient  to
                                   distribute   the  total   Net  Funds   Cap
                                   Carryover Amount to the applicable Classes
                                   of Certificates, such  remaining available
                                   funds will be distributed on such  Classes
                                   of  Certificates  pro  rata based  on  the
                                   amount  of  the  Net  Funds Cap  Carryover
                                   Amount  owing   to  each  such   Class  of
                                   Certificates;

                                   (xii)    so  long as  the  Company  is the
                                   Servicer, any remaining available funds up to the Group II Monthly Servicing Fee, to the Servicer;

                                   (xiii)  the amount of any reimbursement to
                                   CHI for Enhancement Payments with respect to the Class II B-3 Certificates as pro-vided in the Agreement;

                                   (xiv)    so  long as  the  Company  is the
                                   Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

                                   (xv)  the  amount of any reimbursement  to
                                   CHI for Enhancement  Payments with respect
                                   to  the Class I  B-2 Certificates  as pro-
                                   vided  in  the  Agreement,  which  remains
                                   unpaid   after   giving  effect   to   the
                                   distribution described in clause A(xii) or B(xii), as applicable, above; and

                                   (xvi)   any remaining  available funds  to
                                   the holder of the Class R Certificate.

                                   The   "Formula   Principal    Distribution
                                   Amount" in  respect of  a Remittance  Date
                                   and  a Group  equals the  sum  of (i)  all
                                   scheduled  payments  of principal  due  on
                                   each  outstanding Contract  in such  Group
                                   during the Due  Period preceding the month
                                   in which the Remittance  Date occurs, (ii)
                                   the   Scheduled   Principal   Balance  (as
                                   defined  below) of  each Contract  in such
                                   Group   which,  during   the  Due   Period
                                   preceding  the  month of  such  Remittance
                                   Date,   was  purchased   by  the   Company
                                   pursuant to  the Agreement  on account  of
                                   certain  breaches  of  its representations
                                   and   warranties,   (iii)    all   Partial
                                   Prepayments (as defined  in the Agreement)
                                   of Contracts in such Group received during
                                   such  preceding   Due  Period,   (iv)  the
                                   Scheduled   Principal   Balance   of  each
                                   Contract in such Group that was prepaid in
                                   full during such preceding Due Period, (v)
                                   the  Scheduled Principal  Balance of  each
                                   Contract  in  such  Group  that  became  a
                                   Liquidated Contract during  such preceding
                                   Due   Period  and   (vi)  any   previously
                                   undistributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates (other than any such shortfall with respect to which an Enhancement Payment has been made to the related Certificateholders).

                                   The  Due   Period  with  respect   to  any
                                   Remittance Date is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

                                   The  "Class  I  B  Principal  Distribution
                                   Test" is  met in  respect of  a Remittance
                                   Date  on  which  each   of  the  following
                                   requirements is satisfied:
                                        (i)  such Remittance  Date  is on  or
                                        after the March 2003 Remittance Date;

                                        (ii)  the Class  I  B Percentage  for
                                        such Remittance Date  is equal to  at
                                        least 17.5% (which  is 1.75 times the
                                        original Class I B Percentage);
                                        (iii) the  Group I  Performance Tests
                                        are satisfied; and
                                        (iv)  the   Class  I   B-2  Principal
                                        Balance    is    not     less    than
                                        $3,036,965.08    (which    represents
                                        approximately 2% of the  Group I Cut-
                                        off Date Principal Balance).

                                   The  "Class  II B  Principal  Distribution
                                   Test"  is met  in respect of  a Remittance
                                   Date  on  which   each  of  the  following
                                   requirements is satisfied:
                                        (i)  such Remittance  Date  is on  or
                                        after the March 2003 Remittance Date;
                                        (ii)   the Class II  B Percentage for
                                        such Remittance  Date is equal  to at
                                        least  50% (which is the sum of (a) 2
                                        times   the  original   Class  II   B
                                        Percentage and (b) 2%);
                                        (iii)  the Group II Performance Tests
                                        are satisfied; and
                                        (iv)   the sum of the Group II Junior
                                        Subordinate   Certificate   Principal
                                        Balance and the Overcollateralization
                                        Amount is not less than $1,365,387.14
                                        (which represents approximately 2% of
                                        the Group  II Cut-off  Date Principal
                                        Balance.)

                                   The  "Group   I  Performance   Tests"  are
                                   satisfied in respect of a Remittance  Date
                                   if  all of  the following  conditions with
                                   respect to Group I are met:
                                        (i)        the    Average   Sixty-Day
                                        Delinquency Ratio (as  defined in the
                                        Agreement) as of such Remittance Date
                                        does not  exceed 5%  for the  Group I
                                        Contracts;
                                        (ii)      the    Average   Thirty-Day
                                        Delinquency Ratio (as  defined in the
                                        Agreement) as of such Remittance Date
                                        does not  exceed 7%  for the  Group I
                                        Contracts;
                                        (iii)  the Cumulative Realized Losses
                                        (as defined in the Agreement) for the
                                        Group   I   Contracts  as   of   such
                                        Remittance  Date  do   not  exceed  a
                                        certain specified  percentage of  the
                                        Group   I   Cut-off   Date  Principal
                                        Balance,  depending  on the  year  in
                                        which  such  Remittance  Date occurs;
                                        and
                                        (iv)  the Current Realized Loss Ratio
                                        (as defined in  the Agreement) as  of
                                        such Remittance Date  does not exceed
                                        2.75% for the Group I Contracts.

                                   The  "Group  II   Performance  Tests"  are
                                   satisfied in respect  of a Remittance Date
                                   if all  of the  following conditions  with
                                   respect to the Group II Contracts are met:
                                        (i)        the    Average   Sixty-Day
                                        Delinquency   Ratio   as    of   such
                                        Remittance  Date does  not exceed  5%
                                        for the Group II Contracts;
                                        (ii)      the    Average   Thirty-Day
                                        Delinquency   Ratio   as    of   such
                                        Remittance  Date does  not exceed  7%
                                        for the Group II Contracts;
                                        (iii)  the Cumulative Realized Losses
                                        for the Group II Contracts as of such
                                        Remittance  Date  do   not  exceed  a
                                        certain specified  percentage of  the
                                        Group II  Cut-off Date,  depending on
                                        the  year  in which  such  Remittance
                                        Date occurs; and
                                        (iv)  the Current Realized Loss Ratio
                                        (as defined  in the Agreement)  as of
                                        such Remittance Date  does not exceed
                                        2.75% for the Group II Contracts.

                                   The  Group  I  Monthly Excess  Spread  (as
                                   defined  herein)   with  respect   to  any
                                   Remittance Date will generally be equal to
                                   the  excess  interest collections  on  the
                                   Group  I  Contracts  for  the related  Due
                                   Period   which   remain   available  after
                                   payment of all required distributions on the Group I Certificates and certain other required payments for such Remittance Date as specified in the Agreement.

                                   The  Group II  Monthly  Excess Spread  (as
                                   defined  herein)   with  respect   to  any
                                   Remittance Date will generally be equal to
                                   the  excess  interest collections  on  the
                                   Group  II Contracts  for  the related  Due
                                   Period  (together  with  interest  on  the
                                   Overcollateralization Amount to the extent
                                   provided  in the  Agreement) which  remain
                                   available  after payment  of all  required
                                   distributions on the Group II Certificates
                                   (including   any   Accelerated   Principal
                                   Payment  for  such  Remittance  Date)  and
                                   certain other  required payments  for such
                                   Remittance  Date   as  specified   in  the
                                   Agreement.

                                   The "Group  I Available  Funds Shortfall",
                                   if  any,  with respect  to  any Remittance
                                   Date, will be equal to the amount, if any,
                                   by   which    the   Group    I   Available
                                   Distribution  Amount  is   less  than  the
                                   amount required to be distributed to the Group I Certificates on such Remittance Date pursuant to clauses A(i) through
                                   (viii) or clauses B(i) through (viii), as the case may be, of the distribution priorities set forth above.

                                   The "Group II  Available Funds Shortfall",
                                   if  any,  with respect  to  any Remittance
                                   Date, will be equal to the amount, if any,
                                   by   which   the    Group   II   Available
                                   Distribution  Amount  is   less  than  the
                                   amount required to be distributed to the Group II Certificates on such Remittance Date pursuant to clauses C(i) through
                                   (viii) or clauses D(i) through (viii), as the case may be, of the distribution priorities set forth above.

                                   The  Principal Balance  of  each Class  of
                                   Certificates  is  its  original  Principal
                                   Balance  reduced by  all distributions  on
                                   such Class in respect  of principal.   The
                                   Class  I A Principal Balance is the sum of
                                   the Class I A-1, Class I A-2, Class I A-3,
                                   Class I A-4,  Class I A-5 and Class  I A-6
                                   Principal  Balances.     The  Class  I   B
                                   Principal  Balance is the sum of the Class
                                   I B-1 Principal Balance and the Class I B-
                                   2  Principal Balance.    The  Class  II  B
                                   Principal Balance is the sum of  the Class
                                   II B-1 Principal Balance, the Class II B-2
                                   Principal  Balance  and the  Class  II B-3
                                   Principal Balance.

                                   The Class I A Percentage  for a Remittance
                                   Date is  the percentage  derived from  the
                                   fraction (which shall  not be greater than
                                   1),  the   numerator  of   which  is   the
                                   aggregate Principal Balance of the Class I
                                   A Certificates  immediately prior  to such
                                   Remittance  Date  and the  denominator  of
                                   which  is  the  Pool  Scheduled  Principal
                                   Balance for  the Group  I Contracts.   The
                                   Class I B Percentage is equal to 100% less the Class I A Percentage.

                                   The Class II A Percentage for a Remittance
                                   Date is  the percentage  derived from  the
                                   fraction (which shall  not be greater than
                                   1),  the   numerator  of   which  is   the
                                   aggregate Principal  Balance of  the Class
                                   II A-1  Certificates immediately  prior to
                                   such Remittance  Date and  the denominator
                                   of which  is the Pool  Scheduled Principal
                                   Balance for the  Group II Contracts.   The
                                   Class  II  B Percentage  is equal  to 100%
                                   less the Class II A Percentage;  provided,
                                   however,  that on  any Remittance  Date on
                                   which  (i)  the   Class  II  B   Principal
                                   Distribution Test  is  met  and  (ii)  the
                                   Class II B Percentage is greater than 50%,
                                   the Class II  A Percentage shall  equal 0%
                                   until  distribution  of principal  to  the
                                   Class  II  B  Certificateholders  on  such
                                   Remittance Date shall reduce  the Class II
                                   B Percentage to a percentage equal to 50%;
                                   provided, further, on  the Remittance Date
                                   on  which  there  is a  Group  II  Formula
                                   Principal Distribution Amount in excess of
                                   the  amount  (the   "Required  Class  II B
                                   Payment")  required to  be distributed  to
                                   the  Class  II  B  Certificates  so as  to
                                   reduce the  Class II B Percentage  to 50%,
                                   the Required  Class II B  Payment shall be
                                   distributed to the Class II B Certificates
                                   and   the  remaining   Group  II   Formula
                                   Principal  Distribution  Amount  shall  be
                                   distributed  pro rata  to the  Class  II A
                                   Certificates   and   the    Class   II   B
                                   Certificates.

                                   The  Scheduled  Principal   Balance  of  a
                                   Contract  for  any   Due  Period  is   its
                                   principal balance  after giving  effect to
                                   any previous Partial Prepayments and after
                                   giving  effect to  all previous  scheduled
                                   principal payments  (whether or  not paid)
                                   and  the scheduled  principal payment,  or
                                   payments,   in  the   case  of   Bi-weekly
                                   Contracts,  due on  the Due  Date (or  Due
                                   Dates, as applicable)  in that Due Period,
                                   but   without   giving   effect   to   any
                                   adjustments due to bankruptcy or similar proceedings.

                                   In  general, a  Liquidated  Contract is  a
                                   defaulted Contract as to which all amounts
                                   that  the  Servicer   expects  to  recover
                                   through the date of disposition of the Manufactured Home and any real property securing such Contract have been received.

                                   Notwithstanding the prioritization  of the
                                   distribution  of   the  Group   I  Formula
                                   Principal  Distribution  Amount  among the
                                   Group  I Senior  Certificates pursuant  to
                                   clauses  A(ii)  and B(ii)  above,  on each
                                   Remittance   Date   on   and   after   the
                                   Remittance  Date,  if   any,  on  which  a
                                   Deficiency  Event  occurs,   the  Group  I
                                   Available  Distribution  Amount  remaining
                                   after making the distributions of interest
                                   to   the  Group   I  Senior   Certificates
                                   required by  clauses A(i)  and B(i)  above
                                   will be applied to distribute  the Group I
                                   Formula Principal  Distribution Amount  on
                                   each Class of Group I Senior  Certificates
                                   pro   rata   in    accordance   with   the
                                   outstanding Principal Balance of each such
                                   Class  of  Certificates.    A  "Deficiency
                                   Event"   will  occur   if  the   Principal
                                   Balances of  the Group  I Senior  Certifi-
                                   cates becomes equal to or greater than the
                                   Pool Scheduled Principal Balance for Group
                                   I   Contracts.     The   "Pool   Scheduled
                                   Principal Balance" for a Group as of a Remittance Date is equal to (i) the Cut-off Date Pool Principal Balance for such Group less (ii) the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

                                   In   no    event   will    the   aggregate
                                   distributions of principal  to the holders
                                   of any  Class of  Certificates (including,
                                   in  the   case   of  the   Class   I   B-2
                                   Certificates   and   the  Class   II   B-3
                                   Certificates,   any   principal    amounts
                                   included  in  any   Enhancement  Payments)
                                   exceed   the   Original   Class  Principal
                                   Balance for such Class of Certificates.

                                   Any   undistributed  interest   shortfalls
                                   which are carried forward will, to the extent legally permissible, bear interest at the Remittance Rate applicable to the affected Class or Classes of Certificates.

Group II Certificates;
  Overcollateralization
  Provisions.................      The  Group  II Weighted  Average  Contract
                                   Rate  for   the  Group  II   Contracts  is
                                   expected generally to  be higher than  the
                                   weighted average  of the  Remittance Rates
                                   applicable to  the Group  II Certificates,
                                   thus  generating  certain  excess interest
                                   collections which in the absence of losses
                                   and delinquencies,  will not be  needed to
                                   fund   distributions  on   the  Group   II
                                   Certificates.  The Agreement provides that
                                   in  certain  instances  further  described
                                   below  this  excess  interest   is  to  be
                                   applied, to the extent available, to  make
                                   accelerated payments  of principal  to the
                                   Class or Classes of  Group II Certificates
                                   then entitled to  receive distributions of
                                   principal.  Such  accelerated payments are
                                   expected to cause  the aggregate Principal
                                   Balance of  the Group  II Certificates  to
                                   amortize more  rapidly than  the principal
                                   balance   of  the   Group  II   Contracts,
                                   resulting    in    "overcollateralization"
                                   (i.e.,  the excess  of the  Group  II Pool
                                   Scheduled  Principal   Balance  over   the
                                   aggregate Principal  Balance of  the Group
                                   II Certificates).  This interest for a Due
                                   Period,  together  with  interest  on  the
                                   Overcollateralization   Amount,  remaining
                                   after  distributions  in clauses  C(i)  to
                                   C(ix) or D(i) to D(ix) above is the "Group
                                   II   Monthly   Excess  Spread"   for   the
                                   Remittance Date immediately  following the
                                   applicable Due Period.   On any Remittance
                                   Date,  the "Overcollateralization  Amount"
                                   will  be an amount equal to the excess, if
                                   any, of (x)  the Group  II Pool  Scheduled
                                   Principal  Balance as  of the  end  of the
                                   immediately preceding Due  Period over (y)
                                   the   aggregate   Certificate    Principal
                                   Balance of  the Group  II Certificates  on
                                   such  Remittance Date  (after taking  into
                                   account all other distributions to be made
                                   on such Remittance Date).   On the Closing
                                   Date,  the   Overcollateralization  Amount
                                   will be zero.

                                   The Group II Monthly Excess Spread will be
                                   applied  to make  accelerated payments  of
                                   principal  on each  Remittance Date  until
                                   the Overcollateralization Amount  is equal
                                   to       the       Initial        Required
                                   Overcollateralization  Amount,   which  is
                                   expected      to     be      approximately
                                   $2,560,100.88,       which      represents
                                   approximately 3.75%  of the  initial Group
                                   II Contract Pool Balance.  Thereafter, the
                                   Group II Monthly Excess Spread will not be
                                   applied    to    further    increase   the
                                   Overcollateralization  Amount unless,  due
                                   to   losses,   the   Overcollateralization
                                   Amount is  decreased, in which  event such
                                   applications will  commence to  the extent
                                   necessary   to    increase   the    actual
                                   Overcollateralization   Amount    to   the
                                   Required   Overcollateralization   Amount.
                                   The     level     of      the     Required
                                   Overcollateralization Amount is  equal to,
                                   for any  Remittance Date, (x) prior to the
                                   date on  which  the Class  II B  Principal
                                   Distribution   Test   is   satisfied,  the
                                   Initial   Required   Overcollateralization
                                   Amount  and (y) on  and after the  date on
                                   which   the    Class   II    B   Principal
                                   Distribution Test is satisfied, the lesser
                                   of     (i)     the     Initial    Required
                                   Overcollateralization Amount and (ii) the greater of (a) 7.50% of the then current Group II Pool Scheduled Principal Balance and (b) 0.75% of the Group II Cut-off Date Pool Principal Balance.

                                   If, on any Remittance  Date, the level  of
                                   Required  Overcollateralization Amount  is
                                   permitted  to  be   reduced,  the  "Excess
                                   Overcollateralization Amount"  (the excess
                                   of  (x)  the  actual Overcollateralization
                                   Amount  on  such  Remittance  Date  (after
                                   taking    into    account     all    other
                                   distributions  on  such  Remittance  Date)
                                   o v e r   ( y )   t h e    R e q u i r e d
                                   Overcollateralization   Amount  for   such
                                   Remittance Date) will be deducted from the
                                   Group  II  Formula  Principal Distribution
                                   Amount (but  only to  the  extent of  such
                                   Group  II  Formula  Principal Distribution
                                   Amount)  otherwise  distributable  to  the
                                   holders of  the Group  II Certificates  on
                                   such Remittance  Date (any such  amount so
                                   deducted,     an    "Overcollateralization
                                   Reduction Amount") and will be applied  as
                                   provided herein under  "Description of the
                                   Certificates--Distributions".          The
                                   Overcollateralization Reduction Amount, if
                                   any,  on  any  Remittance  Date  shall  be
                                   funded, first, from that portion of the
                                           -----
                                   Group  II  Formula  Principal Distribution
                                   Amount  otherwise  distributable   to  the
                                   holders of the most junior  class of Group
                                   II Certificates  on such  Remittance Date,
                                   and,  if  such amount  is  insufficient to
                                   fund  in  full  the  Overcollateralization
                                   Reduction Amount on  such Remittance Date,
                                   then, second, from that portion of the
                                         ------
                                   Group  II  Formula  Principal Distribution
                                   Amount  otherwise  distributable   to  the
                                   holders of each succeeding Class of  Group
                                   II  Certificates  in  ascending  order  of
                                   s e n i o r i t y ,    u n t i l   s u c h
                                   Overcollateralization Reduction  Amount is
                                   completely funded.  The Agreement provides
                                   that    in     no    event     shall    an
                                   Overcollateralization Reduction  Amount be
                                   deducted  from     the  Group  II  Formula
                                   Principal  Distribution  Amount  if, after
                                   deducting such  amount,  the  sum  of  the
                                   aggregate Principal  Balance of  the Group
                                   II Junior Subordinate Certificates and the
                                   Overcollateralization     Amount,    taken
                                   together, would be less than 2% of the Group II Cut-off Date Principal Amount.

                                   The amount, if any, actually applied as an
                                   accelerated  payment of  principal on  any
                                   Remittance Date  is referred to  herein as
                                   the  "Accelerated  Principal  Payment" for
                                   such  Remittance  Date.   The  Accelerated
                                   Principal   Payment,   if  any,   on   any
                                   Remittance Date will be an amount equal to
                                   the  lesser of (x)  the excess of  (i) the
                                   Required Overcollateralization Amount over
                                   (ii)   the  actual   Overcollateralization
                                   Amount on such Remittance Date and (y) the
                                   sum of the Group II Monthly Excess Spread,
                                   if any,  and the  Group  I Monthly  Excess
                                   Spread, if any, remaining after payment of
                                   all then applicable prior requirements for
                                   such  Remittance  Date.   The  Accelerated
                                   Principal Payment  will be  distributed to
                                   the  holders  of  the  Class  of  Group II
                                   Certificates  then  entitled   to  receive
                                   distributions in respect of principal on such date.

Cross Collateralization
  Provisions.................      The   Agreement    provides   for    cross
                                   collateralization through  the application
                                   of   excess  amounts   generated  by   one
                                   Contract  Group  to   fund  shortfalls  in
                                   available  funds  in  the  other  Contract
                                   Group,    subject    to    certain   prior
                                   requirements  of   such  Contract   Group.
                                   Therefore, as to  any Remittance Date, the
                                   amount, if any, of Group I Monthly  Excess
                                   Spread remaining after payment of all then
                                   applicable prior requirements  relating to
                                   the Group I  Certificates will be used  to
                                   fund, first, any Group II Available  Funds
                                   Shortfall  and, second,  to the  extent of
                                   any  remaining  Group   I  Monthly  Excess
                                   Spread, any unfunded Accelerated Principal
                                   Payment on  the Group II  Certificates for
                                   such Remittance Date.  Likewise, as to any
                                   Remittance Date,  the amount,  if any,  of
                                   Group II  Monthly Excess  Spread (together
                                   with  any  Overcollateralization Reduction
                                   Amount)  remaining  after payment  of  all
                                   then    applicable   prior    requirements
                                   relating  to  the  Group  II  Certificates
                                   (including   any   Accelerated   Principal
                                   Payment for such  Remittance Date) will be
                                   used to fund any  Group I Available  Funds
                                   Shortfall for  such Remittance Date.   See
                                   "Description     of    Certificates     --
                                   Distributions"     and     "--Group     II
                                   Certificates;        Overcollateralization
                                   Provisions".

                                   Additional funds resulting from the cross-
                                   collateralization   provisions   described
                                   herein shall not be  available to Group II
                                   Certificateholders  to pay  the Net  Funds
                                   Cap Carryover Amount.

Effect of Priority Sequence of
  Principal Distributions....      The principal amounts  described in clause
                                   A(ii) above  will be  distributed, if  the
                                   Class I  B Principal Distribution  Test is
                                   not  met, to  the extent  of  the Group  I
                                   Available   Distribution    Amount   after
                                   payment of interest on the Group I  Senior
                                   Certificates,  to   the  Group   I  Senior
                                   Certificateholders (but only to the extent
                                   of  the outstanding  principal balance  of
                                   the  Group  I Senior  Certificates).   The
                                   principal  amounts  described   in  clause
                                   C(ii)  above will  be distributed,  if the
                                   Class II B Principal  Distribution Test is
                                   not met,  to the  extent of  the Group  II
                                   Available   Distribution    Amount   after
                                   payment of interest on the Group II Senior
                                   Certificates,  to  the   Group  II  Senior
                                   Certificateholders (but only to the extent
                                   of  the outstanding  principal balance  of
                                   the Group  II Senior Certificates).   With
                                   respect  to  each Group  of  Certificates,
                                   this should, unless  offset by other  cash
                                   flow insufficiencies due  to delinquencies
                                   and liquidation losses, have the effect of
                                   accelerating  the   amortization  of   the
                                   Senior  Certificates,  and   delaying  the
                                   amortization     of    the     Subordinate
                                   Certificates, from what  such amortization
                                   would  be  without   such  prioritization,
                                   thereby  increasing  the interest  in  the
                                   applicable Group of Contracts evidenced by
                                   the   Subordinate   Certificates.     With
                                   respect  to  each Group  of  Certificates,
                                   increasing the interest of the Subordinate
                                   Certificates  relative  to   that  of  the
                                   Senior   Certificates   is   intended   to
                                   preserve,   as   provided    herein,   the
                                   availability  on each  Remittance Date  of
                                   the  subordination  provided by  the  Sub-
                                   ordinate Certificates.   See  "Description
                                   of the Certificates."

Prepayment Considerations
  and Risks..................      In general,  the Contracts may  be prepaid
                                   at   any   time   without   penalty   and,
                                   accordingly,   the   rate   of   principal
                                   payments   thereon  is   likely  to   vary
                                   considerably  from  time  to  time.    The
                                   Offered  Certificates  may  be  sold at  a
                                   discount  to  their principal  amounts.  A
                                   slower than anticipated  rate of principal
                                   payments  on  the Contracts  is  likely to
                                   result in  a lower than  anticipated yield
                                   on  the Offered  Certificates if  they are
                                   purchased  at  a  discount.    See  "Yield
                                   Considerations"    and    "Maturity    and
                                   Prepayment    Considerations"    in    the
                                   Prospectus  and   "Yield  and   Prepayment
                                   Considerations" herein.

Subordination of the
  Senior Subordinate,
  Junior Subordinate
  and Class R Certificates...      With respect to the  Group I Certificates,
                                   the rights of  the holders of the  Class I
                                   A-6 Certificates to  receive distributions
                                   of interest and principal are subordinated
                                   to  the rights of the holders of the Group
                                   I Senior  Certificates, the rights  of the
                                   holders of the Class I B-1 Certificates to
                                   receive  distributions  of   interest  and
                                   principal are  subordinated to  the rights
                                   of  the  Group I  Senior  Certificates and
                                   Class I A-6 Certificates and the rights of
                                   the   holders   of   the   Class   I   B-2
                                   Certificates to  receive distributions  of
                                   interest and principal are subordinated to
                                   the   rights  of   the   Group  I   Senior
                                   Certificates, the Class I A-6 Certificates
                                   and  Class  I  B-1  Certificates.     With
                                   respect to the  Group II Certificates, the
                                   rights  of the holders of the Class II B-1
                                   Certificates to  receive distributions  of
                                   interest and principal are subordinated to
                                   the  rights of the holders of the Class II
                                   A-1  Certificates,   the  rights   of  the
                                   holders of  the Class II  B-2 Certificates
                                   to receive  distributions of  interest and
                                   principal are  subordinated to  the rights
                                   of  the  Class  II A-1  and  Class  II B-1
                                   Certificates,  and   the  rights   of  the
                                   holders of  the Class II  B-3 Certificates
                                   to receive  distributions of  interest and
                                   principal are  subordinated to  the rights
                                   of  the holders of the Class II A-1, Class
                                   II B-1 and Class II B-2 Certificates.  The
                                   subordination of any Class of Certificates
                                   is intended  to enhance the  likelihood of
                                   receipt  by  the holders  of  Certificates
                                   senior to  such Class  of Certificates  of
                                   the full  amount of the  scheduled monthly
                                   payments  of  interest  and  the  ultimate
                                   receipt of principal equal to the Original
                                   Certificate  Principal  Balance   of  such
                                   senior Class or Classes.

                                   See  "Description  of  the  Certificates--
                                   Group    I     Certificates    and     the
                                   Senior/Subordinate Structure" and "--Group
                                   II Certificates and the Senior/Subordinate
                                   Structure" herein.

Losses on Liquidated
  Contracts..................      As  described above,  the distribution  of
                                   principal  to  the holders  of  the Senior
                                   Certificates in each Group is intended  to
                                   include the Scheduled Principal Balance of
                                   each Contract  in the  related Group  that
                                   became  a Liquidated  Contract during  the
                                   Due Period immediately preceding the month
                                   of such distribution.   If the Liquidation
                                   Proceeds,  net   of  related   Liquidation
                                   Expenses,  from  such  Liquidated Contract
                                   are  less  than  the  Scheduled  Principal
                                   Balance of  such Liquidated  Contract, and
                                   accrued and unpaid  interest thereon, then
                                   to  the  extent  such  deficiency  is  not
                                   covered by any excess interest collections
                                   on non-defaulted Contracts, the deficiency
                                   may,  in  effect,   be  absorbed  by   the
                                   Subordinate Certificates  since a  portion
                                   of future  Available Distribution  Amounts
                                   funded by future  principal collections on
                                   the Contracts, up to the aggregate  amount
                                   of such deficiencies, that would otherwise
                                   have  been  distributable to  them  may be
                                   paid  to   the  holders   of  the   Senior
                                   Certificates. If the protection afforded to the holders of a Class of Subordinate
                                   Certificates by the subordination of one or more Classes of more junior Subordinate
                                   Certificates is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment.

                                   If  the  Group  I or  Group  II  Available
                                   Distribution  Amount,  as  applicable, for
                                   any Remittance Date  is not sufficient  to
                                   cover,    in    addition    to    interest
                                   distributable   to   the   related  Senior
                                   Certificateholders,  the  entire specified
                                   portion   of   the    applicable   Formula
                                   Principal        Distribution       Amount
                                   distributable   to    any   such    Senior
                                   Certificateholders then  entitled to  such
                                   payment on such  Remittance Date, then the
                                   amount  of  the   related  Pool  Scheduled
                                   Principal Balance available to the Class B
                                   Certificates  (i.e.,  such  Pool Scheduled
                                   Principal  Balance  less  the  Class  I  A
                                   Principal  Balance  or  the  Class  II   A
                                   Principal  Balance,   as  applicable)   on
                                   future Remittance  Dates will  be reduced.
                                   If,  because  of liquidation  losses,  the
                                   Pool  Scheduled  Principal  Balance  of  a
                                   Group  of   Contracts  were   to  decrease
                                   proportionately faster  than distributions
                                   to   the    related   Class    of   Senior
                                   Certificateholders   reduce   the  related
                                   Certificate Principal  Balance, the  level
                                   of    protection    afforded     by    the
                                   subordination of  the related  Subordinate
                                   Certificates (i.e., the  percentage of the
                                   Pool Scheduled Principal Balance available
                                   to such Subordinate Certificates) would be
                                   reduced.  On each Remittance Date, if any,
                                   on or after the date on which  the Class I
                                   A  Principal  Balance  equals  or  becomes
                                   greater than the  Pool Scheduled Principal
                                   Balance,  and so long  as the Class  I A-6
                                   Certificates are outstanding,  the Class I
                                   A-6  Certificateholders   will  bear   all
                                   losses  on Liquidated  Contracts (with  no
                                   ability  to  recover  the  amount  of  any
                                   liquidation  loss  from  future  principal
                                   collections on the  Contracts) and incur a
                                   loss on  their investment in  the Class  I
                                   A-6  Certificates.    On  each  Remittance
                                   Date,  if any,  on or  after  the date  on
                                   which  the  Deficiency Event  occurs,  the
                                   Group  I  Senior  Certificateholders  will
                                   receive only  their respective  percentage
                                   interest of  Liquidation Proceeds  (net of
                                   Liquidation Expenses) realized  in respect
                                   of Liquidated  Contracts, rather  than the
                                   Scheduled Principal Balances  thereof, and
                                   will   therefore   bear  all   losses   on
                                   Liquidated Contracts  (with no  ability to
                                   recover the amount of any liquidation loss
                                   from future  principal collections  on the
                                   Contracts)  and  incur  a  loss  on  their
                                   investment   in   the   Group   I   Senior
                                   Certificates.    See "Description  of  the
                                   Certificates--Group I Certificates and the
                                   Senior/Subordinate             Structure--
                                   Subordination  of   the  Group   I  Junior
                                   Subordinate  Certificates   and  Class   R
                                   Certificates" and "--Subordination  of the
                                   Group I Senior Subordinate Certificates" and "Yield and Prepayment Considerations."

Enhancement Payments to
  the Limited Guaranteed
  Certificates under the
  Limited Guarantee of
  CHI........................      In order  to  mitigate the  effect of  the
                                   subordination of the Class I B-2 and Class
                                   II B-3 Certificates and liquidation losses
                                   and  delinquencies on  the Contracts,  CHI
                                   will   initially    provide   a    Limited
                                   Guarantee.  Such Limited Guarantee may  be
                                   replaced by  an Alternate  Credit Enhance-
                                   ment.  See  "Alternate Credit Enhancement"
                                   herein    and    "Description    of    the
                                   Certificates--Alternate             Credit
                                   Enhancement."    Pursuant to  the  Limited
                                   Guarantee,  the  holders  of  the  Limited
                                   Guaranteed  Certificates  are  entitled to
                                   receive on each Remittance Date the amount
                                   equal to the Enhancement Payment, if  any.
                                   Prior to the Remittance Date (the "Initial
                                   Class I B-2 Principal Remittance Date") on
                                   which the Class I B-1 Principal Balance is
                                   reduced to  zero, the  Enhancement Payment
                                   will equal the  amount, if  any, by  which
                                   (a) the sum of (i) the Class I B-2 Formula
                                   Distribution Amount  (which will  be equal
                                   to one month's interest on the Class I B-2
                                   Principal  Balance)  for  such  Remittance
                                   Date and  (ii) the  Class I  B-2 Principal
                                   Liquidation Loss  Amount, if  any, exceeds
                                   (b) the amount (other than the Enhancement
                                   Payment)    that    will    otherwise   be
                                   distributed   on    the   Class    I   B-2
                                   Certificates on such  Remittance Date (the
                                   "Class  I B-2  Distribution Amount").   On
                                   each  Remittance  Date  on  or  after  the
                                   Initial Class  I B-2  Principal Remittance
                                   Date, the  Enhancement Payment  will equal
                                   the amount, if  any, by which the  Class I
                                   B-2  Formula  Distribution  Amount  (which
                                   will include both  interest and principal)
                                   exceeds  the  Class   I  B-2  Distribution
                                   Amount for such Remittance Date.  Prior to
                                   the Remittance Date (the "Initial Class II
                                   B-3 Principal  Remittance Date")  on which
                                   the Class  II  B-2  Principal  Balance  is
                                   reduced to  zero, the  Enhancement Payment
                                   will equal  the amount,  if any,  by which
                                   (a)  the sum  of  (i)  the  Class  II  B-3
                                   Formula Distribution Amount (which will be
                                   equal to one month's interest on the Class
                                   II   B-3  Principal   Balance)  for   such
                                   Remittance Date and (ii)  the Class II B-3
                                   Principal Liquidation Loss Amount, if any,
                                   exceeds  (b) the  amount  (other than  the
                                   Enhancement Payment)  that will  otherwise
                                   be  distributed  on   the  Class  II   B-3
                                   Certificates on such  Remittance Date (the
                                   "Class II  B-3 Distribution Amount").   On
                                   each Remittance Date on or after the Initial Class II B-3 Principal Remittance
                                   Date, the Enhancement Payment will equal the amount, if any, by which the Class II
                                   B-3 Formula Distribution Amount (which will include both interest and principal) exceeds the Class II B-3 Distribution
                                   Amount for such Remittance Date; provided, however, that the Enhancement Payment with respect to the Class II B-3 Certificates will not include amounts in respect of the Class II B-3 Net Funds Cap Carryover
                                   Amount.

                                   The  "Class  I B-2  Principal  Liquidation
                                   Loss Amount" for any  Remittance Date will
                                   equal the amount, if any, by which (a) the
                                   Group  I  Formula  Principal  Distribution
                                   Amount (exclusive  of the  portion thereof
                                   specified in clause (vi) of the definition
                                   of Formula Principal  Distribution Amount)
                                   for such Remittance  Date exceeds (b)  the
                                   amount  (exclusive   of  the   Enhancement
                                   Payment)  distributed   on  the   Group  I
                                   Certificates  on account  of principal  on
                                   such Remittance  Date.   The  Class I  B-2
                                   Principal    Liquidation    Loss    Amount
                                   represents  future  principal  payments on
                                   the   Contracts  that,   because  of   the
                                   subordination   of   the   Class   I   B-2
                                   Certificates and liquidation losses on the Contracts, will not be paid to the Class I B-2 Certificateholders from the assets of the Trust Fund but may be paid to the Class I B-2 Certificateholders in the form of an Enhancement Payment.

                                   The  "Class II  B-3 Principal  Liquidation
                                   Loss Amount" for  any Remittance Date will
                                   equal the amount, if any, by which (a) the
                                   Group  II  Formula  Principal Distribution
                                   Amount (exclusive  of the  portion thereof
                                   specified in clause (vi) of the definition
                                   of Formula Principal  Distribution Amount)
                                   for such  Remittance Date exceeds  (b) the
                                   amount  (exclusive   of  the   Enhancement
                                   Payment)  distributed  on   the  Group  II
                                   Certificates  on account  of principal  on
                                   such Remittance  Date.  The  Class II  B-3
                                   Principal    Liquidation    Loss    Amount
                                   represents  future  principal  payments on
                                   the   Contracts  that,   because  of   the
                                   subordination   of   the  Class   II   B-3
                                   Certificates and liquidation losses on the Contracts, will not be paid to the Class II B-3 Certificateholders from the assets of the Trust Fund but may be paid to the Class II B-3 Certificateholders in the form of an Enhancement Payment.

                                   The Limited Guarantee, if applicable, will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement.

                                   In  the   event  that,  on   a  particular
                                   Remittance Date, the Class I B-2 Distribu-
                                   tion  Amount   or   the   Class   II   B-3
                                   Distribution Amount, as applicable, in the
                                   applicable  Certificate  Account  plus any
                                   amounts  actually paid  under the  Limited
                                   Guarantee     or    Alternative     Credit
                                   Enhancement are not  sufficient to make  a
                                   full distribution of interest to the Class
                                   I  B-2 Certificateholder  or Class  II B-3
                                   Certificateholder,   as   applicable,  the
                                   amount of the deficiency will be carried forward as an amount that the Class I B-2 or Class II B-3 Certificateholders are entitled to receive on the next Remittance Date.

Alternate Credit
  Enhancement...............,      In  the  event   that,  at  CHI's  option,
                                   Alternate Credit  Enhancement (as  defined
                                   herein)  is   provided  and,   upon  prior
                                   written notice to  the Rating Agencies (as
                                   defined herein), the Rating Agencies shall
                                   have  notified   CHI,  the   Company,  the
                                   Servicer and  the Trustee in  writing that
                                   substitution  of  such   Alternate  Credit
                                   Enhancement for the Limited Guarantee will
                                   not result in  the downgrade or withdrawal
                                   of the then current rating of any class of
                                   the Certificates, and upon the delivery by
                                   CHI  to  the  Trustee  of  an  opinion  of
                                   counsel, acceptable  to the  Trustee, that
                                   such action would not  cause the Trust  to
                                   fail  to qualify as  a REMIC,  the Limited
                                   Guarantee  shall  be  released  and  shall
                                   terminate.       The   Alternate    Credit
                                   Enhancement   may  consist   of  cash   or
                                   securities deposited by  CHI or any  other
                                   person in  a segregated  escrow, trust  or
                                   collateral account or  a letter of credit,
                                   certificate  insurance  policy  or  surety
                                   bond  provided   by  a  third   party  (an
                                   "Alternate Credit Enhancement").   On each
                                   Remittance  Date  after  delivery  of  the
                                   Alternate Credit  Enhancement, an  amount,
                                   equal to the  lesser of  the amount  which
                                   would have been payable  under the Limited
                                   Guarantee and  the amount  available under
                                   such Alternate  Credit Enhancement,  shall
                                   be transferred  from such  account to  the
                                   applicable  Certificate  Account  to  make
                                   payments  to the Class  I B-2 or  Class II
                                   B-3   Certificates,   as   applicable  (an
                                   "Enhancement Payment"). CHI shall have no obligation to replace such enhancement once it has been exhausted.

Monthly Advance..............      For  each  Remittance Date,  the  Servicer
                                   will   be  obligated   to  make   advances
                                   ("Monthly Advances") in  respect of delin-
                                   quent scheduled payments  on the Contracts
                                   that  were due in the preceding Due Period
                                   and would, in the Servicer's judgment,  be
                                   recoverable  from  related  late payments,
                                   Liquidation    Proceeds    or   otherwise.
                                   Assuming  that  in  the  judgment  of  the
                                   Servicer  all delinquent  payments on  the
                                   Contracts were recoverable,  the amount of
                                   the  Monthly Advance paid out of the funds
                                   of the  Servicer is calculated  such that,
                                   if   it  is   made,  it   will   permit  a
                                   distribution    to    both    the   Senior
                                   Certificateholders     and     Subordinate
                                   Certificateholders undiminished by such delinquent payments. Monthly Advances are reimbursable to the Servicer as described under "Description of the Certificates--
                                   Advances."

Optional Repurchase of
  the Contracts by the
  Servicer...................      The  Company  (if  it  is  no  longer  the
                                   Servicer) and the Servicer will each have the option to purchase (the "Repurchase
                                   Option"), on any Remittance Date, from the Trust Fund all Contracts then outstanding and all other property in the Trust Fund if on the preceding Remittance Date the aggregate Pool Scheduled Principal Balance of both Groups was less than 10% of the Cut-off Date Pool Principal Balance. See
                                   "Description of the Certificates--Optional
                                   Termination" herein.

The Contracts................      Fixed  rate   and  variable   manufactured
                                   housing   installment   sales   contracts,
                                   installment    loan     agreements    (the
                                   "Manufactured   Housing   Contracts")  and
                                   mortgage loans ("the  Mortgage Loans" and,
                                   together  with  the  Manufactured  Housing
                                   Contracts,   the   "Contracts").       The
                                   Manufactured Housing Contracts are secured
                                   by  security  interests   in  manufactured
                                   homes,    as    defined     herein    (the
                                   "Manufactured Homes"), purchased  with the
                                   proceeds  of   the  Contracts   and,  with
                                   respect  to  certain of  the  Manufactured
                                   Housing  Contracts,  liens   on  the  real
                                   estate on  which the  related Manufactured
                                   Homes  are  located   (the  "Land-and-Home
                                   Contracts").    The   Mortgage  Loans  are
                                   secured by one- to four-family residential
                                   properties  (the  "Mortgaged Properties").
                                   The Contract  Pool conveyed  to the  Trust
                                   Fund  on the  Closing Date  (the "Contract
                                   Pool")  will  consist of  8,065  Contracts
                                   which  will  have an  aggregate  principal
                                   balance  as of the Cut-off Date of approx-
                                   imately  $220,117,610.63.   6,187  of  the
                                   Group I  and Group II Contracts, having an
                                   aggregate  unpaid  principal   balance  of
                                   approximately  $168,800,720.77  as  of the
                                   Cut-off  Date,  are  manufactured  housing
                                   installment sales contracts  originated by
                                   manufactured housing dealers and purchased
                                   by  the  Company  from  such  dealers   or
                                   originated  by the  Company.   Certain  of
                                   these dealers are  affiliates of CHI,  the
                                   parent  of  the  Company.    The   Company
                                   purchased  the  remaining  1,878 Contracts
                                   (the  "Acquired   Contracts")  having   an
                                   aggregate  unpaid  principal   balance  of
                                   approximately  $51,316,889.86  as  of  the
                                   Cut-off  Date,  from  different  financing
                                   companies and financial  institutions (the
                                   "Other Lenders"), as  described under "The
                                   Contract Pool" herein.   Approximately 903
                                   of  the   Acquired  Contracts   having  an
                                   aggregate  unpaid  principal   balance  of
                                   approximately  $35,974,819.93  as  of  the
                                   Cut-off Date (such Acquired Contracts, the
                                   "21st Century Contracts")  were originated
                                   or  acquired  by   21st  Century  Mortgage
                                   Corporation.   No more  than approximately
                                   3.01%  of the  Contracts  by Cut-off  Date
                                   Pool Principal Balance  were originated or
                                   acquired   by   any  one   Other   Lender.
                                   Approximately  3.67% of  the Contracts  by
                                   Cut-off Date  Pool Principal  Balance were
                                   Mortgage Loans.    The  Contracts,  as  of
                                   origination, were secured  by Manufactured
                                   Homes  located in 44  states and have been
                                   selected by the Company from the Company's
                                   portfolio    of    manufactured    housing
                                   installment sale contracts and installment
                                   loans on  the basis of  criteria specified
                                   in  the Agreement.   Monthly  or bi-weekly
                                   payments of principal and  interest on the
                                   Contracts will  be  due  on  various  days
                                   (each  a "Due  Date") throughout  each Due
                                   Period, as defined  herein.  Approximately
                                   33.03% of  the Contracts  by Cut-off  Date
                                   principal  balance  have  scheduled  level
                                   payments  of  principal and  interest  due
                                   every    two    weeks    (the   "Bi-weekly
                                   Contracts") and the remainder have one such payment due each month.

Group I Contracts............      The  Group  I  Contracts will  consist  of
                                   approximately 5,924  fixed rate  Contracts
                                   having  an   aggregate  unpaid   principal
                                   balance of  $151,848,253.76.  The  APRs on
                                   the Group I Contracts range from 7.990% to
                                   18.000%   with  a   weighted  average   of
                                   approximately  11.173%  each   as  of  the
                                   Cut-off Date.  The Group I Contracts had a
                                   weighted   average   term   to   scheduled
                                   maturity    as    of     origination    of
                                   approximately  202 months  and a  weighted
                                   average term  to scheduled maturity  as of
                                   the  Cut-off  Date  of  approximately  184
                                   months. The final scheduled payment date on the Group I Contract with the latest maturity is March 15, 2028. The Group I
                                   Contracts were originated from June 1984 through January 1998, inclusive.

Group II Contracts...........      This   Prospectus   Supplement    contains
                                   information  regarding   2,141  Group   II
                                   Contracts   with   an   aggregate   unpaid
                                   principal balance  of $68,269,356.87  (the
                                   "Group II  Contracts").  97.62%  and 0.34%
                                   of  the Group  II  Contracts by  aggregate
                                   unpaid principal  balance will  consist of
                                   variable   rate   Contracts   that  adjust
                                   annually and  semi-annually, respectively,
                                   based  on  the  monthly  average yield  on
                                   United States treasury securities adjusted
                                   to  a  constant  maturity of  five  years,
                                   1.17%  of  the   Group  II  Contracts   by
                                   aggregate unpaid principal  balance adjust
                                   annually  based  on  the  monthly  average
                                   yield on United States treasury securities
                                   adjusted  to a  constant  maturity of  one
                                   year (collectively,  the "CMT  Contracts")
                                   and  0.88% of  the  Group II  Contracts by
                                   aggregate unpaid principal  balance adjust
                                   semi-annually  based  on   other  indices.
                                   98.79% and 1.21% of the Group II Contracts
                                   by  aggregate  unpaid   principal  balance
                                   reset    annually    and    semi-annually,
                                   respectively.   51.78% and  46.18% of  the
                                   Group  II  Contracts by  aggregate  unpaid
                                   principal balance  as of the  Cut-off Date
                                   have   periodic   caps  of   2%   and  1%,
                                   respectively.    2.04%  of  the  Group  II
                                   Contracts  by  aggregate  unpaid principal
                                   balance as  of  the Cut-off  Date have  no
                                   periodic cap.  24.48%, 73.47% and 0.04% of
                                   the Group II Contracts by aggregate unpaid
                                   principal balance as  of the Cut-off  Date
                                   have  a  lifetime cap  of  5.0%, 6.0%  and
                                   7.5%,  respectively, plus,  in each  case,
                                   the  related initial  APR.   2.00%  of the
                                   Group II Contracts by aggregate unpaid principal balance as of the Cut-off Date have no lifetime cap.

                                   The APRs borne  by the Group  II Contracts
                                   have a weighted average reset frequency of
                                   11.927  months.   The  Group II  Contracts
                                   indexed  to one year CMT and five year CMT
                                   adjust  on  the  date  set  forth  in  the
                                   related  CMT (each,  a  "Change Date")  to
                                   equal the  sum of (i) the  monthly average
                                   yield on U.S. Treasury securities adjusted
                                   to  a  constant maturity  of one  year and
                                   five   years,   respectively,    as   made
                                   available  by  the Federal  Reserve  Board
                                   (the "Index") on a "lookback date" (a date
                                   specified in each Contract which occurs up
                                   to a  specified number of days  before the
                                   applicable  Change  Date)   and  (ii)  the
                                   number of basis  points set forth in  such
                                   Contract (the "Gross  Margin"), subject to
                                   rounding  and   to  the  effects   of  the
                                   Periodic Cap, the  applicable Lifetime Cap
                                   and the  applicable Lifetime  Floor.   The
                                   "Periodic Cap"  limits changes in  the APR
                                   for  each Group II Contract on each Change
                                   Date.  The  "Lifetime Cap" is the  maximum
                                   APR  that may  be  borne  by  a  Group  II
                                   Contract  over its  life.   The  "Lifetime
                                   Floor" is the minimum APR that may be borne by a Group II Contract over its life and is equal to the Gross Margin for such Group II Contract. The Group II Contracts do not provide for negative amortization.

                                   As  of  the  Cut-Off   Date,  the  average
                                   Contract Balance of the Group II Contracts
                                   was $31,886.67.  As  of the Cut-Off  Date,
                                   the initial APRs on the Group II Contracts
                                   ranged  from  8.000%  to  17.250%  with  a
                                   weighted average of  approximately 10.826%
                                   each as of the Cut-off Date.  The weighted
                                   average maximum  APR, excluding  Contracts
                                   without a Lifetime  Cap, of  the Group  II
                                   Contracts was 16.563%.   The maximum  APR,
                                   excluding  Contracts  without  a  Lifetime
                                   Cap, of the Group II Contracts ranged from
                                   13.750% to 23.250%.   The weighted average
                                   minimum APR of the  Group II Contracts was
                                   4.775%.   The minimum APRs of the Group II
                                   Contracts ranged from  -2.550% to 11.140%.
                                   The weighted  average Gross Margin  of the
                                   Group  II  Contracts   was  4.775%.    The
                                   minimum  Gross  Margin  of  the  Group  II
                                   Contracts  was  -2.550%  and  the  maximum
                                   Gross Margin of the Group II Contracts was
                                   11.140%.

                                   The  Group  II  Contracts had  a  weighted
                                   average term to  scheduled maturity as  of
                                   origination  of  approximately  201 months
                                   and a  weighted average term  to scheduled
                                   maturity  as  of   the  Cut-off  Date   of
                                   approximately  198  months.     The  final
                                   scheduled  payment date  on  the Group  II
                                   Contract with the latest  maturity is July
                                   15, 2030.    The Group  II Contracts  were
                                   originated  from  September  1985  through
                                   January 1998, inclusive.

                                   See "The Contract  Pool" herein and "Yield
                                   Considerations"  in the  Prospectus.   The
                                   Agreement   requires   the   Servicer   to
                                   maintain  one  or   more  standard  hazard
                                   insurance  policies with  respect to  each
                                   Manufactured    Home    (other    than   a
                                   Manufactured Home  in repossession)  in an
                                   amount at least equal to the lesser of its
                                   maximum insurable  value or  the remaining
                                   principal balance on the related Contract.
                                   The standard hazard insurance policies, at
                                   a minimum,  are required  to provide  fire
                                   and   extended  coverage   on  terms   and
                                   conditions   customary   in   manufactured
                                   housing  hazard  insurance  policies, with
                                   customary  deductible amounts.   No  other
                                   insurance policies  will be  provided with
                                   respect to  any Contract  or the  Contract
                                   Pool.       See   "Description    of   the
                                   Certificates--Servicing"       in      the
                                   Prospectus.

Security Interests and
  Mortgages on the
  Manufactured Homes;
  Repurchase or
  Substitution Obligations...      In  connection with  the  transfer of  the
                                   Contracts to the Trustee, the Company will
                                   assign  the  security   interests  in  the
                                   Manufactured Homes or, with respect to the
                                   Land-and-Home Contracts, the  liens on the
                                   real  property on  which the  Manufactured
                                   Homes  are located  to the  Trustee.   The
                                   Servicer, with the cooperation of the Company, is required to take such steps as are necessary to perfect and maintain perfection of the security interest in each Manufactured Home, but as long as the Company is the Servicer, the Servicer will not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any instrument relating to any Manufactured
                                   Home (other than a notation or a transfer instrument necessary to show the Company as the lienholder or legal titleholder).

                                   Consequently,  the  security  interests in
                                   the Manufactured  Homes in  certain states
                                   may not be effectively transferred to  the
                                   Trustee  or perfected.  See "Risk Factors-
                                   -Security Interests  and Mortgages  on the
                                   Manufactured Homes" in the Prospectus.  To
                                   the  extent  such   security  interest  is
                                   perfected and  is effectively  transferred
                                   to the  Trustee, the  Trustee will  have a
                                   prior claim over  subsequent purchasers of
                                   the Manufactured  Home, holders  of subse-
                                   quently perfected  security interests  and
                                   creditors of the Company.   Under the laws
                                   of   most   states,   Manufactured   Homes
                                   constitute    personal    property,    and
                                   perfection of  a security interest  in the
                                   Manufactured Home  is obtained,  depending
                                   on applicable state law, either by  noting
                                   the security  interest on  the certificate
                                   of title for  the Manufactured Home or  by
                                   filing  a  financing statement  under  the
                                   Uniform   Commercial   Code.      If   the
                                   Manufactured   Home   were   relocated  to
                                   another state without re-perfection of the
                                   security interests, or if the Manufactured
                                   Home were to  become attached to  its site
                                   and  a determination  were  made that  the
                                   security  interest  was  subject  to  real
                                   estate  title and recording  laws, or as a
                                   result of fraud or negligence, the Trustee
                                   could  lose its  prior perfected  security
                                   interest in a Manufactured  Home.  Federal
                                   and state consumer  protection laws impose
                                   requirements upon creditors  in connection
                                   with extensions of  credit and collections
                                   on   installment   sales   contracts,  and
                                   certain of these laws  make an assignee of
                                   such a  contract, such as  the Trust Fund,
                                   liable to  the  obligor  thereon  for  any
                                   violation by the  lender.  The  Company is
                                   obligated, subject  to certain  conditions
                                   described   under   "Description   of  the
                                   Certificates--Conveyance of  Contracts" to
                                   repurchase   or,   at   its   option,   to
                                   substitute  another   contract  for,   any
                                   Contract as  to  which it  has  failed  to
                                   perfect   a  security   interest  in   the
                                   Manufactured Home securing  such Contract,
                                   or  as to  which a  breach  of federal  or
                                   state   laws   exists   if   such   breach
                                   materially adversely affects the Trustee's
                                   interest  in  the  Contract,  unless  such
                                   failure or breach has been cured within 90
                                   days  from notice  of  such  breach.   See
                                   "Risk   Factors--Security  Interests   and
                                   Mortgages on the  Manufactured Homes," "--
                                   Consumer Protection Laws and Other Limita-
                                   tions  on  Lenders"   and  "--Priority  of
                                   Possible  Tennessee   Tax  Lien"   in  the
                                   Prospectus.

                                   The Company generally will  not record the
                                   assignment to the Trustee of the mortgages
                                   or deeds  of trust securing  the Land-and-
                                   Home Contracts because of  the expense and
                                   administrative   inconvenience   involved.
                                   With  respect to  the Mortgage  Loans, the
                                   Company will record the  assignment to the
                                   Trustee of the mortgages or deeds of trust
                                   securing  the  Mortgaged Property  in  the
                                   name  of the Trustee.  See "Risk Factors--
                                   Security  Interests   and  Certain   Other
                                   Aspects  of the  Contracts"  herein for  a
                                   description   of   certain  considerations
                                   relating to the assignment of liens on the
                                   real   property   securing   Land-and-Home
                                   Contracts and Mortgage Loans.

Certain Federal Income
  Tax Consequences...........      For federal income tax purposes, the Trust
                                   Fund will  be  treated as  a  real  estate
                                   mortgage  investment   conduit  ("REMIC").
                                   The Group I and Group II Certificates will
                                   constitute  "regular  interests"   in  the
                                   REMIC  and generally  will  be treated  as
                                   debt  instruments  of the  Trust  Fund for
                                   federal income  tax purposes  with payment
                                   terms  equivalent  to  the terms  of  such
                                   Certificates. The Class R Certificate will
                                   be treated  as the  residual interest  for
                                   federal income tax  purposes.  The Offered
                                   Certificates may  be issued  with original
                                   issue  discount  for  federal  income  tax
                                   purposes.  For purposes of determining the
                                   amount and the rate of accrual of original
                                   issue  discount and  market discount,  the
                                   Company intends to  assume that there will
                                   be prepayments on the  Contracts at a rate
                                   equal  to 200% of the Prepayment Model (as
                                   defined herein) for  the Group I Contracts
                                   and 225% of the  Prepayment Model for  the
                                   Group II Contracts.  No representation  is
                                   made  as  to  whether the  Contracts  will
                                   prepay  at that  rate  or any  other rate.
                                   See    "Certain    Federal    Income   Tax
                                   Consequences"    herein    and    in   the
                                   Prospectus.

ERISA Considerations.........      A  fiduciary of  an employee  benefit plan
                                   subject to the  Employee Retirement Income
                                   Security   Act   of   1974,   as   amended
                                   ("ERISA"), or Section 4975 of the Internal
                                   Revenue  Code  of  1986,  as amended  (the
                                   "Code"), should carefully  review with its
                                   legal  advisors  whether the  purchase  or
                                   holding of  the Senior  Certificates could
                                   give rise  to a transaction  prohibited or
                                   not otherwise  permissible under  ERISA or
                                   the  Code.    See  "ERISA  Considerations"
                                   herein and in the Prospectus.

                                   An  employee  benefit plan  or  other plan
                                   subject to  ERISA and/or  Section 4975  of
                                   the Code will not be permitted to purchase
                                   or  hold   the  Subordinate   Certificates
                                   unless  the  certification or  opinion  of
                                   counsel     described     under     "ERISA
                                   Considerations"   is   delivered   to  the
                                   Trustee.     See  "ERISA   Considerations"
                                   herein and in the Prospectus.

Legal Investment
  Considerations.............      The   Class  II  A-1   and  Class  II  B-1
                                   Certificates  will  constitute   "mortgage
                                   related  securities"  under  the Secondary
                                   Mortgage  Market Enhancement  Act of  1984
                                   and, as such, will  be "legal investments"
                                   for   certain   types   of   institutional
                                   investors to the extent provided in the Act.

                                   The Group I Certificates, the Class II B-2
                                   Certificates   and   the  Class   II   B-3
                                   Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities which are "mortgage related securities" may not be legally authorized to invest in such Classes of Certificates.

                                   See   "Legal  Investment   Considerations"
                                   herein and in the Prospectus.

Rating.......................      It is a  condition to the issuance  of the
                                   Senior  Certificates  that they  be  rated
                                   "Aaa" by  Moody's Investors  Service, Inc.
                                   ("Moody's") and "AAA" by Fitch IBCA,  Inc.
                                   ("Fitch" and,  together with  Moody's, the
                                   "Rating Agencies").  It is a  condition to
                                   the  issuance  of the  Senior  Subordinate
                                   Certificates that  they be rated  at least
                                   "Aa3" by Moody's  and "AA-" by Fitch.   It
                                   is  a  condition to  the  issuance of  the
                                   Junior Subordinate Certificates  that they
                                   be rated  at least  "Baa2" by Moody's  and
                                   "BBB"  by  Fitch.    The  Company has  not
                                   requested a rating  on the Certificates by
                                   any rating  agency other  than Moody's  or
                                   Fitch.  However, there can be no assurance
                                   as to whether any other rating agency will
                                   rate the Certificates, or if it does, what
                                   rating would be assigned by any such other
                                   rating  agency.  A rating on any or all of
                                   the Offered Certificates  by certain other
                                   rating agencies,  if assigned at  all, may
                                   be lower than the ratings assigned to such
                                   Certificates by  the Rating  Agencies.   A
                                   security rating is not a recommendation to
                                   buy, sell  or hold  securities and  may be
                                   subject to revision  or withdrawal at  any
                                   time.  The rating of the Limited Guarantee
                                   Certificates  is  based   in  part  on  an
                                   assessment  of   CHI's  ability   to  make
                                   payments under the Limited Guarantee.  Any
                                   change in Moody's or Fitch's assessment of
                                   CHI's ability to  make payments under  the
                                   Limited   Guarantee   may  result   in   a
                                   reduction  of the  rating  of the  Limited
                                   Guarantee Certificates.   See "Ratings" in
                                   the Prospectus.

Registration of the
  Offered Certificates.......      The Offered Certificates initially will be
                                   represented by certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company
                                   ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof.

                                   Certificates   representing   the  Offered
                                   Certificates will be  issued in definitive
                                   form only under  the limited circumstances
                                   described herein.   All  references herein
                                   to "holders"  or "holders  of the  Offered
                                   Certificates" shall reflect  the rights of
                                   Owners of the Offered Certificates as they
                                   may   indirectly   exercise   such  rights
                                   through DTC in the United States, or Cedel
                                   Bank,  soci t   anonyme ("Cedel")  or  the
                                   Euroclear System ("Euroclear"), in Europe,
                                   and participating members  thereof, except
                                   as otherwise specified herein.   See "Risk
                                   Factors"   and    "Description   of    the
                                   Certificates--Registration of  the Offered
                                   Certificates" herein and "Description of the Certificates--Global Certificates" in the Prospectus.



                                 RISK FACTORS

     Prospective investors in the Offered Certificates should consider among other things, the following special considerations and the special considerations in the Prospectus in connection with the purchase of the Offered Certificates. See "Risk Factors" in the Prospectus.

     1. General. An investment in the Offered Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts. The geographic location of the Manufactured Homes is set forth under "The Contract Pool" herein. As set forth under "The Contract Pool," approximately 20.13%, 13.19%, 11.06%, 8.06%, 7.43% and 5.15% of the
Group I Contracts by outstanding principal balance are located in Texas, North Carolina, Tennessee, South Carolina, Florida and Louisiana, respectively. As set forth under "The Contract Pool," approximately 21.85%, 20.07%, 15.37%, 10.54%, 7.26% and 5.72% of the Group II Contracts by
outstanding principal balance are located in North Carolina, Texas, Tennessee, South Carolina, Kentucky and Virginia, respectively. See "The Trust Fund--The Contract Pools" in the Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of the Manufactured Homes could be or become lower than the principal balances of the related Contracts. See "The Contract Pool" herein.

     With  respect to  each  Group of  Certificates,  high delinquencies  and liquidation losses on the Contracts related to such Group will have the effect of reducing, and could eliminate, the protection against loss afforded by, with respect to the Senior Certificates, the subordination of the Subordinate Certificates and Class R Certificates, and with respect to the Senior Subordinate Certificates, the subordination of the Junior Subordinate Certificates and Class R Certificates. If such protection is eliminated, the Senior Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See "--Subordination of the Senior Subordinate Certificates" and "--Subordination of the Junior Subordinate and Class R Certificates." With respect to the Senior Subordinate Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded the Senior Subordinate Certificates by the subordination of the Junior Subordinate and Class R Certificates. If such protection is eliminated, the Senior Subordinate Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. With respect to the Limited Guarantee Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the collections of interest, if any, on the Contracts in excess of the aggregate amount of interest due to be distributed on the Offered Certificates, which excess interest amount, if any, would otherwise be distributable on the Class R Certificate. If such protection is eliminated and CHI fails to make payments as required under the Limited Guarantee or the Alternate Credit Enhancement is less than the Class I B-2 or Class II B-3 Formula Distribution Amount, as applicable, the Class I B-2 or Class II B-3 Certificateholders, as applicable, will bear the risk of losses on the Contracts.

     Certain statistical information relating to the losses experienced by the Company and its affiliates upon the liquidation of certain manufactured housing contracts is set forth herein under "Vanderbilt Mortgage and Finance, Inc." Such statistical information relates only to certain manufactured housing contracts serviced by the Company during the periods indicated and is included herein only for illustrative purposes. There is no assurance that the Contracts will have the characteristics that are similar to the manufactured housing contracts to which such statistical information relates. In addition, the losses experienced upon recovery of principal upon the liquidation of manufactured housing contracts historically have been sharply affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon liquidation. In light of the foregoing, no assurance can be given that the losses experienced upon the liquidation of defaulted Contracts will be similar to any statistical information contained herein under "Vanderbilt Mortgage and Finance, Inc." See "The Trust Fund--The Contract Pools" in the Prospectus.

     2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. In the event a Contract is prepaid in full, interest on such Contract will cease to accrue on the date of prepayment. If such prepayments and related interest shortfalls were sufficiently high in a month, the Group I or Group II Available Distribution Amount, as applicable, for the next Remittance Date could be less than the amount of principal and interest that would be distributable to the Group I or Group II Certificateholders, as applicable, in the absence of such shortfalls. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

     3. Limited Obligations. The Offered Certificates will not represent an interest in or obligation of the Company or any Servicer. The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriters or any of their affiliates, or the Company or any of its affiliates (except to the extent of the Limited Guarantee of CHI in respect of the Limited Guarantee Certificates) and will be payable only from amounts held in the Trust Fund.

     4. Limited Liquidity. There can be no assurance that a secondary market will develop for any Class of Offered Certificates or, if it does develop, that it will provide the holders of the Offered Certificates with liquidity of investment or that it will remain for the term of the Offered Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Registration of the Offered Certificates" herein. The Group I Certificates, the Class II B-2 Certificates and the Class II B-3 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA Securities will not be able to invest in the Group I Certificates, the Class II B-2 Certificates and the Class II B-3 Certificates, limiting the market for such securities.

     5. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the contracts or may limit the amount realized to less than the amount due. See "Risk Factors--Security Interests and Mortgages on the Manufactured Homes" and "--Consumer Protection Laws and Other Limitations on Lenders" in the Prospectus.

     6. Certain Matters Relating to Insolvency. The bankruptcy or insolvency of the Company could have certain consequences for the holders of the Offered Certificates. See "Risk Factors--Certain Matters Relating to Insolvency" in the Prospectus.

     7.   Priority of  Possible  Tennessee Tax  Lien.   See  "Risk  Factors--
Priority of Possible Tennessee Tax Lien" in the Prospectus.

     8.  Louisiana Law.  See "Risk Factors--Louisiana Law" in the Prospectus.

     9.   Limitations on Subordination.   See  "Risk Factors--Limitations  on
Subordination" in the Prospectus.

     10. Difficulty in Pledging. Since transactions in the Offered Certificates can be effected only through The Depository Trust Company ("DTC"), Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of an Owner of the Offered Certificates to pledge an Offered Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take action in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates- -Registration of the Offered Certificates" herein.

     11. Potential Delays in Receipt of Distributions. Owners of the Offered Certificates may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein), which will thereafter credit them to the accounts of Owners of the Offered Certificates either directly or indirectly through indirect participants. See "Description of the Certificates--Registration of the Offered Certificates" herein.

     12. Limited Guarantee of CHI. The Limited Guarantee, if applicable, will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement. See "Incorporation of Certain Documents of CHI by Reference" in the Prospectus.

     13. Alternate Credit Enhancement. If CHI has replaced the Limited Guarantee with an Alternate Credit Enhancement and such Alternate Credit Enhancement is exhausted, CHI has no obligation to replace such enhancement. Consequently, the Limited Guarantee Certificates may bear a greater risk of loss on the Contracts than if the Limited Guarantee was in place and CHI was able to make payments pursuant to the Limited Guarantee.

     14. Basis Risk. The majority of Group II Contracts accrue interest at variable rates based primarily on changes in the monthly average yield on United States treasury securities adjusted to a constant maturity of five years ("CMT Rate") as described herein and such interest rate is adjusted semi-annually or annually. The Group II Certificates, however, accrue interest at variable rates based on changes in LIBOR or the Net Funds Cap in certain instances and the interest rate of the Group II Certificates is adjusted monthly. As a result, there may be periods during which the weighted average rate at which the Group II Contracts are accruing interest may not reflect the then current spread between the CMT Rate (assuming the interest rate on all Group II Contracts is adjusted monthly) and LIBOR. Accordingly, the amount of collections with respect to interest on the Group II Contracts available to pay the interest requirement on the Group II Certificates (which may have increased) and other amounts due on the Group II Certificates during such period may be less than would be the case if the interest rate on the Group II Contracts were adjusted monthly.


                              THE CONTRACT POOL

     All of the Contracts in the Trust Fund (the "Contract Pool") will be purchased or originated by the Company. Each Contract will be a manufactured housing installment sales contract or installment loan agreement or a mortgage loan. The statistical information presented in this Prospectus Supplement concerning the Contract Pool is based on the Contract Pool of Contracts as of the Cut-off Date.

     A description of the Company's general practice with respect to the origination or purchase, on an individual basis, of manufactured housing contracts is set forth under "Underwriting Policies" in the Prospectus.

     Under the Agreement, the manufactured homes securing the Contracts (the "Manufactured Homes") are required to comply with the requirements of certain federal statutes which generally would require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes would also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes are also required to include the plumbing, heating, air conditioning, and electrical systems therein. Management of the Company estimates that in excess of 95% of the Manufactured Homes are used as primary residences by the Obligors under the Contracts secured by such Manufactured Homes.

     The Agreement requires the Servicer to maintain hazard insurance policies with respect to each Manufactured Home in the amounts and manner set forth herein under "Description of the Certificates--Servicing" in the Prospectus. Generally, no other insurance will be maintained with respect to the Manufactured Homes, the Contracts or the Contract Pool.

     The Company will cause to be conveyed to the Trustee the Contracts and all rights to receive payments on the Contracts that have not been received prior to January 26, 1998, including any such payments that were due prior to such date but were not received prior to such date. Payments due on or after January 26, 1998, that have been received by the Company prior to January 26, 1998 will be the property of the Company and will not be part of the Trust Fund. The Servicer will retain physical possession of the Contract documents (other than certain documents related to the Land-and-Home Contracts and the Mortgage Loans which will be held by a custodian on behalf of the Trustee). See "Description of the Certificates--Conveyance of Contracts" herein.

     The Contract Pool will have an aggregate principal balance as of the Cut-off Date of approximately $220,117,610.63 consisting of 8,065 Contracts. Each Contract was originated on or after June 1984. 6,187 of the Contracts, having an aggregate unpaid principal balance of approximately $168,800,720.77 as of the Cut-off Date, are manufactured housing installment sale contracts originated by manufactured housing dealers and purchased by the Company from such dealers or originated by the Company. Certain of these dealers are affiliates of CHI, the parent of the Company. The Company purchased the remaining 1,878 Contracts (the "Acquired Contracts") from Other Lenders.

      Approximately 903 of the Acquired Contracts (the "21st Century Contracts") having an aggregate unpaid principal balance of approximately $35,974,819.93 as of the Cut-off Date were originated or acquired by 21st Century Mortgage Corporation, a Delaware corporation ("21st Century"). The 21st Century Contracts constitute approximately 16.34% of the Contract Pool by aggregate unpaid principal balance as of the Cut-off Date. 21st Century was founded in 1995 for the origination, acquisition and servicing of manufactured housing contracts like the Contracts. Certain of the officers of 21st Century were previously officers of the Company and the President of the Company is on the Board of Directors of 21st Century. CHI is a minority stockholder of 21st Century. 21st Century will act as subservicer for the 21st Century Contracts. The Servicer, however, will remain primarily liable for the servicing of the 21st Century Contracts. The underwriting standards employed by 21st Century are similar to the standards used by the Company. No more than approximately 3.01% of the Contract Pool by aggregate unpaid principal balance as of the Cut-off Date were originated by any one Other Lender.

     Approximately 9.55% of the Contracts by Cut-off Date Pool Principal Balance having an aggregate unpaid principal balance of $21,028,824.53 are Land-and-Home Contracts.

     Approximately 3.67% of the Contracts by Cut-off Date Pool Principal Balance having an aggregate unpaid principal balance of $8,083,080.83 are Mortgage Loans.

     Approximately 33.03% of the Contracts (the "Bi-weekly Contracts") by principal balance as of the Cut-off Date have bi-weekly scheduled payments of principal and interest, and the remainder of the Contracts have monthly scheduled payments of principal and interest. Under a Bi-weekly Contract the obligor authorizes the Company to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates such account or the authorization of the Company to debit such account, then such Bi-weekly Contract is converted to a Contract with scheduled monthly payments.

     Approximately 0.76% of the Contracts by principal balance as of the Cut-off Date provide for an annual increase in monthly payments over the first five years of the term of the Contract with an original Contract term of 36 years, providing initially for lower monthly payments than if the contract were of a shorter term (collectively, the "Escalating Principal Payment Contracts"). The Escalating Principal Payment Contracts automatically convert to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a twelve year term with respect to the 36-year original term. There is no period in which the Escalating Principal Payment Contracts have negative amortization.

     Each Contract in Group I has a fixed annual percentage rate of interest (the "APR") and, except for the Escalating Principal Payment Contracts, generally provides for level payments over the term of such Contract. Each Contract in Group II has an adjustable APR, as further described herein. Each Contract fully amortizes the principal balance of the Contract over the term of the Contract. All of the Contracts are actuarial obligations. The portion of each scheduled payment for any Contract allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest (or 14 days' interest in the case of a Bi-weekly Contract) on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months (whether or not such scheduled payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly or bi-weekly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such scheduled payments are received in advance of or subsequent to their Due Dates. All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received to current and any previously unpaid scheduled monthly payments in the order of the Due Dates of such payments and any payments that exceed the amount necessary to bring the Contract current are applied to the partial prepayment of principal of the Contract.

      In certain instances, the Company finances the purchase of the Manufactured Home and takes as additional security a Mortgage on the property on which the Manufactured Home is located or, in certain cases, a Mortgage on other property pledged on behalf of the Obligor. The Company may also take a Mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit, or as additional security. Approximately 14.69% of the Contracts by outstanding principal balance as of the Cut-off Date are secured by a Mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" in the Prospectus.

GROUP I CONTRACTS

     60.66% of the Group I Contracts by aggregate unpaid principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Group I Contracts were originated and 39.34% of the Group I Contracts by aggregate unpaid principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Group I Contracts were originated. Each Group I Contract has an APR of at least 7.990% and not more than 18.000%. The weighted average APR of the Group I Contracts as of the Cut-off Date is approximately 11.173%. The Group I Contracts have remaining maturities as of the Cut-off Date of at least 48 months but not more than 360 months and original maturities of at least 48 months but not more than 360 months. As of the Cut-off Date, the Group I Contracts had a weighted average original term to scheduled maturity of approximately 202 months, and a weighted average remaining term to scheduled maturity of approximately 184 months. The remaining term to stated maturity of a Group I Contract is as of the Cut-off Date. The average outstanding principal balance of the Group I Contracts as of the Cut-off Date was approximately $25,632.72. The weighted average loan-to-value ratio at the time of origination of the Group I Contracts was approximately 85.623%. Generally, "value" in such calculation is equal to the sum of the down payment (which includes the value of any trade-in unit), the original amount financed on the related Group I Contract, which may include sales and other taxes, and, in the case of a Land-and-Home Contract, the value of the land securing the Group I Contract as estimated by the dealer. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Group I Contracts are secured by Manufactured Homes and real estate located in 44 states. Approximately 20.13%, 13.19%, 11.06%, 8.06%, 7.43% and 5.15%
of the Group I Contracts by aggregate unpaid principal balance were secured by Manufactured Homes or real estate located in Texas, North Carolina, Tennessee, South Carolina, Florida and Louisiana, respectively. No other state represented more than 4.66% of the Group I Contracts by aggregate unpaid principal balance as of the Cut-off Date.


                              GROUP I STATISTICS

     Set forth below is a description of certain additional characteristics of the Group I Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.

            GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF
                       ORIGINATION - GROUP I CONTRACTS


                                                                                       Percentage of
                                                                                     Group I Contracts
                                     Number of             Aggregate Principal         by Outstanding
                                     Contracts             Balance Outstanding       Principal Balance
State                            As of Cut-off Date        As of Cut-off Date       As of Cut-off Date
-----                            ------------------        -------------------      ------------------
Alabama                                 210                   $   4,469,587                    2.94%
Arizona                                  36                       1,204,012                    0.79%
Arkansas                                 43                       1,418,902                    0.93%
California                               15                         722,641                    0.48%
Colorado                                 52                       1,662,238                    1.09%
Connecticut                               1                         182,323                    0.12%
Delaware                                 11                         354,204                    0.23%
Florida                                 388                      11,276,041                    7.43%
Georgia                                 157                       3,098,823                    2.04%
Idaho                                     5                         298,418                    0.20%
Illinois                                  6                         136,280                    0.09%
Indiana                                  39                       1,140,741                    0.75%
Iowa                                      6                         188,301                    0.12%
Kansas                                    2                          34,196                    0.02%
Kentucky                                207                       4,027,220                    2.65%
Louisiana                               553                       7,822,069                    5.15%
Maryland                                 12                         471,799                    0.31%
Massachusetts                             1                          39,655                    0.03%
Michigan                                 86                       2,573,043                    1.69%
Minnesota                                 7                         227,660                    0.15%
Mississippi                              80                       1,478,356                    0.97%
Missouri                                 87                       2,081,663                    1.37%
Montana                                   8                         337,239                    0.22%
Nebraska                                  1                          10,722                    0.01%
Nevada                                    5                         178,648                    0.12%
New Jersey                               10                         392,313                    0.26%
New Mexico                               34                       1,591,067                    1.05%
New York                                 96                       3,015,254                    1.99%
North Carolina                          834                      20,035,288                   13.19%
Ohio                                    215                       6,705,595                    4.42%
Oklahoma                                 41                       1,415,563                    0.93%
Oregon                                    6                         190,927                    0.13%
Pennsylvania                            133                       3,484,257                    2.29%
Rhode Island                              2                          31,541                    0.02%
South Carolina                          474                      12,234,702                    8.06%
Tennessee                               760                      16,794,650                   11.06%
Texas                                   907                      30,570,328                   20.13%
Utah                                      3                         154,098                    0.10%
Vermont                                   1                          43,738                    0.03%
Virginia                                296                       7,082,569                    4.66%
Washington                                6                         305,979                    0.20%
West Virginia                            80                       2,189,575                    1.44%
Wisconsin                                 3                          65,706                    0.04%
Wyoming                                   5                         110,327                    0.07%
                                      -----                    ------------                  -------
  Total                               5,924                    $151,848,254                  100.00%
                                      =====                    ============                  =======



            YEARS OF ORIGINATION OF CONTRACTS - GROUP  I CONTRACTS


                                                                                    Percentage of
                                 Number of                                        Group I Contracts
                                 Contracts              Aggregate Principal         by Outstanding
                                   As of                Balance Outstanding       Principal Balance
Year of Origination            Cut-off Date             As of Cut-off Date        As of Cut-off Date
-------------------            ------------             -------------------       ------------------
1984  . . . . . . . . . . .           1                 $       17,554                      0.01%
1985  . . . . . . . . . . .           4                         84,586                      0.06%
1986  . . . . . . . . . . .          21                        252,309                      0.17%
1987  . . . . . . . . . . .         272                      3,107,956                      2.05%
1988  . . . . . . . . . . .          76                        909,700                      0.60%
1989  . . . . . . . . . . .         140                      1,791,971                      1.18%
1990  . . . . . . . . . . .         428                      3,475,725                      2.29%
1991  . . . . . . . . . . .         409                      5,233,270                      3.45%
1992  . . . . . . . . . . .         964                     17,198,777                     11.33%
1993  . . . . . . . . . . .         109                      1,975,239                      1.30%
1994  . . . . . . . . . . .           4                        112,545                      0.07%
1995  . . . . . . . . . . .          19                        520,263                      0.34%
1996  . . . . . . . . . . .          62                      2,528,622                      1.67%
1997  . . . . . . . . . . .       2,968                    100,434,207                     66.14%
1998  . . . . . . . . . . .         447                     14,205,530                      9.36%
                                  -----                   ------------                    -------
  Total . . . . . . . . . .       5,924                   $151,848,254                    100.00%
                                  =====                   ============                    =======




        DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS - GROUP I CONTRACTS


                                                                                      Percentage of
                                          Number of             Aggregate           Group I Contracts
                                          Contracts         Principal Balance        by Outstanding
Original Contract Amount                    As of              Outstanding          Principal Balance
        (in Dollars)                    Cut-off Date        As of Cut-off Date     As of Cut-off Date
-------------------------------------   ------------        ------------------     ------------------
$      0.01    -      5,000.00  . . .            2              $        8,952              0.01%
$  5,000.01    -     10,000.00  . . .          126                     887,102              0.58%
$ 10,000.01    -     15,000.00  . . .          724                   7,071,239              4.66%
$ 15,000.01    -     20,000.00  . . .        1,315                  17,380,050             11.45%
$ 20,000.01    -     25,000.00  . . .        1,065                  20,052,883             13.21%
$ 25,000.01    -     30,000.00  . . .          741                  18,512,572             12.19%
$ 30,000.01    -     35,000.00  . . .          502                  15,283,330             10.06%
$ 35,000.01    -     40,000.00  . . .          384                  13,691,534              9.02%
$ 40,000.01    -     45,000.00  . . .          263                  10,744,687              7.08%
$ 45,000.01    -     50,000.00  . . .          220                  10,071,107              6.63%
$ 50,000.01    -     55,000.00  . . .          149                   7,696,248              5.07%
$ 55,000.01    -     60,000.00  . . .          119                   6,722,328              4.46%
$ 60,000.01    -     65,000.00  . . .           79                   4,870,643              3.21%
$ 65,000.01    -     70,000.00  . . .           74                   4,961,157              3.27%
$ 70,000.01    -     75,000.00  . . .           51                   3,671,807              2.42%
$ 75,000.01    -     80,000.00  . . .           30                   2,312,742              1.52%
$ 80,000.01    -     85,000.00  . . .           21                   1,723,489              1.14%
$ 85,000.01    -     90,000.00  . . .           24                   2,094,765              1.38%
$ 90,000.01    -     95,000.00  . . .            2                     184,366              0.12%
$ 95,000.01    -    100,000.00  . . .            8                     782,491              0.52%
$100,000.01    -    105,000.00  . . .            8                     817,592              0.54%
$105,000.01    -    110,000.00  . . .            4                     428,152              0.28%
$110,000.01    -    115,000.00  . . .            2                     224,897              0.15%
$115,000.01    -    120,000.00  . . .            1                     115,087              0.08%
$120,000.01    -    125,000.00  . . .            3                     369,472              0.24%
$125,000.01    -    130,000.00  . . .            1                     125,209              0.08%
$130,000.01    -    135,000.00  . . .            1                     130,991              0.09%
$135,000.01 or Greater  . . . . . . .            5                     863,361              0.57%
                                             -----                ------------            -------
  Total . . . . . . . . . . . . . . .        5,924                $151,848,254            100.00%
                                             =====                ============            =======




     DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS(1) - GROUP I CONTRACTS


                                                     Number          Aggregate        Percentage of
                                                       of            Principal      Group I Contracts
                                                    Contracts         Balance         by Outstanding
                                                      As of         Outstanding     Principal Balance
                    Original                         Cut-off       As of Cut-off      As of Cut-off
              Loan-to-Value Ratio                     Date             Date                Date
-----------------------------------------------     ---------      -------------    -----------------
Less than 61.000% . . . . . . . . . . . . . . .         400     $   8,389,527               5.52%
   61.000% - 65.999%  . . . . . . . . . . . . .         188         4,663,364               3.07%
   66.000% - 70.999%  . . . . . . . . . . . . .         222         5,724,562               3.77%
   71.000% - 75.999%  . . . . . . . . . . . . .         336         8,823,858               5.81%
   76.000% - 80.999%  . . . . . . . . . . . . .         454        12,848,333               8.46%
   81.000% - 85.999%  . . . . . . . . . . . . .         585        17,116,120              11.27%
   86.000% - 90.999%  . . . . . . . . . . . . .       1,533        41,033,931              27.02%
   91.000% - 99.999%  . . . . . . . . . . . . .       1,337        40,660,825              26.78%
  100.000% -101.000%  . . . . . . . . . . . . .         869        12,587,735               8.29%
                                                      -----      ------------             -------
     Total  . . . . . . . . . . . . . . . . . .       5,924      $151,848,254             100.00%
                                                      =====      ============             =======

_________
(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.


               CUT-OFF DATE CONTRACT RATES - GROUP I CONTRACTS

                                                                                    Percentage of
                                                                                  Group I Contracts
                                   Number of Contracts     Aggregate Principal      by Outstanding
Ranges of Contracts by                    As of            Balance Outstanding    Principal Balance
     Contract Rate                     Cut-off Date        As of Cut-off Date     As of Cut-off Date
----------------------             -------------------     -------------------    ------------------
 7.001%   -   8.00%   . . . . .                 41           $   1,830,744                  1.21%
 8.001%   -   9.00%   . . . . .                198              11,005,470                  7.25%
 9.001%   -  10.00% . . . . . .                672              25,769,805                 16.97%
10.001%   -  11.00% . . . . . .              1,574              40,167,514                 26.45%
11.001%   -  12.00% . . . . . .              1,601              40,644,812                 26.77%
12.001%   -  13.00% . . . . . .                793              16,667,494                 10.98%
13.001%   -  14.00% . . . . . .                507               8,517,443                  5.61%
14.001%   -  15.00% . . . . . .                413               5,590,494                  3.68%
15.001%   -  16.00% . . . . . .                112               1,504,591                  0.99%
16.001%   -  17.00% . . . . . .                  9                  90,179                  0.06%
17.001%   -  18.00%   . . . . .                  4                  59,709                  0.04%
                                             -----            ------------                -------
  Total . . . . . . . . . . . .              5,924            $151,848,254                100.00%
                                             =====            ============                =======




               REMAINING MONTHS TO MATURITY - GROUP I CONTRACTS


                                                                                   Percentage of
                                                                                 Group I Contracts
                                     Number of          Aggregate Principal        by Outstanding
Months Remaining                     Contracts          Balance Outstanding      Principal Balance
As of Cut-off Date               As of Cut-off Date      As of Cut-off Date      As of Cut-off Date
------------------               ------------------     -------------------      ------------------
20 -  72  . . . . . . . . . .             1,412              $ 15,802,251                  10.41%
73 -  84  . . . . . . . . . .               502                 7,771,327                   5.12%
85 - 120  . . . . . . . . . .             1,376                27,880,037                  18.36%
121 - 156 . . . . . . . . . .               503                14,001,271                   9.22%
157 - 180 . . . . . . . . . .               533                16,451,353                  10.83%
181 - 240 . . . . . . . . . .               975                35,704,285                  23.51%
241 - 299 . . . . . . . . . .               321                16,833,395                  11.09%
300 - 360 . . . . . . . . . .               302                17,404,335                  11.46%
                                          -----              ------------                 -------
  Total . . . . . . . . . . .             5,924              $151,848,254                 100.00%
                                          =====              ============                 =======



GROUP II CONTRACTS

     As of the Closing Date, the Group II Contracts will have an aggregate unpaid principal balance as of the Cut-off Date of approximately $68,269,356.87. 77.98% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Group II Contracts were originated and 22.02% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Group II Contracts were originated. Each Group II Contract has an APR of at least 8.000% and not more than 17.250%. The weighted average APR of the Group II Contracts as of the Cut-off Date is approximately 10.826%. The Group II Contracts have remaining maturities as of the Cut-off Date of at least 48 months but not more than 390 months and original maturities of at least 48 months but not more than 390 months. As of the Cut-off Date, the Group II Contracts had a weighted average original term to scheduled maturity of approximately 201 months, and a weighted average remaining term to scheduled maturity of approximately 198 months. The remaining term to stated maturity of a Group II Contract is as of the Cut-off Date. The average outstanding principal balance of the Group II Contracts as of the Cut-off Date was approximately $31,886.67. The weighted average loan-to-value ratio at the time of origination of the Group II Contracts was approximately 86.640%. The calculation of the loan-to-value for the Group II Contracts is as set forth under the "The Contract Pool--Group I Contracts". Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Group II Contracts are secured by Manufactured Homes and real estate located in 25 states. Approximately 21.85%, 20.07%, 15.37%, 10.54%, 7.26% and 5.72%
of the Group II Contracts by aggregate unpaid principal balance as of the Cut-off Date were secured by Manufactured Homes or real estate located in North Carolina, Texas, Tennessee, South Carolina, Kentucky and Virginia, respectively. No other state represented more than 4.00% of the Group II Contracts by aggregate unpaid principal balance as of the Cut-off Date.

     The Periodic Cap for the Group II Contracts, excluding contracts without a cap, ranged from 1.000% to 2.000% with a weighted average of approximately 1.529%. The Months to Interest Roll for the Group II Contracts as of the Cut-off Date from 1 to 14 months with a weighted average of approximately
10.035 months. The Payment Roll Frequency ranged from 6 to 12 months with a weighted average of 11.927 months.


                             GROUP II STATISTICS

     Set forth below is a description of certain additional characteristics of the Group II Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.

            GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF
                       ORIGINATION - GROUP II CONTRACTS


                                                                                   Percentage of
                                                                                     Group II
                                                                                     Contracts
                                  Number of           Aggregate Principal         by Outstanding
                                  Contracts           Balance Outstanding        Principal Balance
State                        As of Cut-off Date        As of Cut-off Date       As of Cut-off Date
-----                        ------------------       -------------------       ------------------
Alabama                                   10                 $    342,631                 0.50%
Arizona                                   24                      867,222                 1.27%
Arkansas                                  20                      637,567                 0.93%
California                                 1                       17,770                 0.03%
Colorado                                   1                       49,163                 0.07%
Delaware                                   6                      201,299                 0.29%
Florida                                   97                    2,730,711                 4.00%
Georgia                                   56                    1,155,933                 1.69%
Indiana                                   10                      377,275                 0.55%
Kentucky                                 169                    4,958,576                 7.26%
Louisiana                                149                    2,686,128                 3.93%
Maryland                                   2                       91,477                 0.13%
Mississippi                               14                      410,844                 0.60%
Missouri                                  26                      924,823                 1.35%
New Mexico                                21                      745,917                 1.09%
New York                                   6                      264,549                 0.39%
North Carolina                           410                   14,913,567                21.85%
Ohio                                      11                      319,777                 0.47%
Oklahoma                                  23                      662,030                 0.97%
Pennsylvania                               6                      285,564                 0.42%
South Carolina                           202                    7,198,277                10.54%
Tennessee                                330                   10,494,349                15.37%
Texas                                    428                   13,703,455                20.07%
Virginia                                 107                    3,907,674                 5.72%
West Virginia                             12                      322,779                 0.47%
                                       -----                  -----------               -------
  Total                                2,141                  $68,269,357               100.00%
                                       =====                  ===========               =======




            YEARS OF ORIGINATION OF CONTRACTS - GROUP II CONTRACTS


                                                                                    Percentage of
                                                                                       Group II
                                                            Aggregate                 Contracts
                                  Number of              Principal Balance          by Outstanding
                                  Contracts                 Outstanding           Principal Balance
     Year of Origination     As of Cut-off Date         As of Cut-off Date        As of Cut-off Date
     -------------------     ------------------         ------------------        ------------------
1985  . . . . . . . . . . .              4                $     23,377                      0.03%
1986  . . . . . . . . . . .             17                     127,038                      0.19%
1987  . . . . . . . . . . .            125                   1,205,802                      1.77%
1988  . . . . . . . . . . .              1                      11,631                      0.02%
1990  . . . . . . . . . . .             14                     164,979                      0.24%
1991  . . . . . . . . . . .              5                      64,096                      0.09%
1996  . . . . . . . . . . .              3                     168,000                      0.25%
1997  . . . . . . . . . . .          1,690                  57,648,699                     84.44%
1998  . . . . . . . . . . .            282                   8,855,735                     12.97%
                                     -----                 -----------                    -------
  Total . . . . . . . . . .          2,141                 $68,269,357                    100.00%
                                     =====                 ===========                    =======




        DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS - GROUP II CONTRACTS


                                                                                      Percentage of
                                                                                         Group II
                                        Number of             Aggregate                 Contracts
                                        Contracts          Principal Balance          by Outstanding
Original Contract Amount                  As of               Outstanding           Principal Balance
        (in Dollars)                   Cut-off Date       As of Cut-off Date        As of Cut-off Date
------------------------               ------------       ------------------        ------------------
$  5,000.01    -    10,000.00 . . . .          35             $    266,080                  0.39%
$ 10,000.01    -    15,000.00 . . . .         135                1,564,533                  2.29%
$ 15,000.01    -    20,000.00 . . . .         272                4,089,619                  5.99%
$ 20,000.01    -    25,000.00 . . . .         292                6,094,351                  8.93%
$ 25,000.01    -    30,000.00 . . . .         319                8,601,643                 12.60%
$ 30,000.01    -    35,000.00 . . . .         299                9,643,635                 14.13%
$ 35,000.01    -    40,000.00 . . . .         234                8,659,380                 12.68%
$ 40,000.01    -    45,000.00 . . . .         153                6,439,759                  9.43%
$ 45,000.01    -    50,000.00 . . . .         117                5,550,250                  8.13%
$ 50,000.01    -    55,000.00 . . . .          90                4,697,756                  6.88%
$ 55,000.01    -    60,000.00 . . . .          66                3,776,206                  5.53%
$ 60,000.01    -    65,000.00 . . . .          53                3,275,130                  4.80%
$ 65,000.01    -    70,000.00 . . . .          34                2,285,687                  3.35%
$ 70,000.01    -    75,000.00 . . . .          17                1,222,829                  1.79%
$ 75,000.01    -    80,000.00 . . . .           8                  625,560                  0.92%
$ 80,000.01    -    85,000.00 . . . .           8                  658,053                  0.96%
$ 85,000.01    -    90,000.00 . . . .           5                  434,598                  0.64%
$ 90,000.01    -    95,000.00 . . . .           2                  184,163                  0.27%
$ 95,000.01    -    100,000.00  . .             1                   97,376                  0.14%
$100,000.01    -    105,000.00  . . .           1                  102,751                  0.15%
                                            -----              -----------                -------
  Total . . . . . . . . . . . . . . .       2,141              $68,269,357                100.00%
                                            =====              ===========                =======


_________
(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.



               CUT-OFF DATE CONTRACT RATES - GROUP II CONTRACTS



                                                                                    Percentage of
                                                                                  Group II Contracts
                                   Number of Contracts     Aggregate Principal      by Outstanding
Ranges of Contracts by                    As of            Balance Outstanding    Principal Balance
     Contract Rate                     Cut-off Date        As of Cut-off Date     As of Cut-off Date
----------------------             -------------------     -------------------    ------------------
 7.001%   -   8.00%   . . . . .                  1            $     58,902                  0.09%
 8.001%   -   9.00%   . . . . .                 37               1,798,178                  2.63%
 9.001%   -  10.00% . . . . . .                489              20,020,006                 29.33%
10.001%   -  11.00% . . . . . .                601              20,026,860                 29.34%
11.001%   -  12.00% . . . . . .                615              17,570,062                 25.74%
12.001%   -  13.00% . . . . . .                233               5,773,917                  8.46%
13.001%   -  14.00% . . . . . .                136               2,403,425                  3.52%
14.001%   -  15.00% . . . . . .                 23                 484,113                  0.71%
15.001%   -  16.00% . . . . . .                  3                  52,278                  0.08%
16.001%   -  17.00% . . . . . .                  2                  54,161                  0.08%
17.001%   -  18.00% . . . . . .                  1                  27,456                  0.04%
                                             -----             -----------                -------
  Total . . . . . . . . . . . .              2,141             $68,269,357                100.00%
                                             =====             ===========                =======




              REMAINING MONTHS TO MATURITY - GROUP II CONTRACTS


                                                                                   Percentage of
                                                                                 Group II Contracts
                                     Number of          Aggregate Principal        by Outstanding
Months Remaining                     Contracts          Balance Outstanding      Principal Balance
As of Cut-off Date               As of Cut-off Date      As of Cut-off Date      As of Cut-off Date
------------------               ------------------     -------------------      ------------------
 20     -  72 . . . . . . . .               208              $  2,072,174                   3.04%
 73     -  84 . . . . . . . .                82                 1,345,778                   1.97%
 85     - 120 . . . . . . . .               193                 3,909,730                   5.73%
121     - 156 . . . . . . . .               302                 7,992,753                  11.71%
157     - 180 . . . . . . . .               319                 9,883,486                  14.48%
181     - 240 . . . . . . . .               763                28,496,931                  41.74%
241     - 299 . . . . . . . .               259                13,750,898                  20.14%
300     - 360 . . . . . . . .                14                   793,793                   1.16%
Rem Term = 390  . . . . . . .                 1                    23,815                   0.03%
                                          -----               -----------                 -------
  Total . . . . . . . . . . .             2,141               $68,269,357                 100.00%
                                          =====               ===========                 =======




              DISTRIBUTION OF LIFETIME CAP - GROUP II CONTRACTS


                                                                                   PERCENTAGE OF
                                                                                 GROUP II CONTRACTS
                                     NUMBER OF          AGGREGATE PRINCIPAL        BY OUTSTANDING
                                     CONTRACTS          BALANCE OUTSTANDING      PRINCIPAL BALANCE
         LIFETIME CAP            AS OF CUT-OFF DATE     AS OF CUT-OFF DATE       AS OF CUT-OFF DATE
-----------------------------    ------------------     -------------------      ------------------
NO CAP  . . . . . . . . . . .                147            $  1,367,848                    2.00%
13.501%   -    14.000%  . . .                  7                 288,810                    0.42%
14.001%   -    14.500%  . . .                 20                 800,241                    1.17%
14.501%   -    15.000%  . . .                 93               3,693,104                    5.41%
15.001%   -    15.500%  . . .                198               7,936,709                   11.63%
15.501%   -    16.000%  . . .                354              14,601,100                   21.39%
16.001%   -    16.500%  . . .                306              10,692,116                   15.66%
16.501%   -    17.000%  . . .                230               8,636,663                   12.65%
17.001%   -    17.500%  . . .                281               8,329,710                   12.20%
17.501%   -    18.000%  . . .                208               5,241,371                    7.68%
18.001%   -    18.500%  . . .                 91               2,227,530                    3.26%
18.501%   -    19.000%  . . .                100               2,382,532                    3.49%
19.001%   -    19.500%  . . .                 56               1,035,213                    1.52%
19.501%   -    20.000%  . . .                 29                 563,486                    0.83%
20.001%   -    20.500%  . . .                 14                 312,033                    0.46%
20.501%   -    21.000%  . . .                  1                  26,996                    0.04%
21.001%   -    21.500%  . . .                  2                  34,310                    0.05%
21.501%   -    22.000%  . . .                  1                  17,968                    0.03%
22.001%   -    22.500%  . . .                  1                  22,315                    0.03%
22.501%   -    23.000%  . . .                  1                  31,846                    0.05%
23.001%   -    23.500%  . . .                  1                  27,456                    0.04%
                                           -----             -----------                  -------
  Total . . . . . . . . . . .              2,141             $68,269,357                  100.00%
                                           =====             ===========                  =======




              DISTRIBUTION OF GROSS MARGINS - GROUP II CONTRACTS


                                                                                   PERCENTAGE OF
                                                                                 GROUP II CONTRACTS
                                   NUMBER OF           AGGREGATE PRINCIPAL         BY OUTSTANDING
                                   CONTRACTS           BALANCE OUTSTANDING       PRINCIPAL BALANCE
        GROSS MARGIN           AS OF CUT-OFF DATE       AS OF CUT-OFF DATE       AS OF CUT-OFF DATE
        ------------           ------------------      -------------------       ------------------
-2.999%   -     -2.000% . .                1                $     16,105                    0.02%
 1.001%   -    2.000% . . .                2                      84,677                    0.12%
 2.001%   -    3.000% . . .               29                   1,352,265                    1.98%
 3.001%   -    4.000% . . .              414                  17,800,349                   26.07%
 4.001%   -    5.000% . . .              662                  21,570,776                   31.60%
 5.001%   -    6.000% . . .              640                  17,995,362                   26.36%
 6.001%   -    7.000% . . .              263                   6,624,200                    9.70%
 7.001%   -    8.000% . . .               97                   2,072,076                    3.04%
 8.001%   -    9.000% . . .               26                     592,656                    0.87%
 9.001%   -    10.000%  . .                4                      79,274                    0.12%
10.001%   -    11.000%  . .                1                      22,315                    0.03%
11.001%   -    12.000%  . .                2                      59,302                    0.09%
                                       -----                 -----------                  -------
  Total . . . . . . . . . .            2,141                 $68,269,357                  100.00%
                                       =====                 ===========                  =======




        DISTRIBUTION OF NEXT CONTRACT RATE CHANGE - GROUP II CONTRACTS


                                                                                  PERCENTAGE OF
                                                                                GROUP II CONTRACTS
                                  NUMBER OF           AGGREGATE PRINCIPAL         BY OUTSTANDING
       MONTH OF NEXT              CONTRACTS           BALANCE OUTSTANDING        PRINCIPAL BALANCE
   CONTRACT RATE CHANGE       AS OF CUT-OFF DATE       AS OF CUT-OFF DATE       AS OF CUT-OFF DATE
   --------------------       ------------------      -------------------       ------------------
March 1, 1998 . . . . . .                 29             $    300,392                      00.44%
April 1, 1998 . . . . . .                 28                  323,267                      00.47%
May 1, 1998 . . . . . . .                 19                  176,698                      00.26%
June 1, 1998  . . . . . .                 20                  206,338                      00.30%
July 1, 1998  . . . . . .                 30                  472,667                      00.69%
August 1, 1998  . . . . .                  5                  130,002                      00.19%
September 1, 1998 . . . .                  5                  120,444                      00.18%
October 1, 1998 . . . . .                 48                1,448,165                      02.12%
November 1, 1998  . . . .                541               18,091,164                      26.50%
December 1, 1998  . . . .                674               23,271,577                      34.09%
January 1, 1999 . . . . .                468               15,003,258                      21.98%
February 1, 1999  . . . .                221                6,831,862                      10.01%
March 1, 1999 . . . . . .                 51                1,848,929                      02.71%
April 1, 1999 . . . . . .                  2                   44,593                      00.07%
                                       -----              -----------                     -------
                                       2,141              $68,269,357                     100.00%
                                       =====              ===========                     =======




              DISTRIBUTION OF PERIODIC CAP - GROUP II CONTRACTS


                                                                                  PERCENTAGE OF
                                                                                GROUP II CONTRACTS
                                  NUMBER OF           AGGREGATE PRINCIPAL         BY OUTSTANDING
                                  CONTRACTS           BALANCE OUTSTANDING        PRINCIPAL BALANCE
PERIODIC CAP                 AS OF CUT-OFF DATE        AS OF CUT-OFF DATE       AS OF CUT-OFF DATE
------------                 ------------------       -------------------       ------------------
NO CAP  . . . . . . . . .                  148             $  1,393,715                     2.04%
1.000 . . . . . . . . . .                  929               31,526,956                    46.18%
2.000 . . . . . . . . . .                1,064               35,348,686                    51.78%
                                         -----              -----------                   -------
  Total . . . . . . . . .                2,141              $68,269,357                   100.00%
                                         =====              ===========                   =======




                    VANDERBILT MORTGAGE AND FINANCE, INC.

     The following information supplements the information in the Prospectus under the heading "Vanderbilt Mortgage and Finance, Inc." and "Underwriting Policies" in the Prospectus.

     The volume of manufactured housing contracts originated by the Company for the periods indicated below and certain other information at the end of such periods are as follows:

                             CONTRACT ORIGINATION

                                                                                          For the Six
                                                                                          Months Ended
                                               Year Ended June 30,                        December 31,
                           ------------------------------------------------------------   ------------
                             1992      1993       1994        1995      1996      1997            1997
                             ----      ----       ----        ----      ----      ----            ----
Principal Balance of
  Contracts Originated
(in thousands)  . . . . .  $177,311  $230,733   $292,435  $345,260  $476,467   $646,624       $324,968

Number of Contracts
  Originated  . . . . . .     9,230    10,880     12,401    13,857    16,910     21,691         10,436
Average Contract
  Size(1) . . . . . . . .  $ 19,210  $ 21,207   $ 23,582   $24,916   $28,177    $29,811        $31,139
Average Interest
  Rate(1) . . . . . . . .    13.40%    11.61%     10.84%    12.24%    10.72%     11.10%         10.84%




___________________
(1)  As of period end.



     The following table shows the size of the portfolio of manufactured housing contracts serviced by the Company on the dates indicated:


                         CONTRACT SERVICING PORTFOLIO

                                                                                          For the Six
                                                                                          Months Ended
                                                  At June 30,                             December 31,
                             --------------------------------------------------------     ------------
                             1992       1993      1994        1995      1996     1997             1997
                             ----       ----      ----        ----      ----     ----             ----
Total Number of
  Contracts Being
  Serviced(1) . . . . .      46,623     52,433    60,165    66,960    74,154    85,912          96,042

Originated by the
  Company . . . . . . .      36,335     42,656    47,944    55,923    64,298    75,455          80,733
Acquired from other
  institutions  . . . .      10,288      9,777    12,221    11,037     9,856    10,457          15,309


_____________________

(1) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.


                          DELINQUENCY EXPERIENCE(1)

                                                                                             For the
                                                                                            Six Months
                                                                                              Ended
                                                                                             December
                                                           At June 30,                         31,
                                          ----------------------------------------------    ----------
                                          1992      1993     1994    1995    1996   1997       1997
                                          ----      ----     ----    ----    ----   ----       ----
Total Number of Contracts
Outstanding(2)(3) . . . . . . . . . . . 46,623   52,433   60,165  66,960  74,154   85,912       96,042
    Company Originations  . . . . . . . 36,335   42,656   47,944  55,923  64,298   75,455       80,733
    Acquisitions from other
      institutions. . . . . . . . . . . 10,288    9,777   12,221  11,037   9,856   10,457       15,309
Number of Contracts Delinquent(4):
Total 30 to 59 days past due  . . . . .    680      610      772     819     953    1,159        1,675
    Company Originations  . . . . . . .    452      391      353     565     761      982        1,345
    Acquisitions from other
      institutions. . . . . . . . . . .    228      219      419     254     192      177          330
Total 60 to 89 days past due  . . . . .    206      136      209     227     285      284          351
    Company Originations  . . . . . . .    117       97      109     167     238      236          278
    Acquisitions from other
      institutions. . . . . . . . . . .     89       39      100      60      47       48           73
Total 90 days or more past due  . . . .    569      407      498     625     516      590          847
    Company Originations  . . . . . . .    243      213      203     315     341      440          576
    Acquisitions from other
      institutions. . . . . . . . . . .    326      194      295     310     175      150          271
Total Contracts Delinquent(5) . . . . .  1,455    1,153    1,479   1,671   1,754    2,033        2,873
    Company Originations  . . . . . . .    812      701      665   1,047   1,340    1,658        2,199
    Acquisitions from other
      institutions. . . . . . . . . . .    643      452      814     624     414      375          674
Total Contracts Delinquent(6) . . . . .  1,119      857    1,184   1,208   1,511    1,789        2,555
    Company Originations  . . . . . . .    713      595      556     873   1,211    1,503        2,007
    Acquisitions from other
      institutions. . . . . . . . . . .    406      262      628     335     300      286          548
Total Delinquencies as a Percent(7) of
  Contracts Outstanding(5)  . . . . . .   3.12%    2.20%    2.46%   2.50%   2.37%   2.37%        2.99%
    Company Originations  . . . . . . .   2.23%    1.64%    1.39%   1.87%   2.08%   2.20%        2.72%
    Acquisitions from other
      institutions. . . . . . . . . . .   6.25%    4.62%    6.66%   5.65%   4.20%   3.59%        4.40%
Total Delinquencies as a Percent(7) of
  Contracts Outstanding(6). . . . . . .   2.40%    1.63%    1.97%   1.80%   2.04%   2.08%        2.66%
    Company Originations  . . . . . . .   1.96%    1.39%    1.16%   1.56%   1.88%   1.99%        2.49%
    Acquisitions from other
      institutions. . . . . . . . . . .   3.95%    2.68%    5.14%   3.04%   3.04%   2.74%        3.58%



__________________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.
(4) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(5) Including contracts that were repossessed during the prior 30-day period; figures for Acquisitions from other institutions at June 30, 1995 also include all such repossessed contracts on hand.
(6) Excluding contracts that were repossessed during the prior 30-day period.
(7)  By number of contracts.

     The following table sets forth the loan loss/repossession experience of the Company and its affiliates for the manufactured housing contracts serviced by the Company.

                     LOAN LOSS/REPOSSESSION EXPERIENCE(1)

                                                                                                        At or
                                                                                                       for Six
                                                                                                        Months
                                                                                                        Ended
                                                                                                       December
                                                   At or for Year Ended June 30,                          31,
                                    ---------------------------------------------------------------   ---------
                                       1992    1993        1994       1995       1996          1997      1997
                                       ----    ----        ----       ----       ----          ----      ----
                                                            (Dollars in thousands)
Total Number of Contracts
Serviced(2)(3)  . . . . . . . . .    46,623  52,433      60,165     66,960     74,154        85,912     96,042
    Company Originations  . . . .    36,335  42,656      47,944     55,923     64,298        75,455     80,733
    Acquisitions from other
      institutions  . . . . . . .    10,288   9,777      12,221     11,037      9,856        10,457     15,309
Aggregate Principal Balance of
Contracts Serviced(4) . . . . . .  $707,273 $812,430 $1,006,794 $1,200,893 $1,456,103    $1,910,438 $2,097,826
    Company Originations  . . . .  $569,475 $691,052 $  852,536 $1,074,302 $1,351,324    $1,749,645 $1,915,378
Acquisitions from other
    institutions. . . . . . . . .  $137,798 $121,378 $  154,258 $  126,591 $  104,779    $  160,793 $  182,448
Net Losses from Contract
Liquidations(5):
  Total Dollars(6)  . . . . . . .   $ 7,248  $ 5,220  $   2,758     $2,262     $2,052     $    715    $  7,443
    Company Originations(6) . . .   $ 2,141  $ 1,129  $     528     $  362     $ (442)    $(1,622)    $  6,587
    Acquisitions from other
      institutions  . . . . . . .   $ 5,107  $ 4,091  $   2,230     $1,900     $2,494     $  2,337    $    855
  Percentage of Average Principal
    Balance(7)  . . . . . . . . .     1.10%    0.64%      0.30%      0.20%      0.15%        0.04%       0.74%
    Company Originations  . . . .     0.41%    0.17%      0.07%      0.04%    (0.04)%      (0.10)%       0.72%
    Acquisitions from other
      institutions  . . . . . . .     3.83%    2.96%      1.62%      1.35%      2.16%        1.76%       1.00%
Total Number of Contracts in
Repossession(3) . . . . . . . . .       652      523        565        540        709          755       1,401
    Company Originations(8) . . .       379      333        388        422        635          703       1,272
    Acquisitions from Other
      Institutions  . . . . . . .       273      190        177        118         74           52         129


___________________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) As of period end. Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and the other trusts previously serviced by First Manufactured Housing Credit Corporation.
(4) As of period end. Includes principal balances of contracts serviced by others for which the Company is contingently liable.
(5) Includes net losses on contracts serviced by others for which the Company is contingently liable.
(6) For all periods through June 30, 1997, the calculation of net losses has been determined after all accrued and unpaid interest was written off and does not include repossession and other liquidation expenses. For these periods, data with respect to repossession and other liquidation expenses generally was not maintained by dealers on a separately identifiable basis, and, therefore, this information was not available to the Company. The Company believes that it would not be unusual for such expenses to have been equal to 15% of the Scheduled Principal Balance of a defaulted Contract. However, actual expenses may have been higher or lower. For the six month period ended December 31, 1997, data with respect to repossession and other liquidation expenses has been maintained by dealers and made available to the Company. The Company has, therefore, included dealer repossession and liquidation expense data in the numbers calculated for the six month period ended December 31, 1997. Because of the different computational method used, amounts shown for the six months ended December 31, 1997 are not comparable to prior periods.
(7) As a percentage of the average principal balance of all contracts being serviced during the period. Percentages have been annualized.
(8) Includes repossessions from contracts serviced by others for which the Company is contingently liable.



     The Company believes that its historical loss experience has been favorably affected by its capacity to resell repossessed units through dealers owned by CHI and to make needed repairs on repossessed units through the facilities of such dealers, rather than paying the rates charged by unaffiliated parties. If the Company is replaced as Servicer of the Contracts, the successor Servicer may not have access to the CHI dealer network and, as a consequence, the loss experience on the Contracts may be adversely affected.

     The data presented in the preceding tables are for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of Contracts in the Contract Pool will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. For instance, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. In addition, an increased supply of used units in one region may in turn affect the supply in other regions, thus affecting economic loss upon liquidation in such other regions. Information regarding the geographic location, at origination, of the Manufactured Homes securing the Contracts in the Contract Pool is set forth under "The Contract Pool" herein.


                  RATIO OF EARNINGS TO FIXED CHARGES FOR CHI

     Set forth below are CHI's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                                       For Six Months
                                                                                       Ended December
                                                  For Year Ended June 30,                    31,
                                         ------------------------------------------    --------------
                                         1993     1994      1995      1996     1997         1997
                                         ----     ----      ----      ----     ----         ----
Ratio of Earnings to Fixed Charges  .    6.12    10.12     21.64     36.00    39.99         44.29




                     YIELD AND PREPAYMENT CONSIDERATIONS

     The Contracts have maturities at origination from 48 to 390 months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted contracts) will affect the life of the Certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, Offered Certificates will relate to the rate of payment of principal in the Contracts in the related Contract Group, including, for this purpose, prepayments, liquidations due to defaults, casualties and condemnations. Based on the Company's experience with the portfolio of conventional manufactured housing contracts serviced by it, the Company anticipates that a number of Contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described below under "Descriptions of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the life of the Certificates. Most of the Contracts contain provisions that prohibit the owner from selling the Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to the "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of 'Due-on-Sale' Clauses" in the Prospectus. The initial Servicer's policy is to permit most sales of Manufactured Homes where the proposed buyer meets the initial Servicer's then current underwriting standards and enters into an assumption agreement. See "Weighted Average Life of the Offered Certificates" below and "Maturity and Prepayment Considerations" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of Contracts with fixed rates (such as the Group I Contracts) is affected by prevailing market rates for Contracts of a comparable term and risk level. When the market interest rate is below the contract APR, Obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Obligors may sell or refinance their contracts in order to realize their equity in the manufactured house, to meet cash flow needs or to make other investments.

     As is the case with conventional fixed rate obligations, adjustable rate obligations may also be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage Obligors to refinance their adjustable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Group II Contracts will experience.

     The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of the Senior Certificates in the sequence indicated under "Description of the Certificates--Distributions" from the amortization that would be applicable if distributions in respect of the applicable Formula Principal Distribution Amount were made pro rata according to the respective Principal Balances of each Class of Certificates. As described under "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure" and "--Group II Certificates and the Senior/Subordinate Structure" herein, to the extent that, on any Remittance Date, the Group I or Group II Available Distribution Amount, as applicable, is not sufficient to permit a full distribution of the applicable Formula Principal Distribution Amount or the portion thereof due on such Remittance Date to the Class of Offered Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of Offered Certificates. If a purchaser of a Class of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     In addition to the foregoing factors affecting the weighted average life of the Senior Certificates, the overcollateralization provisions of the Trust result in a limited acceleration of the Group II Certificates relative to the amortization of the Group II Contracts in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Group II Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Group II Contract Balance over the Group II Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     The effective yield to each holder of a Group I Certificate (other than a Class I A-1 Certificate) will be below that otherwise produced by the applicable Remittance Rate and the purchase price of such holder's Certificate because, while interest will accrue in respect of each calendar month, the distribution of such interest to such holders will be made on the 7th day (or, if such day is not a business day, the next succeeding business day) of the month following the Due Period in which it accrues.

     The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates will be affected by the amortization schedules of the Contracts and the rate of principal payments on the Contracts (including prepayments due to liquidations upon default). The Contracts may be prepaid by the Obligors at any time without payment of any prepayment fee or penalty.

     The Class I B-1 Certificateholders will not receive any distributions of principal until the Class I B Principal Distribution Test is met or the Class I A Principal Balance is reduced to zero. The rate of principal payments on the Class I B-1 Certificates, the aggregate amount of distributions on the Class I B-1 Certificates and the yield to maturity of the Class I B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class I B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class I B-2 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class I B-1 Certificateholders by the subordination of the Class I B-2 Certificates is exhausted, the Class I B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. The Class II B Certificateholders will not receive any distributions of principal until the Class II B Principal Distribution Test is met or the Class II A-1 Principal Balance is reduced to zero, however, once the Class II B Principal Distribution Test is met, there is a likelihood that the Class II A Certificates will not receive distributions of principal for a period of time. The rate of principal payments on the Class II B-1 Certificates, the aggregate amount of distributions on the Class II B-1 Certificates and the yield to maturity of the Class II B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class II B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination  of  the  Class  II  B-2  Certificates  and  the Class  II  B-3
Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class II B-1 Certificateholders by the subordination of the Class II B-2 Certificates and the Class II B-3 Certificates is exhausted, the Class II B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. The rate of principal payments on the Class II B-2 Certificates, the aggregate amount of distributions on the Class II B-2 Certificates and the yield to maturity of the Class II B-2 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class II B-2 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class II B-3 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class II B-2 Certificateholders by the subordination of the Class II B-3 Certificates is exhausted, the Class II B-2 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. There can be no assurance that the delinquency or repossession experience set forth under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

     As described herein under the "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure--Subordination of the Group I Senior/Subordinate Certificates," on any Remittance Date on or after the Remittance Date, if any, on which the Class I A Principal Balance is greater than the Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Class of Class I A Certificateholders then entitled to such amount, the Class I A-6 Certificateholders will absorb
(i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" herein.

     On any Remittance Date on or after the Remittance Date, if any, on which the Principal Balance of the Senior Certificates of a particular Group is greater than the Pool Scheduled Principal Balance for such Group, if the related Available Distribution Amount is not sufficient to permit a full distribution of the related Formula Principal Distribution Amount to such Senior Certificateholders, such Senior Certificateholders will absorb (i) all losses on each Liquidated Contract in such Group in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the related Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" herein.

     The Company (if it is no longer the Servicer) and the Servicer (whether or not the Company remains the Servicer) each has the option to repurchase the Contracts with respect to a Group and any other property constituting the Trust Fund if on any Remittance Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, as applicable. See "Description of the Certificates--Optional Termination" herein. The exercise of such option would effect the early retirement of the then outstanding Offered Certificates.

     In  the   event  that  there   were  a  sufficiently  large   number  of
delinquencies on the Contracts in any Due Period that were not covered by Monthly Advances as described herein, the amounts paid to Certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Offered Certificates with respect to such Due Period. In such event, even if delinquent payments on the Contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Offered Certificates plus accrued interest thereon at the related Remittance Rate, thus also reducing the effective yield on the Offered Certificates.

     While partial prepayments of the principal on the Contracts are applied on Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period to less than one month's interest. On the other hand, when a Contract (other than a Bi-weekly Contract) is prepaid in full during any period, but after the Due Date for such Contract in such Due Period, the effect will be to increase the amount of interest received from the related Obligor during such Due Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Due Period in advance of their respective Due Dates, interest payable on all of the Contracts during that Due Period may be less than the interest payable on the related Classes of Certificates with respect to such Due Period. In addition, because the principal balance of the Bi-weekly Contracts is reduced on a bi-weekly basis, the amount of interest due from Obligors on such Contracts is less than that which would have accrued if such Contracts were amortized on a monthly basis. As a result, the Trust Fund may not receive sufficient monies to pay the interest on such Certificates in the amounts set forth herein under "Description of the Certificates--Distributions" and to make a full distribution to the related Certificateholders of the related Formula Principal Distribution Amounts respectively allocable to them. Although no assurance can be given in this matter, the Company does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the Bi-weekly Contracts in any Due Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the related Available Distribution Amount for a Remittance Date below the amount required to be distributed to the related Certificateholders on that Remittance Date in the absence of such prepayment interest shortfalls.

     Each scheduled payment on a Bi-weekly Contract in any Due Period will contain only two weeks of interest, rather than one month's interest. In addition, the second, and in some Due Periods the third, scheduled payment in each Due Period will be calculated on a principal balance that is lower than the principal balance at the beginning of that Due Period. These characteristics may result in the interest due on a Bi-weekly Contract in a particular Due Period being less than thirty days' interest on the principal balance thereof at the beginning of the Due Period.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

     As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Contracts; "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; and "225% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 225% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

GROUP I ASSUMPTIONS

     The tables set forth below assume that there are no delinquencies on the Group I Contracts and that there will be a sufficient Group I Available Distribution Amount to distribute interest on the Group I Certificates and the Group I Formula Principal Distribution Amount to the Certificateholders then entitled thereto.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group I Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables;
(ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Group I Contracts will, as of the Cut-off Date, be grouped into 11 pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Class I A-1 Certificates initially represent 28.75% of the entire ownership interest in the Group I Contracts and have a Class I A-1 Remittance Rate of 5.7819% per annum, the Class I A-2 Certificates initially represent 22.27% of the entire ownership interest in the Group I Contracts and have a Class I A-2 Remittance Rate of 6.140% per annum, the Class I A-3 Certificates initially represent 16.46% of the entire ownership interest in the Group I Contracts and have a Class I A-3 Remittance Rate of 6.265% per annum, the Class I A-4 Certificates initially represent 7.11% of the entire ownership interest in the Group I Contracts and have a Class I A-4 Remittance Rate of 6.505% per annum, the Class I A-5 Certificates initially represent 7.42% of the entire ownership interest in the Group I Contracts and have a Class I A-5 Remittance Rate of 6.625% per annum, the Class I A-6 Certificates initially represent 8.00% of the entire ownership interest in the Group I Contracts and have a Class I A-6 Remittance Rate of 6.865% per annum, the Class I B-1 Certificates initially represent 6.00% of the entire ownership interest in the Group I Contracts and have a Class I B-1 Remittance Rate of 7.140% per annum and the Class I B-2 Certificates initially represent 4.00% of the entire ownership interest in the Group I Contracts and have a Class I B-2 Remittance Rate of 7.690% per annum; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) there will be no losses on the Group I Contracts;
(vii) the Group I Performance Tests are satisfied; and (viii) the Group II Contracts prepay at 225% of the Prepayment Model except in the case of the 0% of the Prepayment Model scenario in which the Group II Contracts prepay at 0% of the Prepayment Model. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.


                             ASSUMED CONTRACT CHARACTERISTICS FOR GROUP I

                                                                            REMAINING        ORIGINAL
                                         CURRENT                             TERM TO         TERM TO
                                        PRINCIPAL                           MATURITY        MATURITY
              POOL                       BALANCE              APR           (MONTHS)         (MONTHS)
-----------------------------          --------------      -------          ----------      ----------
1 . . . . . . . . . . . . . .            7,078,758.44      11.417%                 071             072
2 . . . . . . . . . . . . . .           15,346,877.21      11.278%                 101             112
3 . . . . . . . . . . . . . .           23,711,869.54      11.380%                 112             145
4 . . . . . . . . . . . . . .           33,412,561.60      12.264%                 133             180
5 . . . . . . . . . . . . . .           19,558,477.37      10.999%                 197             205
6 . . . . . . . . . . . . . .           16,659,837.57      11.037%                 237             239
7 . . . . . . . . . . . . . .           10,862,054.86       9.923%                 257             258
8 . . . . . . . . . . . . . .            8,673,746.78      10.588%                 298             300
9 . . . . . . . . . . . . . .           14,868,328.88       9.764%                 357             358
10/(1)/ . . . . . . . . . . .               71,050.89      13.861%                 144             144
11/(2)/ . . . . . . . . . . .            1,604,690.62      11.417%                 201             204
                                       --------------
     Total  . . . . . . . . .          151,848,253.76


(1) The Contracts in Pool 10 provide for an annual increase in monthly scheduled payments. Initially, the Contracts in Pool 10 provide for a monthly scheduled payment of $868.78. On March 1, 1999, 2000, 2001 and 2002, respectively, monthly scheduled payments increase to $907.90, $939.59, $1,014.87 and $1,097.25, respectively. From March 1, 2003 to the end of such Contracts' terms, the monthly scheduled payment shall be $1,118.01.
(2) The Contracts in Pool 11 provide for an annual increase in monthly scheduled payments. Initially, the Contracts in Pool 11 provide for a monthly scheduled payment of $15,527.02. On December 1, 1998, 1999, 2000 and 2001, respectively, monthly scheduled payments increase to $15,789.57, $16,213.88, $17,021.22, and $18,661.24, respectively. From
     December 1, 2002 to the end of such Contracts' terms, the monthly scheduled payment shall be $19,287.35.

       Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Group I Contracts and the characteristics of the Group I Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class I A-1 Principal Balance, Original Class I A-2 Principal Balance, Original Class I A-3 Principal Balance,
Original Class I A-4 Principal Balance, Original Class I A-5 Principal Balance, Original Class I A-6 Principal Balance and Original Class I B-1 Principal Balance outstanding and weighted average lives of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates and Class I B-1 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates and Class I B-1 Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Original Class I A-1 Principal Balance, Original Class I A-2 Principal Balance, Original Class I A-3 Principal Balance, Original Class I A-4 Principal Balance, Original Class I A-5 Principal Balance, Original Class I A-6 Principal Balance and Original Class I B-1 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.


         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .               86             60              56            51              43               39
February 7, 2000  . . . . . . . . .               70             20              12             4               0                0
February 7, 2001  . . . . . . . . .               53              0               0             0               0                0
February 7, 2002  . . . . . . . . .               33              0               0             0               0                0
February 7, 2003  . . . . . . . . .               11              0               0             0               0                0
February 7, 2004  . . . . . . . . .                0              0               0             0               0                0
February 7, 2005  . . . . . . . . .                0              0               0             0               0                0
February 7, 2006  . . . . . . . . .                0              0               0             0               0                0
February 7, 2007  . . . . . . . . .                0              0               0             0               0                0
February 7, 2008  . . . . . . . . .                0              0               0             0               0                0
February 7, 2009  . . . . . . . . .                0              0               0             0               0                0
February 7, 2010  . . . . . . . . .                0              0               0             0               0                0
February 7, 2011  . . . . . . . . .                0              0               0             0               0                0
February 7, 2012  . . . . . . . . .                0              0               0             0               0                0
February 7, 2013  . . . . . . . . .                0              0               0             0               0                0
February 7, 2014  . . . . . . . . .                0              0               0             0               0                0
February 7, 2015  . . . . . . . . .                0              0               0             0               0                0
February 7, 2016  . . . . . . . . .                0              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life (years)(1)  .              3.0            1.2             1.1           1.0             0.8              0.8


___________________________
(1) The weighted average life of the Class I A-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-1 Principal Balance.



         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:



                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .              100            100             100           100             100              100
February 7, 2000  . . . . . . . . .              100            100             100           100              86               76
February 7, 2001  . . . . . . . . .              100             78              64            51              26               14
February 7, 2002  . . . . . . . . .              100             33              18             3               0                0
February 7, 2003  . . . . . . . . .              100              0               0             0               0                0
February 7, 2004  . . . . . . . . .               82              0               0             0               0                0
February 7, 2005  . . . . . . . . .               52              0               0             0               0                0
February 7, 2006  . . . . . . . . .               20              0               0             0               0                0
February 7, 2007  . . . . . . . . .                0              0               0             0               0                0
February 7, 2008  . . . . . . . . .                0              0               0             0               0                0
February 7, 2009  . . . . . . . . .                0              0               0             0               0                0
February 7, 2010  . . . . . . . . .                0              0               0             0               0                0
February 7, 2011  . . . . . . . . .                0              0               0             0               0                0
February 7, 2012  . . . . . . . . .                0              0               0             0               0                0
February 7, 2013  . . . . . . . . .                0              0               0             0               0                0
February 7, 2014  . . . . . . . . .                0              0               0             0               0                0
February 7, 2015  . . . . . . . . .                0              0               0             0               0                0
February 7, 2016  . . . . . . . . .                0              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life (years)(1)  .              7.0            3.6             3.3           3.0             2.6              2.4


___________________________
(1) The weighted average life of the Class I A-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-2 Principal Balance.



         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .              100            100             100           100             100              100
February 7, 2000  . . . . . . . . .              100            100             100           100             100              100
February 7, 2001  . . . . . . . . .              100            100             100           100             100              100
February 7, 2002  . . . . . . . . .              100            100             100           100              67               49
February 7, 2003  . . . . . . . . .              100             89              67            47               9                0
February 7, 2004  . . . . . . . . .              100             50              29            10               0                0
February 7, 2005  . . . . . . . . .              100             16               0             0               0                0
February 7, 2006  . . . . . . . . .              100              0               0             0               0                0
February 7, 2007  . . . . . . . . .               90              0               0             0               0                0
February 7, 2008  . . . . . . . . .               61              0               0             0               0                0
February 7, 2009  . . . . . . . . .               34              0               0             0               0                0
February 7, 2010  . . . . . . . . .               21              0               0             0               0                0
February 7, 2011  . . . . . . . . .                9              0               0             0               0                0
February 7, 2012  . . . . . . . . .                0              0               0             0               0                0
February 7, 2013  . . . . . . . . .                0              0               0             0               0                0
February 7, 2014  . . . . . . . . .                0              0               0             0               0                0
February 7, 2015  . . . . . . . . .                0              0               0             0               0                0
February 7, 2016  . . . . . . . . .                0              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life   . . . . . .             10.6            6.0             5.5           5.0             4.3              4.0


___________________________
(1) The weighted average life of the Class I A-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-3 Principal Balance.




         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-4
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .               100            100             100          100             100              100
February 7, 1999  . . . . . . . . .               100            100             100          100             100              100
February 7, 2000  . . . . . . . . .               100            100             100          100             100              100
February 7, 2001  . . . . . . . . .               100            100             100          100             100              100
February 7, 2002  . . . . . . . . .               100            100             100          100             100              100
February 7, 2003  . . . . . . . . .               100            100             100          100             100               83
February 7, 2004  . . . . . . . . .               100            100             100          100              44               10
February 7, 2005  . . . . . . . . .               100            100              92           52               0                0
February 7, 2006  . . . . . . . . .               100             64              25            0               0                0
February 7, 2007  . . . . . . . . .               100              3               0            0               0                0
February 7, 2008  . . . . . . . . .               100              0               0            0               0                0
February 7, 2009  . . . . . . . . .               100              0               0            0               0                0
February 7, 2010  . . . . . . . . .               100              0               0            0               0                0
February 7, 2011  . . . . . . . . .               100              0               0            0               0                0
February 7, 2012  . . . . . . . . .                88              0               0            0               0                0
February 7, 2013  . . . . . . . . .                52              0               0            0               0                0
February 7, 2014  . . . . . . . . .                12              0               0            0               0                0
February 7, 2015  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2016  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2017  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2018  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2019  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2020  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2021  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2022  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2023  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2024  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2025  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2026  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2027  . . . . . . . . .                 0              0               0            0               0                0
February 7, 2028  . . . . . . . . .                 0              0               0            0               0                0
Weighted Average Life (years)(1)  .              15.0            8.2             7.6          7.0             5.9              5.4


___________________________
(1) The weighted average life of the Class I A-4 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-4 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-4 Principal Balance.




         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-5
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .              100            100             100           100             100              100
February 7, 2000  . . . . . . . . .              100            100             100           100             100              100
February 7, 2001  . . . . . . . . .              100            100             100           100             100              100
February 7, 2002  . . . . . . . . .              100            100             100           100             100              100
February 7, 2003  . . . . . . . . .              100            100             100           100             100              100
February 7, 2004  . . . . . . . . .              100            100             100           100             100              100
February 7, 2005  . . . . . . . . .              100            100             100           100              83               55
February 7, 2006  . . . . . . . . .              100            100             100            90              34               12
February 7, 2007  . . . . . . . . .              100            100              70            42               0                0
February 7, 2008  . . . . . . . . .              100             60              32             8               0                0
February 7, 2009  . . . . . . . . .              100             25               1             0               0                0
February 7, 2010  . . . . . . . . .              100              0               0             0               0                0
February 7, 2011  . . . . . . . . .              100              0               0             0               0                0
February 7, 2012  . . . . . . . . .              100              0               0             0               0                0
February 7, 2013  . . . . . . . . .              100              0               0             0               0                0
February 7, 2014  . . . . . . . . .              100              0               0             0               0                0
February 7, 2015  . . . . . . . . .               80              0               0             0               0                0
February 7, 2016  . . . . . . . . .               56              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life (years)(1)  .             17.6           10.3             9.5           8.9             7.7              7.1


___________________________
(1) The weighted average life of the Class I A-5 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-5 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-5 Principal Balance.




         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-6
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .              100            100             100           100             100              100
February 7, 2000  . . . . . . . . .              100            100             100           100             100              100
February 7, 2001  . . . . . . . . .              100            100             100           100             100              100
February 7, 2002  . . . . . . . . .              100            100             100           100             100              100
February 7, 2003  . . . . . . . . .              100            100             100           100             100              100
February 7, 2004  . . . . . . . . .              100            100             100           100             100              100
February 7, 2005  . . . . . . . . .              100            100             100           100             100              100
February 7, 2006  . . . . . . . . .              100            100             100           100             100              100
February 7, 2007  . . . . . . . . .              100            100             100           100              97               80
February 7, 2008  . . . . . . . . .              100            100             100           100              72                0
February 7, 2009  . . . . . . . . .              100            100             100             0               0                0
February 7, 2010  . . . . . . . . .              100              0               0             0               0                0
February 7, 2011  . . . . . . . . .              100              0               0             0               0                0
February 7, 2012  . . . . . . . . .              100              0               0             0               0                0
February 7, 2013  . . . . . . . . .              100              0               0             0               0                0
February 7, 2014  . . . . . . . . .              100              0               0             0               0                0
February 7, 2015  . . . . . . . . .              100              0               0             0               0                0
February 7, 2016  . . . . . . . . .              100              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life (years)(1)  .             18.1           11.9            11.2          10.7             9.8              9.4


___________________________
(1) The weighted average life of the Class I A-6 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-6 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-6 Principal Balance.




         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I B-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .              100            100             100           100             100              100
February 7, 2000  . . . . . . . . .              100            100             100           100             100              100
February 7, 2001  . . . . . . . . .              100            100             100           100             100              100
February 7, 2002  . . . . . . . . .              100            100             100           100             100              100
February 7, 2003  . . . . . . . . .              100            100             100           100             100              100
February 7, 2004  . . . . . . . . .              100             71              68            66              62               59
February 7, 2005  . . . . . . . . .              100             46              42            39              32               28
February 7, 2006  . . . . . . . . .               88             23              18            14               6                3
February 7, 2007  . . . . . . . . .               66              3               0             0               0                0
February 7, 2008  . . . . . . . . .               50              0               0             0               0                0
February 7, 2009  . . . . . . . . .               34              0               0             0               0                0
February 7, 2010  . . . . . . . . .               26              0               0             0               0                0
February 7, 2011  . . . . . . . . .               19              0               0             0               0                0
February 7, 2012  . . . . . . . . .               11              0               0             0               0                0
February 7, 2013  . . . . . . . . .                1              0               0             0               0                0
February 7, 2014  . . . . . . . . .                0              0               0             0               0                0
February 7, 2015  . . . . . . . . .                0              0               0             0               0                0
February 7, 2016  . . . . . . . . .                0              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0
Weighted Average Life (years)(1)                10.4            6.9             6.7           6.6             6.4              6.3


___________________________
(1) The weighted average life of the Class I B-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I B-1 Principal Balance.



GROUP II ASSUMPTIONS

     The tables set forth below assume that there are no delinquencies on the Group II Contracts and that there will be a sufficient Group II Available Distribution Amount to distribute interest on the Group II Certificates and the Group II Formula Principal Distribution Amount to the Certificateholders then entitled thereto.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group II Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables;
(ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Group II Contracts will, as of the Cut-off Date, be grouped into eight pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Class II A-1 Certificates initially represent 76.00% of the entire ownership interest in the Group II Contracts and have a Class II A-1 Remittance Rate of 5.8719% per annum, the Class II B-1 Certificates initially represent 11.75% of the entire ownership interest in the Group II Contracts and have a Class II B-1 Remittance Rate of 6.0519% per annum, the Class II B-2 Certificates initially represent 5.25% of the entire ownership interest in the Group II Contracts and have a Class II B-2 Remittance Rate of 6.6719% per annum and the Class II B-3 Certificates initially represent 7.00% of the entire ownership interest in the Group II Contracts and have a Class II B-3 Remittance Rate of 6.9219% per annum; (v) no interest shortfalls will arise in connection with prepayment in full of the Group II Contracts; (vi) there will be no losses on the Group II Contracts; (vii) the Group II Performance Tests are satisfied; and (viii) the Group I Contracts prepay at 200% of the Prepayment Model except in the case of the 0% of the Prepayment Model scenario in which the Group I Contracts prepay at 0% of the Prepayment Model. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                                   GROUP II

                ASSUMED CONTRACT CHARACTERISTICS FOR GROUP II


                                                                           REMAINING        ORIGINAL
                                      CURRENT                               TERM TO          TERM TO
                                     PRINCIPAL                             MATURITY         MATURITY
            POOL                      BALANCE              APR             (MONTHS)         (MONTHS)
---------------------------         -------------        ----------        ---------        --------
1 . . . . . . . . . . . . .            571,146.09           13.627%           056              180
2 . . . . . . . . . . . . .            796,702.21           10.571%           052              181
3 . . . . . . . . . . . . .            593,450.55           10.738%           163              203
4 . . . . . . . . . . . . .         19,560,608.32           10.821%           195              197
5 . . . . . . . . . . . . .         23,194,551.29           10.731%           208              208
6 . . . . . . . . . . . . .         14,909,533.68           10.778%           201              201
7 . . . . . . . . . . . . .          6,749,842.27           11.021%           193              193
8 . . . . . . . . . . . . .          1,893,522.46           10.992%           199              199
                                    -------------
     Total  . . . . . . . .         68,269,356.87






                                                         FIRST
                          LIFETIME    PERIODIC        ADJUSTMENT          ADJUSTMENT
                            RATE        RATE             DATE              FREQUENCY
   POOL       MARGIN        CAP          CAP           (MONTHS)            (MONTHS)           INDEX
---------     -------     --------    --------     -----------------   -----------------   ----------
                                                   Interest  Payment   Interest  Payment
                                                   --------  -------   --------  -------
1 . . . .     5.11700         -            -           3       3           6       6       Prime Rate
2 . . . .     4.91400         -            -           6       6          12      12       CMT-1 Year
3 . . . .     4.39500       17.499        1.539        4       4           9       9       CMT-5 Year
4 . . . .     4.67200       16.579        1.555        9       9          12      12       CMT-5 Year
5 . . . .     4.68300       16.507        1.565       10       10         12      12       CMT-5 Year
6 . . . .     4.80800       16.503        1.485       11       11         12      12       CMT-5 Year
7 . . . .     5.13000       16.721        1.436       12       12         12      12       CMT-5 Year
8 . . . .     5.16700       16.710        1.451       13       13         12      12       CMT-5 Year



     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class II A-1 Principal Balance, Original Class II B-1 Principal Balance, Original Class II B-2 Principal Balance and Original Class II B-3 Principal Balance outstanding and weighted average lives of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Original Class II A-1 Principal Balance, Original Class II B-1 Principal Balance, Original Class II B-2 Principal Balance and Original Class II B-3 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.




        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II A-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .               92             83              82            79              78               76
February 7, 2000  . . . . . . . . .               88             70              67            62              59               56
February 7, 2001  . . . . . . . . .               83             57              53            45              42               38
February 7, 2002  . . . . . . . . .               78             45              40            31              27               23
February 7, 2003  . . . . . . . . .               73             35              29            20              15               11
February 7, 2004  . . . . . . . . .               68             31              28            20              15               11
February 7, 2005  . . . . . . . . .               63             27              24            19              15               11
February 7, 2006  . . . . . . . . .               56             23              20            15              13               11
February 7, 2007  . . . . . . . . .               49             19              16            12              11                9
February 7, 2008  . . . . . . . . .               41             16              13            10               8                7
February 7, 2009  . . . . . . . . .               35             13              11             0               0                0
February 7, 2010  . . . . . . . . .               30              0               0             0               0                0
February 7, 2011  . . . . . . . . .               25              0               0             0               0                0
February 7, 2012  . . . . . . . . .               19              0               0             0               0                0
February 7, 2013  . . . . . . . . .               13              0               0             0               0                0
February 7, 2014  . . . . . . . . .                5              0               0             0               0                0
February 7, 2015  . . . . . . . . .                0              0               0             0               0                0
February 7, 2016  . . . . . . . . .                0              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life (years)(1)  .              8.6            4.6             4.3           3.6             3.3              3.0


________________________
(1) The weighted average life of the Class II A-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II A-1 Principal Balance.




        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II B-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                     Prepayments (% of Prepayment Model)
                                    --------------------------------------------------------------------
                                      0%        150%         175%        200%        250%          275%
                                    ------    --------     --------    --------    -------      --------
Initial Balance . . . . . .           100        100          100        100          100          100
February 7, 1999  . . . . .           100        100          100        100          100          100
February 7, 2000  . . . . .           100        100          100        100          100          100
February 7, 2001  . . . . .           100        100          100        100          100          100
February 7, 2002  . . . . .           100        100          100        100          100          100
February 7, 2003  . . . . .           100        100          100        100          100          100
February 7, 2004  . . . . .           100         65           50         46           48           50
February 7, 2005  . . . . .           100         41           26          0            0            2
February 7, 2006  . . . . .           100         20            5          0            0            0
February 7, 2007  . . . . .           100          0            0          0            0            0
February 7, 2008  . . . . .           100          0            0          0            0            0
February 7, 2009  . . . . .            88          0            0          0            0            0
February 7, 2010  . . . . .            60          0            0          0            0            0
February 7, 2011  . . . . .            31          0            0          0            0            0
February 7, 2120  . . . . .             0          0            0          0            0            0
February 7, 2013  . . . . .             0          0            0          0            0            0
February 7, 2014  . . . . .             0          0            0          0            0            0
February 7, 2015  . . . . .             0          0            0          0            0            0
February 7, 2016  . . . . .             0          0            0          0            0            0
February 7, 2017  . . . . .             0          0            0          0            0            0
February 7, 2018  . . . . .             0          0            0          0            0            0
February 7, 2019  . . . . .             0          0            0          0            0            0
February 7, 2020  . . . . .             0          0            0          0            0            0
February 7, 2021  . . . . .             0          0            0          0            0            0
February 7, 2022  . . . . .             0          0            0          0            0            0
February 7, 2023  . . . . .             0          0            0          0            0            0
February 7, 2024  . . . . .             0          0            0          0            0            0
February 7, 2025  . . . . .             0          0            0          0            0            0
February 7, 2026  . . . . .             0          0            0          0            0            0
February 7, 2027  . . . . .             0          0            0          0            0            0
February 7, 2028  . . . . .             0          0            0          0            0            0
Weighted Average Life                12.3        6.7          6.2        5.9          5.9          6.0
(years)(1)


___________________________
(1) The weighted average life of the Class II B-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-1 Principal Balance.




        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II B-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:

                                                     Prepayments (% of Prepayment Model)
                                    --------------------------------------------------------------------
                                      0%        150%         175%        200%        250%          275%
                                    ------    --------     --------    --------    -------      --------
Initial Balance . . . . . .           100        100          100        100          100          100
February 7, 1999  . . . . .           100        100          100        100          100          100
February 7, 2000  . . . . .           100        100          100        100          100          100
February 7, 2001  . . . . .           100        100          100        100          100          100
February 7, 2002  . . . . .           100        100          100        100          100          100
February 7, 2003  . . . . .           100        100          100        100          100          100
February 7, 2004  . . . . .           100        100          100        100          100          100
February 7, 2005  . . . . .           100        100          100        100           96          100
February 7, 2006  . . . . .           100        100          100         56           32           17
February 7, 2007  . . . . .           100        100           69         18            0            0
February 7, 2008  . . . . .           100         60           32          0            0            0
February 7, 2009  . . . . .           100         23            0          0            0            0
February 7, 2010  . . . . .           100          0            0          0            0            0
February 7, 2011  . . . . .           100          0            0          0            0            0
February 7, 2012  . . . . .            99          0            0          0            0            0
February 7, 2013  . . . . .            21          0            0          0            0            0
February 7, 2014  . . . . .             0          0            0          0            0            0
February 7, 2015  . . . . .             0          0            0          0            0            0
February 7, 2016  . . . . .             0          0            0          0            0            0
February 7, 2017  . . . . .             0          0            0          0            0            0
February 7, 2018  . . . . .             0          0            0          0            0            0
February 7, 2019  . . . . .             0          0            0          0            0            0
February 7, 2020  . . . . .             0          0            0          0            0            0
February 7, 2021  . . . . .             0          0            0          0            0            0
February 7, 2022  . . . . .             0          0            0          0            0            0
February 7, 2023  . . . . .             0          0            0          0            0            0
February 7, 2024  . . . . .             0          0            0          0            0            0
February 7, 2025  . . . . .             0          0            0          0            0            0
February 7, 2026  . . . . .             0          0            0          0            0            0
February 7, 2027  . . . . .             0          0            0          0            0            0
February 7, 2028  . . . . .             0          0            0          0            0            0
Weighted Average Life                14.6       10.3          9.5        8.1          7.7          7.6
(years)(1)  . . . . . . . .


_________________________
(1) The weighted average life of the Class II B-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-2 Principal Balance.




        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II B-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:

                                                                     Prepayments (% of Prepayment Model)
                                             -------------------------------------------------------------------------------------
                                               0%           150%            175%           200%            250%            275%
                                             -------       --------        --------      --------         -------         --------
Initial Balance . . . . . . . . . .              100            100             100           100             100              100
February 7, 1999  . . . . . . . . .              100            100             100           100             100              100
February 7, 2000  . . . . . . . . .              100            100             100           100             100              100
February 7, 2001  . . . . . . . . .              100            100             100           100             100              100
February 7, 2002  . . . . . . . . .              100            100             100           100             100              100
February 7, 2003  . . . . . . . . .              100            100             100           100             100              100
February 7, 2004  . . . . . . . . .              100            100             100           100             100              100
February 7, 2005  . . . . . . . . .              100            100             100           100             100              100
February 7, 2006  . . . . . . . . .              100            100             100           100             100              100
February 7, 2007  . . . . . . . . .              100            100             100           100              98               84
February 7, 2008  . . . . . . . . .              100            100             100            89              75               64
February 7, 2009  . . . . . . . . .              100            100              99             0               0                0
February 7, 2010  . . . . . . . . .              100              0               0             0               0                0
February 7, 2011  . . . . . . . . .              100              0               0             0               0                0
February 7, 2012  . . . . . . . . .              100              0               0             0               0                0
February 7, 2013  . . . . . . . . .              100              0               0             0               0                0
February 7, 2014  . . . . . . . . .               49              0               0             0               0                0
February 7, 2015  . . . . . . . . .                9              0               0             0               0                0
February 7, 2016  . . . . . . . . .                0              0               0             0               0                0
February 7, 2017  . . . . . . . . .                0              0               0             0               0                0
February 7, 2018  . . . . . . . . .                0              0               0             0               0                0
February 7, 2019  . . . . . . . . .                0              0               0             0               0                0
February 7, 2020  . . . . . . . . .                0              0               0             0               0                0
February 7, 2021  . . . . . . . . .                0              0               0             0               0                0
February 7, 2022  . . . . . . . . .                0              0               0             0               0                0
February 7, 2023  . . . . . . . . .                0              0               0             0               0                0
February 7, 2024  . . . . . . . . .                0              0               0             0               0                0
February 7, 2025  . . . . . . . . .                0              0               0             0               0                0
February 7, 2026  . . . . . . . . .                0              0               0             0               0                0
February 7, 2027  . . . . . . . . .                0              0               0             0               0                0
February 7, 2028  . . . . . . . . .                0              0               0             0               0                0
Weighted Average Life (years)(1)  .             16.0           11.8            11.4          10.6            10.3              9.9


_________________________
(1) The weighted average life of the Class II B-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-3 Principal Balance.


                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. A copy of a general form of a Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the Agreement (without certain exhibits) will be filed with the Securities and Exchange Commission after the initial issuance of the Certificates. The following description supplements the description of the Agreement and the Certificates under the caption "Description of the Certificates" in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Offered Certificates  will be issued in fully  registered form only, in denominations of $50,000 and integral multiples of $1,000 in excess thereof, except for a denomination representing the remainder of a Class of Certificates. The undivided percentage interest (the "Percentage Interest") of each Class of Certificates in the distributions on such Certificates will be equal to the percentage obtained from dividing the denomination of such Certificate by the Original Certificate Principal Balance of such Class of Certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Trust Fund includes (i) the Contract Pool, including all rights to receive payments on the Contracts received on or after the Cut-off Date, (ii) the amounts held from time to time in trust accounts (with respect to the Group I Certificates, the "Group I Certificate Account" and with respect to the Group II Certificates, the "Group II Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) any property which initially secured a Contract and which is acquired in the process of realizing thereon and (iv) the proceeds of all insurance policies described herein.

     The Company will cause the Contracts to be assigned to the Trustee or a co-trustee. The Company, as Servicer, will service the Contracts pursuant to the Agreement. The Contract documents will be held for the benefit of the Trustee by the Servicer (other than certain documents related to the Land-and-Home Contracts which will be held by a custodian on behalf of the Trustee).

     Distributions of principal and interest on the Certificates will be made on the 7th day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Remittance Date") beginning in March 1998, to the persons in whose names the Certificates are registered at the close of business on the related Record Date. If definitive Offered Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five business days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

CONVEYANCE OF CONTRACTS

     In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance; (ii) (a) approximately 60.66% of the Cut-off Date Group I Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately 39.34% of the Cut-off Date Group I Principal Balance is attributable to loans to purchase used Manufactured Homes and (b) approximately 77.98% of the Cut-off Date Group II Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately 22.02% of the Cut-off Date Group II Principal Balance is attributable to loans to purchase used Manufactured Homes; (iii) no Contract has a remaining maturity of more than 390 months; (iv) the date of each Contract is on or after June 27, 1984; and (v) no adverse selection procedures were employed in selecting the Contracts.

PAYMENTS ON CONTRACTS

     The Trustee will establish and maintain the Certificate Accounts (i) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC") whose commercial paper or unsecured short-term debt has a rating of P-1 by Moody's and F-1+ by Fitch, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to Moody's and Fitch, (ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to Moody's and Fitch (an "Eligible Institution"). Funds in each Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated P-1 by Moody's and F-1+ by Fitch; money market funds acceptable to the Rating Agencies; and other obligations acceptable to the Rating Agencies.

     All payments in respect of principal and interest on the Contracts received by the Servicer, including Principal Prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be paid into the applicable Certificate Account no later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing fees. See "Description of Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of breach of a representation or warranty, as described under "Conveyance of Contracts" above, will be paid into the applicable Certificate Account. The Servicer will deposit the Monthly Advance (described under "Advances" below), if any, in the applicable Certificate Account on or before each Determination Date.

     On the fifth business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Available Distribution Amount and the amounts to be distributed on the Certificates for the following Remittance Date.

     The Available Distribution Amount for a Group is the sum of (a) the Monthly Advance relating to the Contracts in such Group for such Remittance Date and (b) the amount in the related Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of (i) scheduled payments for Contracts in such Group that are due in a Due Period subsequent to such Due Period; (ii) payments on Contracts in such Group that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the related Certificate Account; (iii) reimbursements to the Servicer in the amount of Liquidation Expenses incurred and taxes and insurance premiums advanced by the Servicer in respect of Contracts in such Group; (iv) if Vanderbilt is no longer the Servicer, the related Monthly Servicing Fee equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for such Group for the immediately preceding Remittance Date; (v) reimbursements to the Servicer for Nonrecoverable Advances and Monthly Advances relating to the Contracts in such Group in respect of Liquidated Contracts, to the extent permitted by the Agreement; and (vi) certain expenses reimbursable to the Company as provided in the Agreement.

     The Trustee or its Paying Agent will withdraw funds from the applicable Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as specified under "Distributions" below. From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the Agreement and described in clauses
(ii), (iii), (iv), (v) and (vi) in the previous paragraph.

DISTRIBUTIONS

     Distributions of principal and interest to holders of a Class of Certificates will be made on each Remittance Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on such Class of Certificates on such Remittance Date. With respect to each Remittance Date, the Fixed Rate Certificates will accrue interest in respect of each calendar month preceding such Remittance Date. With respect to each Remittance Date (other than the first Remittance Date), the Floating Rate Certificates will accrue interest from the Remittance Date in the preceding calendar month through the day preceding the Remittance Date in the current calendar month. With respect to the first Remittance Date, the Floating Rate Certificates will accrue no interest. Distributions to a Class of Certificateholders will be applied first to the payment of interest and, if any payment is then due, then to the payment of principal. Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of the number of actual days elapsed during the Due Period and a 360-day year.

     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

     A. On each Remittance Date on which the Class I B Principal Distribution Test is not met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distri-bution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

          (ii) the Group I Formula Principal Distribution Amount in the following order of priority:

               (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

               (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

               (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

               (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

               (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

          (vi) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

          (ix) any Group I Monthly Excess Spread (as defined below) to fund any Group II Available Funds Shortfall;

          (x) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

          (xi) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of 1.25% and the Group I Pool Scheduled Principal Balance for the immediately preceding Remittance Date (the "Group I Monthly Servicing Fee"), to the Servicer;

          (xii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;

          (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee (as defined herein), if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

          (xiv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

          (xv) any remaining available funds to the holder of the Class R Certificate, which will initially be a special purpose subsidiary of the Company.

     B. On each Remittance Date on which the Class I B Principal Distribution Test is met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distri-bution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

          (ii) the Class I A Percentage of the Group I Formula Principal Distribution Amount in the following order of priority:

               (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

               (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

               (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

               (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

               (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Class I A Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

          (vi) the Class I B Percentage of the Group I Formula Principal Distribution Amount to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Group I Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

          (ix) any Group I Monthly Excess Spread to fund any Group II Available Funds Shortfall;

          (x) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

          (xi) so long as the Company is the Servicer, any remaining available funds up to the Group I Monthly Servicing Fee, to the Servicer;

          (xii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;

          (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

          (xiv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

          (xv) any remaining available funds to the holder of the Class R Certificate.

     C. On each Remittance Date on which the Class II B Principal Distribution Test is not met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

          (ii) the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificates until the Class II A-1 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

          (iv) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

          (vi) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

          (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

          (x) any Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

          (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

          (xii) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of 1.25% and the Group II Pool Scheduled Principal Balance for the immediately preceding Remittance Date (the "Group II Monthly Servicing Fee"), to the Servicer;

          (xiii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;

          (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

          (xv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xii) or B(xii), as applicable, above; and

          (xvi) any remaining available funds to the holder of the Class R Certificate.

     D.    On  each  Remittance  Date  on  which  the  Class  II  B Principal
Distribution  Test  is   met,  the  Available  Distribution  Amount  will  be
distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates, in respect of prior Remittance Dates;

          (ii) the Class II A Percentage of the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificateholders until the Class II A-1 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

          (iv) the Class II B Percentage of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

          (vi) the remainder of the Class II B Percentage, if any, of the Group II Formula Principal Distribution Amount to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Group II Formula Principal Distribution Amount to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

          (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

          (x)  any  Group  II  Monthly  Excess   Spread,  together  with  any
     Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

          (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

          (xii) so long as the Company is the Servicer, any remaining available funds up to the Group II Monthly Servicing Fee, to the Servicer;

          (xiii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;

          (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

          (xv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xii) or B(xii), as applicable, above; and

          (xvi) any remaining available funds to the holder of the Class R Certificate.

     The "Class I B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

          (i)  such Remittance Date is on  or after the March 2003 Remittance
     Date;

          (ii) the Class I B Percentage for such Remittance Date is equal to at least 17.5% (which is 1.75 times the original Class I B Percentage);

          (iii) the Group I Performance Tests are satisfied; and

          (iv) the   Class  I  B-2   Principal  Balance  is   not  less  than
     $3,036,965.08 (which represents approximately 2% of the Group I Cut-off Date Principal Balance).

     The "Class II B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

          (i)  such Remittance Date is on  or after the March 2003 Remittance
     Date;

          (ii) the Class II B Percentage for such Remittance Date is equal to at least 50% (which is 2 times the original Class II B Percentage plus 2%);

          (iii) the Group II Performance Tests are satisfied; and

          (iv) the Group II Junior Subordinate Certificate Principal Balance and the Overcollateralization Amount is not less than $1,365,387.14
     (which represents approximately 2% of the Group II Cut-off Date Principal Balance).

     The "Group I Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to Group I are met:

          (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 5% for the Group I Contracts;

          (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 7% for the Group I Contracts;

          (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group I Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group I Cut-off Date Principal Balance, depending on the year in which such Remittance Date occurs; and

          (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 2.75% for Group I Contracts.

     The "Group II Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to the Group II Contracts are met:

          (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 5% for the Group II Contracts;

          (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 7% for the Group II Contracts;

          (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group II Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group II Cut-off Date, depending on the year in which such Remittance Date occurs; and

          (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 2.75% for the Group II Contracts.

     The Principal Balance of each Class of Certificates is its original Principal Balance reduced by all distributions on such Class in respect of principal. The Class I A Principal Balance is the sum of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances. The Class I B Principal Balance is the sum of the Class I B-1 Principal Balance and the Class I B-2 Principal Balance. The II B Principal Balance is the sum of the Class II B-1 Principal Balance, the Class II B-2 Principal Balance and the Class II B-3 Principal Balance.

     The Class I A Percentage for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class I A Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for Group I Contracts. The Class I B Percentage is 100% less the Class I A Percentage.

     The Class II A Percentage for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class II A-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for Group II Contracts. The Class II B Percentage is 100% less the Class II A Percentage; provided, however, that on any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the Class II A Percentage shall equal 0% until distribution of principal to the Class II B Certificateholders on such Remittance Date shall reduce the Class II B Percentage to a percentage equal to 50%; provided, further, on the Remittance Date on which there is a Group II Formula Principal Distribution Amount in excess of the amount (the "Required Class II B Payment") required to be distributed to the Class II B Certificates so as to reduce the Class II B Percentage to 50%, the Required Class II B Payment shall be distributed to the Class II B Certificates and the remaining Group II Formula Principal Distribution Amount shall be distributed pro rata to the Class II A Certificates and the Class II B Certificates.

     The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio are, in general, the ratios of the average of the aggregate principal balances of Contracts in the applicable Group delinquent 60 days or more and 30 days or more, respectively, for the preceding three Due Periods (determined as of the last day of each such Due Period) to the average Pool Scheduled Principal Balance for such periods. Cumulative Realized Losses are, in general, the aggregate net liquidation losses (calculated as specified in the Agreement) in respect of Liquidated Contracts since the Cut-off Date. The Current Realized Loss Ratio is, in general, the ratio of the aggregate net liquidation losses in respect of Liquidated Contracts for the periods specified in the Agreement to an average Pool Scheduled Principal Balance specified in the Agreement.

     The "Formula Principal Distribution Amount" in respect of a Remittance Date and a Group equals the sum of (i) all scheduled payments of principal due on each outstanding Contract in such Group during the Due Period preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract in such Group which, during the Due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Prepayments (as defined in the Agreement) of Contracts in such Group received during such preceding Due Period, (iv) the Scheduled Principal Balance of each Contract in such Group that was prepaid in full during such preceding Due Period, (v) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during such preceding Due Period and (vi) any previously undistributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates (other than any such shortfall with respect to which an Enhancement Payment has been made to the related Certificateholders).

     The  "Class  II  A-1  Net Funds  Cap  Carryover  Amount"  means, on  any
Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II A-1 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap (as defined herein) and (ii) the Class II A-1 Certificate Principal Balance and (b) the amount of interest the Class II A-1 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II A-1 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II A-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II A-1 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above. The "Weighted Average Lifetime Cap" with respect to any Remittance Date shall equal, on such Remittance Date, the weighted average of the Lifetime Caps of the Group II Contracts multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

     The  "Class  II  B-1 Net  Funds  Cap  Carryover  Amount"  means, on  any
Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-1 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and (ii) the Class II B-1 Certificate Principal Balance and (b) the amount of interest the Class II B-1 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-1 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-1 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

     The "Class II B-2 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-2 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and (ii) the Class II B-2 Certificate Principal Balance and (b) the amount of interest the Class II B-2 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-2 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-2 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-2 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

     The "Class II B-3 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-3 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and (ii) the Class II B-3 Certificate Principal Balance and (b) the amount of interest the Class II B-3 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-3 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-3 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-3 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

     The "Net Funds Cap Carryover Amount" with respect to each Class of Group II Certificates shall equal each of the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount, as applicable. The "Net Funds Cap Carryover Amount" with respect to all Classes of Group II Certificates shall equal the sum of the Class II A-1 Net Funds Cap Carryover Amount, the Class II B-1 Net Funds Cap Carryover Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount. The Class II B-3 Net Funds Cap Carryover Amount shall not have the benefit of the Limited Guarantee or the Alternate Credit Enhancement.

     The "Scheduled Principal Balance" of a Contract as of any Remittance Date is its principal balance (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date (or latest occurring Due Date, in the case of a Bi-weekly Contract) in the Due Period next preceding such Remittance Date, after giving effect to any previous Partial Prepayments and after giving effect to all previous scheduled principal payments and to the scheduled payment of principal due on such Due Date (whether or not paid and before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period).

     The "Pool Scheduled Principal Balance" for a Group for any Remittance Date is equal to (i) the Cut-off Date Pool Principal Balance for such Group less (ii) the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

     A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and any real property securing such Contract have been received.

     In no event will the aggregate distributions of principal to any Class of Certificates (including, in the case of the Limited Guarantee
Certificates, any principal amounts included in any Enhancement Payments) exceed the Original Principal Balance of such Class of Certificates.

     Notwithstanding the prioritization of the distribution of the Group I Formula Principal Distribution Amount among the Group I Senior Certificates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which the Deficiency Event occurs, the Group I Available Distribution Amount remaining after making the distributions of interest to the Group I Senior Certificates required by clauses A(i) and B(i) above will be applied to distribute the Group I Formula Principal Distribution Amount on each Class of Group I Senior Certificates pro rata in accordance with the outstanding Principal Balance of such Class. The "Deficiency Event" will occur if the sum of the Principal Balances of the Group I Senior Certificates becomes equal to or greater than the Pool Scheduled Principal Balance for Group I.

     The Class I A-1 Remittance Rate for a Remittance Date will equal the lesser of (a) the sum of (i) the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750 as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days of the Closing Date in the case of the first Interest Period) and (ii) 0.11% and (b) the Group I Weighted Average Net Contract Rate for Group I, computed on the basis of the actual number of days elapsed and a 360-day year. The Class I A-2 Remittance Rate for a Remittance Date is the lesser of (i) 6.140% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-3 Remittance Rate for a Remittance Date is the lesser of (i) 6.265% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-4 Remittance Rate for a Remittance Date is the lesser of (i) 6.505% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-5 Remittance Rate for a Remittance Date is the lesser of (i) 6.625% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-6 Remittance Rate for a Remittance Date is the lesser of (i) 6.865% per annum, computed on the basis of a 360-day year of twelve 30-day months, or
(ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I B-1 Remittance Rate for a Remittance Date is the lesser of (i) 7.140% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I B-2 Remittance Rate for a Remittance Date is the lesser of (i) 7.690% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The "Group I Weighted Average Net Contract Rate" for a Group for a Remittance Date is equal to (i) the weighted average of the Contract Rates applicable to the scheduled payments due on the outstanding Group I Contracts in the Due Period preceding such Remittance Date less (ii) 1.25%. Any undistributed interest shortfalls which are carried forward will, to the extent legally permissible, bear interest at the Remittance Rate applicable to the affected Class or Classes of Certificates.

     "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). With respect to the Class I A-1 Certificates and the Group II Certificates and any Remittance Date, the "Interest Period" shall be the period from the Remittance Date preceding such Remittance Date (or in the case of the first Remittance Date, from the Closing Date) through the day preceding such Remittance Date. With respect to each Class of Offered Certificates (other than the Class I A-1 Certificates and the Group II Certificates) and any Remittance Date, the "Interest Period" shall be the period from the first day of the calendar month preceding the month of such Remittance Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.

     The Class II A-1 Remittance Rate shall be the lesser of (a) the Class II A-1 Formula Rate (as defined below) and (b) the Net Funds Cap (as defined below) for such Remittance Date. The Class II A-1 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date (as defined herein), 0.20% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.40% (2 times the original LIBOR rate). The Class II B-1 Remittance Rate shall be the lesser of (a) the Class II B-1 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-1 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 0.38% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.88%. The Class II B-2 Remittance Rate shall be the lesser of (a) the Class II B-2 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-2 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 1.00% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.50%. The Class II B-3 Remittance Rate shall be the lesser of (a) the Class II B-3 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The Class II B-3 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 1.25% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.75%.

     The Net Funds Cap for any Remittance Date shall equal the per annum rate equal to a fraction, expressed as a percentage, the numerator of which equals the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date less (c) one-twelfth of (i) if the Company is the Servicer, 0.00% or (ii) if the Company is no longer the Servicer, 1.25% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period less (d) one-twelfth of (i) if the actual
Overcollateralization Amount is equal to or greater than the Required Overcollateralization Amount for such Remittance Date, 0.00% or (ii) if the actual Overcollateralization Amount is less than the Required Overcollateralization Amount for such Remittance Date, 0.75% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period and the denominator of which is equal to the Certificate Principal Balance of the Group II Certificates (adjusted to reflect the actual number of days elapsed in the Interest Period divided by 360). The "Call Option Date" shall be the day on which the outstanding balance of the Contracts in the Trust Fund has declined to 10% or less of the Cut-off Date Pool Principal Balance.

GROUP II CERTIFICATES; OVERCOLLATERALIZATION PROVISIONS

     The Group II Weighted Average Contract Rate for the Group II Contracts is expected generally to be higher than the weighted average of the Remittance Rates applicable to the Group II Certificates, thus generating certain excess interest collections which in the absence of losses and delinquencies, will not be needed to fund distributions on the Group II Certificates. The Agreement provides that this excess interest is to be applied, to the extent available, to make accelerated payments of principal to the Class or Classes of Group II Certificates then entitled to receive distributions of principal. Such accelerated payments are expected to cause the aggregate Principal Balance of the Group II Certificates to amortize more rapidly than the principal balance of the Group II Contracts, resulting in "overcollateralization" (i.e., the excess of the Group II Pool Scheduled Principal Balance over the aggregate Principal Balance of the Group II Certificates). This interest for a Due Period, together with interest on the Overcollateralization Amount itself, remaining after distributions in clauses C(i) to C(ix) or D(i) to D(ix) above is the "Group II Monthly Excess Spread" for the Remittance Date immediately following the applicable Due Period. On any Remittance Date, the "Overcollateralization Amount" will be an amount equal to the excess, if any, of (x) the Group II Pool Scheduled Principal Balance as of the end of the immediately preceding Due Period over (y) the aggregate Certificate Principal Balance of the Group II Certificates on such Remittance Date (after taking into account all other distributions to be made on such Remittance Date).

     The Group II Monthly Excess Spread will be applied to make accelerated payments of principal on each Remittance Date until the Overcollateralization Amount is equal to the Initial Required Overcollateralization Amount, which is expected to equal approximately $2,560,100.88, which represents approximately 3.75% of the initial Group II Contract Pool Balance. Thereafter, the Group II Monthly Excess Spread will not be applied to further increase the Overcollateralization Amount unless, due to losses, the Overcollateralization Amount is decreased, in which event such applications will commence to the extent necessary to increase the actual Overcollateralization Amount to the Required Overcollateralization Amount. The level of the Required Overcollateralization Amount is equal to, for any Remittance Date, (x) prior to the date on which the Class II B Principal Distribution Test is satisfied, the Initial Required Overcollateralization Amount and (y) on and after the date on which the Class II B Principal Distribution Test is satisfied, the lesser of (i) the Initial Required Overcollateralization Amount and (ii) the greater of (a) 7.50% of the then current Group II Pool Scheduled Principal Balance and (b) 0.75% of the Group II Cut-off Date Pool Principal Balance.

     If, on any Remittance Date, the level of Required Overcollateralization Amount is permitted to be reduced, the "Excess Overcollateralization Amount" (the excess of (x) the actual Overcollateralization Amount on such Remittance Date (after taking into account all other distributions on such Remittance
Date)  over (y) the Required Overcollateralization Amount for such Remittance
Date) will be deducted from the Group II Formula Principal Distribution Amount (but only to the extent of such Group II Formula Principal Distribution Amount) otherwise distributable to the holders of the Group II Certificates on such Remittance Date (any such amount so deducted, an "Overcollateralization Reduction Amount") and will be applied as provided herein under "Description of the Certificates--Distributions". The Overcollateralization Reduction Amount, if any, on any Remittance Date shall be funded, first, from that portion of the Group II Formula Principal
           -----
Distribution Amount otherwise distributable to the holders of the most junior class of Group II Certificates on such Remittance Date, and, if such amount is insufficient to fund in full the Overcollateralization Reduction Amount on such Remittance Date, then, second, from that portion of the Group II
                            ------
Formula Principal Distribution Amount otherwise distributable to the holders of each succeeding class of Group II Certificates in ascending order of seniority, until such Overcollateralization Reduction Amount is completely funded. The Agreement provides that in no event shall an Overcollateralization Reduction Amount be deducted from the Group II Formula Principal Distribution Amount if, after deducting such amount, the sum of the aggregate Principal Balance of the Group II Junior Subordinate Certificates and the Overcollateralization Amount, taken together, would be less than 2.0% of the Group II Cut-off Date Principal Balance.

     The amount, if any, actually applied as an accelerated payment of principal on any Remittance Date is referred to herein as the "Accelerated Principal Payment" for such Remittance Date. The Accelerated Principal Payment, if any, on any Remittance Date will be an amount equal to the lesser of (x) the excess of (i) the Required Overcollateralization Amount over (ii) the actual Overcollateralization Amount on such Remittance Date and (y) the sum of the Group II Monthly Excess Spread, if any, and the Group I Monthly Excess Spread, if any, remaining after payment of all then applicable prior requirements for such Remittance Date. The Accelerated Principal Payment will be distributed to the holders of the Class of Group II Certificates then entitled to receive distributions in respect of principal on such date.

CROSS COLLATERALIZATION PROVISIONS

     The Agreement provides for cross collateralization through the application of excess amounts generated by one Contract Group to fund shortfalls in available funds in the other Contract Group, subject to certain prior requirements of such Contract Group. Therefore, as to any Remittance Date, the amount, if any, of Group I Monthly Excess Spread remaining after payment of all then applicable prior requirements relating to the Group I Certificates will be used to fund, first, any Group II Available Funds Shortfall and, second, to the extent of any remaining Group I Monthly Excess Spread, any unfunded Accelerated Principal Payment on the Group II Certificates for such Remittance Date. Likewise, as to any Remittance Date, the amount, if any, of Group II Monthly Excess Spread (together with any Overcollateralization Reduction Amount) remaining after payment of all then applicable prior requirements relating to the Group II Certificates (including any Accelerated Principal Payment for such Remittance Date) will be used to fund any Group I Available Funds Shortfall for such Remittance Date. The payment of any amounts in respect of cross collateralization will be applied in the order specified above under "--Distribution." See, "Description of Certificates--Distributions" and "--Group II Certificates-- Overcollateralization Provisions".

     Additional funds resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount.

GROUP I CERTIFICATES AND THE SENIOR/SUBORDINATE STRUCTURE

SUBORDINATION OF THE GROUP I SENIOR SUBORDINATE CERTIFICATES

     The rights of the holders of the Group I Senior Subordinate Certificates to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the Group I Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Group I Senior Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance or the Group I Senior Certificates.

     The protection afforded to the Group I Senior Certificates by means of the subordination of the Group I Senior Subordinate Certificates will be accomplished by the application of the Group I Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Group I Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount, as applicable, to the Group I Senior Certificateholders, the subordination feature will protect the Group I Senior Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Group I Available Distribution Amounts that would otherwise have been distributable to the holders of the Group I Subordinate Certificates.

SUBORDINATION OF THE GROUP I JUNIOR SUBORDINATE CERTIFICATES AND CLASS R CERTIFICATES

     The rights of holders of the Group I Junior Subordinate Certificates and Class R Certificates to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Group I Senior Certificates and Group I Senior Subordinate Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Group I Senior Certificates and Group I Senior Subordinate Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

     The  protection  afforded   to  the  holders  of  the   Group  I  Senior
Certificates  and Group  I Senior  Subordinate Certificates  by means  of the subordination, to the extent provided herein, of the Group I Junior Subordinate Certificates and Class R Certificates will be accomplished (i) by the application of the Group I Available Distribution Amount in the order specified under "/__/Distributions" above and (ii) if the Group I Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount, as applicable, to the Class of Group I Senior Certificateholders and Group I Senior Subordinate Certificateholder then entitled to such distribution, by the right of such Group I Senior and Group I Senior Subordinate Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Group I Junior Subordinate Certificates or the Class R Certificate. On each Remittance Date before the Class I A Principal Balance is reduced to zero, the holders of the Class I B Certificates will receive the amounts specified under "-- Distributions" above.

SUBORDINATION OF THE CLASS I B-2 CERTIFICATES

     The rights of the holders of the Class I B-2 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class I B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class I A and Class I B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

     The protection afforded to the Class I B-1 Certificates by means of the subordination of the Class I B-2 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the related Formula Principal Distribution Amount, as applicable, to the Class I B-1 Certificateholders and the subordination provided by the Class I B-2 Certificates has not been exhausted, the subordination feature will protect the Class I B-1 Certificateholders by the right of the Class I B-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class I B-2 Certificates or the Class R Certificate.

     However, the Class I B-2 Certificates will have the benefit of the Limited Guarantee from CHI or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates (other than the Class II B-3 Certificates to the limited extent described below).

GROUP II CERTIFICATES AND THE SENIOR/SUBORDINATE STRUCTURE

SUBORDINATION OF THE CLASS II B-1 CERTIFICATES

     The rights of the holders of the Class II B-1 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class II A-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class II A-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Class II A-1 Certificate Principal Balance.

     The protection afforded to the Class II A-1 Certificates by means of the subordination of the Class II B-1 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group II Formula Principal Distribution Amount, as applicable, to the Class II A-1 Certificateholders, the subordination feature will protect the Class II A-1 Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the Class II B-1 Certificates.

SUBORDINATION OF THE GROUP II JUNIOR SUBORDINATE AND CLASS R CERTIFICATES

     The rights of holders of the Group II Junior Subordinate and Class R Certificates to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class II A-1 and Class II B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of Class II A-1 and Class II B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

     The protection afforded to the holders of the Class II A-1 and Class II B-1 Certificates by means of the subordination, to the extent provided herein, of the Group II Junior Subordinate and Class R Certificates will be accomplished (i) by the application of the applicable Available Distribution Amount in the order specified under "/__/Distributions" above and (ii) if the applicable Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Formula Principal Distribution Amount, as applicable, to the Class of Class II A-1 Certificateholders then entitled to such distribution, by the right of such Class II A-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class II B Certificates or the Class R Certificate. On each Remittance Date before the Class II A Principal Balance is reduced to zero, the holders of the Class II B Certificates will receive the amounts specified under "--Distributions" above.

SUBORDINATION OF THE CLASS II B-2 AND CLASS II B-3 CERTIFICATES

     The rights of the holders of the Class II B-2 and the Class II B-3 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class II B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class II A-1 and Class II B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

     The protection afforded to the Class II B-1 Certificates by means of the subordination of the Class II B-2 and the Class II B-3 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the Class II B-1 Certificateholders and the subordination provided by the Class II B-2 and the Class II B-3 Certificates has not been exhausted, the subordination feature will protect the Class II B-1 Certificateholders by the right of the Class II B-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class II B-2, the Class II B-3 Certificates or the Class R Certificate.

     In addition, the protection afforded to the Class II B-2 Certificates by means of the subordination of the Class II B-3 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the Class II B-2 Certificateholders and the subordination provided by the Class II B-3 Certificates has not been exhausted, the subordination feature will protect the Class II B-2 Certificateholders by the right of the Class II B-2 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class II B-3 or the Class R Certificate.

     However, the Class II B-3 Certificates will have the benefit of the Limited Guarantee from CHI or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates (other than the Class I B-2 Certificates to the limited extent described above).

LOSSES ON LIQUIDATED CONTRACTS

     As described above, the distribution of principal to the holders of the Senior Certificates in each Group is intended to include the Scheduled Prin-cipal Balance of each Contract in the related Group that became a Liquidated Contract during the Due Period immediately preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by any excess interest collections on non-defaulted Contracts, the deficiency may, in effect, be absorbed by the Subordinate Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Senior Certificates. If the protection afforded to the holders of a Class of Sub-ordinate Certificates by the subordination of one or more Classes of more junior Subordinate Certificates is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment.

     If the Group I or Group II Available Distribution Amount, as applicable, for any Remittance Date is not sufficient to cover, in addition to interest distributable to the Senior Certificateholders, the entire specified portion of the applicable Formula Principal Distribution Amount distributable to the Senior Certificateholders then entitled to such payment on such Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Remittance Dates will be reduced. With respect to each Group of Certificates, if, because of liquidation losses, the Pool Scheduled Principal Balance for such Group were to decrease proportionately faster than distributions to the related Senior Certificateholders and Senior Subordinate Certificateholders reduce the Principal Balance of such Certificates, the level of protection afforded by the subordination of the Subordinate Certificates (i.e., the percentage of the Pool Scheduled Principal Balance for the applicable Group available to the Certificates) would be reduced. On each Remittance Date, if any, on or after the date on which the Senior Certificate Principal Balance equals or becomes greater than the Pool Scheduled Principal Balance for such Group and so long as the Senior Subordinate Certificates are outstanding, the Senior Subordinate Certificates will bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Senior Subordinate Certificates. On each Remittance Date, if any, on or after the date on which the Deficiency Event occurs, the Group I or Group II Senior Certificateholders, as applicable, will receive only their respective percentage interest of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Group I or Group II Senior Certificates, as applicable. See "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure, and "-- Group II Certificates and the Senior/Subordinate Structure" and "Yield and Prepayment Considerations."

     On each Remittance Date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates in either Group equals or becomes greater than the Pool Scheduled Principal Balance for such Group, the related Senior Certificateholders will receive only their respective percentage interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts in such Group, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in such Certificates.

     But for the subordination of the Class I B-2 Certificates, the Class I B-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in Group I (to the extent such loss is not covered by excess interest collections) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Class I A Principal Balance and the Class I B-1 Principal Balance becomes equal to or greater than the Pool Scheduled Principal Balance for Group I, then the Class I B-1 Certificateholders will bear all losses on Liquidated Contracts in Group I (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class I B-1 Certificates.

     But for the subordination of the Class II B-3 Certificates, the Class II B-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in Group II (to the extent such loss is not covered by excess interest collections or the Overcollateralization Amount) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Class II A Principal Balance, the Class II B-1 Principal Balance and the Class II B-2 Principal Balance becomes equal to or greater than the Pool Scheduled Principal Balance for Group II, then the Class II B-2 Certificateholders will bear all losses on Liquidated Contracts in Group II (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class II B-2 Certificates.

LIMITED GUARANTEE OF CHI

     In order to mitigate the effect of the subordination of the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable, and liquidation losses and delinquencies on the Contracts in the related Group borne by the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable, CHI will initially provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable. Such Limited Guarantee may be replaced by an Alternate Credit Enhancement. See "Alternate Credit Enhancement" herein. Each payment required to be made under the Limited Guarantee is referred to as an "Enhancement Payment." Prior to the Remittance Date with respect to the Class I B-2 Certificates (the "Initial Class I B-2 Principal Remittance Date") on which the Class I B-1 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class I B-2 Formula Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class I B-2 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and (ii) the Class I B-2 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class I B-2 Certificates on such Remittance Date (the "Class I B-2 Distribution Amount"). On each Remittance Date on or after the Initial Class I B-2 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class I B-2 Formula Distribution Amount (which will include both interest and principal) exceeds the Class I B-2 Distribution Amount for such Remittance Date. Prior to the Remittance Date with respect to the Class II B-3 Certificates (the "Initial Class II B-3 Principal Remittance Date") on which the Class II B-2 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class II B-3 Formula Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class II B-3 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and (ii) the Class II B-3 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class II B-3 Certificates on such Remittance Date (the "Class II B-3 Distribution Amount"). On each Remittance Date on or after the Initial Class II B-3 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class II B-3 Formula Distribution Amount (which will include both interest and principal) exceeds the Class II B-3 Distribution Amount for such Remittance Date; provided, however, that the Enhancement Payment with respect to the Class II B-3 Certificates will not include amounts in respect of the Class II B-3 Net Funds Cap Carryover Amount.

     The "Class I B-2 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause
(vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Guarantee Payment) distributed on the Group I Certificates on account of principal on such Remittance Date. The Class I B-2 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class I B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class I B-2 Certificateholders from the assets of the Trust Fund but may be paid in the form of an Enhancement Payment.

     The "Class II B-3 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Group II Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Group II Certificates on account of principal on such Remittance Date. The Class II B-3 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class II B-3 Certificates and liquidation losses on the Contracts, will not be paid to the Class II B-3 Certificateholders from the assets of the Trust Fund but may be paid to the Class II B-3 Certificate-holders in the form of an Enhancement Payment.

     In the event that, on a particular Remittance Date, the Class I B-2 Distribution Amount or the Class II B-3 Distribution Amount, as applicable, in the applicable Certificate Account plus any amounts actually paid under the Limited Guarantee are not sufficient to make a full distribution of interest to the Class I B-2 Certificateholder or the Class II B-3
Certificateholders, as applicable, the amount of the deficiency will be carried forward as an amount that the Class I B-2 Certificateholders or the Class II B-3 Certificateholder, as applicable, are entitled to receive on the next Remittance Date.

     The Limited Guarantee will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement.

     The Limited Guarantee is for the benefit of the Class I B-2 Certificates and Class II B-3 Certificates only and will not result in any payments on the other Offered Certificates.

     As reimbursement to CHI for Enhancement Payments made by CHI pursuant to the Limited Guarantee, CHI will be entitled to receive on each Remittance Date an amount equal to the lesser of (a) the Available Distribution Amount, less the portion of the Available Distribution Amount distributed on the Certificates (other than the Class R Certificate), and (b) the aggregate amount of Enhancement Payments outstanding which remain unreimbursed as of such Remittance Date.

ALTERNATE CREDIT ENHANCEMENT

     In the event that, at CHI's option, Alternate Credit Enhancement (as defined herein) is provided and, upon prior written notice to the Rating Agencies, the Rating Agencies shall have notified CHI, the Company, the Servicer and the Trustee in writing that substitution of such Alternate Credit Enhancement for the Limited Guarantee will not result in the downgrade or withdrawal of the then current rating of any class of the Certificates, and upon the delivery by CHI to the Trustee of an opinion of counsel, acceptable to the Trustee, that such action would not cause the Trust to fail to qualify as a REMIC, the Limited Guarantee shall be released and shall terminate. The Alternate Credit Enhancement may consist of cash or securities deposited by CHI or any other person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party (an "Alternate Credit Enhancement"). On each Remittance Date after delivery of the Alternate Credit Enhancement, an amount, equal to the lesser of the amount which would have been payable under the Limited Guarantee and the amount available under such Alternate Credit Enhancement, shall be transferred from such account to the applicable Certificate Account to make payments to the Class I B-2 and Class II B-3 Certificateholders, as applicable (the "Enhancement Payment"). CHI shall have no obligation to replace such enhancement once it has been exhausted.

ADVANCES

     On or prior to each Determination Date, the Servicer will either (i) deposit from its own funds the Monthly Advance into the applicable Certificate Account, (ii) cause appropriate entries to be made in the records of the applicable Certificate Account that funds in the applicable Certificate Account that are not part of the applicable Available Distribution Amount for the related Remittance Date have been used to make the Monthly Advance or (iii) make the Monthly Advance through any combination of clauses (i) and (ii). Any funds held for future distribution and used in accordance with clause (ii) must be restored by the Servicer from its own funds or advance payments on the Contracts when they become part of a future Available Distribution Amount. The Monthly Advance is the sum of delinquent scheduled payments due in the related Due Period, exclusive of all Nonrecoverable Advances, except that the Monthly Advance will not exceed the amount necessary to bring the Available Distribution Amount up to the sum of the amounts specified in clauses A(i)-(viii), B(i)-(viii), C(i)-(viii) or D(i)-(viii), as the case may be, under "/__/Distributions" above. A Nonrecoverable Advance is any advance made or proposed to be made that the Servicer believes is not, or if made would not be, ultimately recoverable from related Liquidation Proceeds or otherwise.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Monthly Advances out of collections of the late scheduled payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the applicable Certificate Account for the delinquent scheduled payments on such Contract (exclusive of any scheduled payment (i) for which no advance was made because the Servicer determined that such an advance would be a Nonrecoverable Advance if an advance were made or (ii) that was recovered out of Net Liquidation Proceeds for the related Contract).

     The Servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an Obligor on a timely basis. Funds so advanced are reimbursable to the Servicer as provided in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

     The    Trustee   will   include   with   each   distribution   to   each
Certificateholder a statement as of such Remittance Date setting forth, among other things:

     (a) the aggregate amount distributed on the Class I A-1 Certificates on such Remittance Date;
     (b)  the amount of such distribution which constitutes principal;
     (c)  the amount of such distribution which constitutes interest;
     (d)  the remaining Class I A-1 Principal Balance;
     (e) the aggregate amount distributed on the Class I A-2 Certificates on such Remittance Date;
     (f)  the amount of such distribution which constitutes principal;
     (g)  the amount of such distribution which constitutes interest;
     (h)  the remaining Class I A-2 Principal Balance;
     (i) the aggregate amount distributed on the Class I A-3 Certificates on such Remittance Date;
     (j)  the amount of such distribution which constitutes principal;
     (k)  the amount of such distribution which constitutes interest;
     (l)  the remaining Class I A-3 Principal Balance;
     (m) the aggregate amount distributed on the Class I A-4 Certificates on such Remittance Date;
     (n)  the amount of such distribution which constitutes principal;
     (o)  the amount of such distribution which constitutes interest;
     (p)  the remaining Class I A-4 Principal Balance;
     (q) the aggregate amount distributed on the Class I A-5 Certificates on such Remittance Date;
     (r)  the amount of such distribution which constitutes principal;
     (s)  the amount of such distribution which constitutes interest;
     (t)  the remaining Class I A-5 Principal Balance;
     (u) the aggregate amount distributed on the Class I A-6 Certificates on such Remittance Date;
     (v)  the amount of such distribution which constitutes principal;
     (w)  the amount of such distribution which constitutes interest;
     (x)  the remaining Class I A-6 Principal Balance;
     (y) the aggregate amount distributed on the Class I B-1 Certificates on such Remittance Date;
     (z)  the amount of such distribution which constitutes principal;
     (aa) the amount of such distribution which constitutes interest;
     (bb) the remaining Class I B-1 Principal Balance;
     (cc) the aggregate amount distributed on the Class I B-2 Certificates on such Remittance Date;
     (dd) the amount of such distribution which constitutes principal;
     (ee) the amount of such distribution which constitutes interest;
     (ff) the amount, if any, by which the Class I B-2 Formula Distribution Amount exceeds the Class I B-2 Remaining Amount Available for such Remittance Date;
     (gg) the Class I B-2 Liquidation Loss Amount, if any, for such Remittance Date;
     (hh) the Enhancement Payment, if any, for such Remittance Date;
     (ii) the remaining Class I B-2 Principal Balance;
     (jj) the aggregate amount distributed on the Class II A-1 Certificates on such Remittance Date;
     (kk) the amount of such distribution which constitutes principal;
     (ll) the amount of such distribution which constitutes interest;
     (mm) the remaining Class II B-1 Principal Balance;
     (nn) the aggregate amount distributed on the Class II B-1 Certificates on such Remittance Date;
     (oo) the amount of such distribution which constitutes principal;
     (pp) the amount of such distribution which constitutes interest;
     (qq) the remaining Class II B-2 Principal Balance;
     (rr) the aggregate amount distributed on the Class II B-3 Certificates on such Remittance Date;
     (ss) the amount of such distribution which constitutes principal;
     (tt) the amount of such distribution which constitutes interest;
     (uu) the amount, if any, by which the Class II B-3 Formula Distribution Amount exceeds the Class II B-3 Remaining Amount Available for such Remittance Date;
     (vv) the Class II B-3 Liquidation Loss Amount, if any, for such Remittance Date;
     (ww) the Enhancement Payment, if any, for such Remittance Date;
     (xx) the number of and aggregate unpaid principal balance of Group I and Group II Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively; and
     (yy) the amount of fees payable out of the Trust Fund.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

OPTIONAL TERMINATION

     The Agreement provides that on any Remittance Date after the first Remittance Date on which the aggregate Pool Scheduled Principal Balance of both Groups is less than 10% of the Cut-off Date Pool Principal Balance, the Company (if it is no longer the Servicer) and the Servicer will each have the option to repurchase, upon the Company or the Servicer giving notice mailed no later than the first day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the outstanding principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired in realizing thereon and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and
(y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be) and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be) of all of the assets of the Trust Fund, plus, in each case, any unpaid interest on the Certificates due on prior Remittance Dates as well as one month's interest at the rate specified in the Agreement on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Homes has been repossessed and not yet disposed of). Notwithstanding the foregoing, the option referred to in this paragraph shall not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the outstanding principal balance of each Certificate plus one month's interest thereon at the related Remittance Rate, and any previously undistributed shortfalls in interest due thereon.

THE TRUSTEE

     The Chase Manhattan Bank, has its corporate trust offices at 450 West 33rd Street, 15th Floor, New York, New York 10001. The Company and its affiliates may have commercial transactions with the Trustee from time to time.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through the DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry
Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--REMIC Series-- Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Cedel Bank, soci t anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

     Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Cedel holds securities for its customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

     Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve
System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--REMIC Series-- Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Company, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be added to the general funds of the Company.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Senior and Subordinate Certificates will constitute "regular interests" in the REMIC, and the Class R Certificate will constitute the sole class of "residual interest" in the REMIC.

ORIGINAL ISSUE DISCOUNT

     The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Company intends to assume that there will be prepayments on the Contracts at a rate equal to 200% of the Prepayment Model (as defined herein) for the Group I Contracts and 225% of the Prepayment Model for the Group II Contracts. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

     A reasonable application of the principles of the OID Regulations to the Class II A-1 Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index with respect to such Certificates will remain constant for purposes of determining the original yield to maturity of each such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of section 856(c)(4) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.

EFFECT OF LOSSES AND DELINQUENCIES

     As described above under "Description of the Certificates," with respect to each Group of Certificates, the Subordinate Certificates are subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts in a certain Group, amounts that otherwise would be distributed on the Subordinate Certificates of such Group may instead be distributed on the Senior Certificates of such Group. Holders of the Subordinate Certificates nevertheless will be required to report interest with respect to such Subordinate Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in such Contract Group, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Subordinate Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of the Subordinate Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain. Although not entirely clear, it appears that holders of the Subordinate Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Contracts. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Contracts remaining in the related Trust Fund have been liquidated or the Certificates have been otherwise retired. Potential investors and Holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt
Certificate Owner fail to provide the required certification, the Participants or indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates and the Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investors" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United
States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate, the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 which were treated as United States persons prior to such date that elect to continue to be treated as United States persons will not be considered a Foreign Investor.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate is reduced by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that
(i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.


                           STATE TAX CONSIDERATIONS

     The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

SENIOR CERTIFICATES

     As discussed in the Prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, the Company believes that the Exemption (as defined in the Prospectus) granted to Prudential Securities Incorporated, will apply to the acquisition and holding by Plans of Senior
Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. See "ERISA Considerations" in the Prospectus. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of 1986, as amended (the "Code") of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

SUBORDINATE CERTIFICATES

     As discussed in the Prospectus, because the Subordinate Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the
Subordinate   Certificates.       See   "ERISA   Considerations--Subordinated
Certificates" in the Prospectus.

     As such, no transfer of a Subordinate Certificate shall be registered unless the prospective transferee provides the Trustee and the Company with
(a) a certification to the effect that (1) such transferee is neither an employee benefit plan subject to section 406 or section 407 of ERISA, or section 4975 of the Code, the trustee of any such plan nor a person acting on behalf of any such plan nor a person using the assets of any such plan and
(2) if such transferee is an insurance company, it is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such certificates are covered under PTCE 95-60; or (b) an opinion of counsel (a "benefit plan opinion") satisfactory to the Trustee and the Company, and upon which the Trustee and the Company shall be entitled to rely, to the effect that the purchase or holding of such Subordinate Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken by such entities in the agreement, which opinion of counsel shall not be an expense of the Trustee or the Company. Unless such certification or opinion is delivered, Certificate Owners of the Subordinate Certificates will be deemed to make the
representations  in  clause  (a)(1).    See  "ERISA  Considerations"  in  the
Prospectus.


                       LEGAL INVESTMENT CONSIDERATIONS

     The Class II A-1 and Class II B-1 Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in the Act.

     The Group I Certificates, the Class II B-2 Certificates and the Class II B-3 Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

     The Company makes no representations as to the proper characterization of the Non-SMMEA Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Non-SMMEA Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Non-SMMEA Certificates) may adversely affect the liquidity of the Non-SMMEA Certificates.

     See "Legal Investment Considerations" in the Prospectus.


                                 UNDERWRITING

     Each of the Underwriters has severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite its name below.

                             PRINCIPAL     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                             AMOUNT OF     AMOUNT OF     AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                             CLASS I A-1   CLASS I A-2   CLASS I A-3  CLASS I A-4  CLASS I A-5  CLASS I A-6
          UNDERWRITER        CERTIFICATES  CERTIFICATES  CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
------------------------------------------------------------------------------------------------------------
Prudential Securities         $21,825,000  $16,905,000   $12,500,000   $5,395,000  $5,633,000   $6,074,000
Incorporated  . . . . . . . .
Credit Suisse First Boston    $21,825,000  $16,905,000   $12,500,000   $5,395,000  $5,632,000   $6,074,000
Corporation
                              -----------------------------------------------------------------------------
     Total  . . . . . . . . . $43,650,000  $33,810,000   $25,000,000   $10,790,000 $11,265,000  $12,148,000




                                     PRINCIPAL     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL
                                     AMOUNT OF     AMOUNT OF     AMOUNT OF    AMOUNT OF    AMOUNT OF
                                    CLASS I B-1   CLASS II A-1 CLASS II B-1 CLASS II B-2 CLASS II B-3
            UNDERWRITER             CERTIFICATES  CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
-----------------------------------------------------------------------------------------------------
Prudential Securities
  Incorporated. . . . . . . . . .     $4,556,000   $25,942,000   $4,011,000   $1,793,000   $2,390,000
Credit Suisse First Boston
Corporation . . . . . . . . . . .     $4,555,000   $25,941,000   $4,011,000   $1,792,000   $2,389,000
                                      ---------------------------------------------------------------
     Total  . . . . . . . . . . .     $9,111,000   $51,883,000   $8,022,000   $3,585,000   $4,779,000



     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     The Company has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such prices less concessions not to exceed 0.195% of the aggregate of the Certificate Principal Balances of the Class I A Certificates, Class II A-1 Certificates and the Class II B-1 Certificates and 0.3% of the aggregate of the Certificate Balances of the Class I B-1 Certificates, Class II B-2 Certificates and the Class II B-3 Certificates.

     With respect to the Class I A Certificates, Class II A-1 Certificates and the Class II B-1 Certificates, the Underwriters may allow and such dealers may reallow, a concession not to exceed 0.13% of the aggregate of such Certificate Principal Balances. With respect to the Class I B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates, the Underwriters may allow and such dealers may reallow, a concession not to exceed 0.2% of the aggregate of such Certificate Principal Balances.

     Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     After the initial public offering of the Offered Certificates, the public offering price and such concessions may be changed.

     Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may require to make in respect thereof.

     The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the Underwriters' consent.


                                LEGAL MATTERS

     The validity of the Offered Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC, Nashville, Tennessee.
Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Brown & Wood LLP.

                                   ANNEX I
        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1998A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior manufactured housing contract pass-through certificates issues in same-day funds.

     Trading between Cedel  and/or Euroclear Participants.   Secondary market
trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with effectively connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption  for U.S.  Persons  (Form W-9).   U.S.  Persons  can obtain  a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


PROSPECTUS
----------
                    VANDERBILT MORTGAGE AND FINANCE, INC.,
                             SELLER AND SERVICER
            MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

     Manufactured Housing Contract Pass-Through Certificates ("Certificates") of one or more series (each, a "Series") may be offered and sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be offered and sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so offered and sold (the "Offered Certificates"). Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

     The Certificates evidence specified interests in separate pools of manufactured housing installment sales contracts, installment loan agreements and mortgage loans (the "Contracts"), as more particularly described herein, and in certain other property conveyed by Vanderbilt Mortgage and Finance, Inc. (the "Company"). The Contracts included in any Contract Pool will be described in the related Prospectus Supplement. The Contracts will have been originated or purchased in the ordinary course of business by the Company. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase additional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (the "Subsequent Contracts") from the Company from time to time during the Funding Period specified in the related Prospectus Supplement. A pool insurance policy, letter of credit, limited guarantee of Clayton Homes, Inc., surety bond, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

     Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior classes of Certificates (the "Senior Certificates") and one or more Classes or sub-classes representing interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered hereby.

     The Prospectus Supplement will set forth the Remittance Rate that will be paid to Certificateholders of each Class or sub-class of such Series. Such Remittance Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

     The   related   Prospectus   Supplement   will  describe   the   limited
representations and warranties of the Company in the Pooling and Servicing Agreement applicable to each class or series of Certificates. Except for certain representations and warranties relating to the Contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates -- Advances" and "-- Distributions on Certificates."

     There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus
Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

     The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

     Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Glossary.

     CERTAIN  FACTORS SHOULD BE  CONSIDERED BY PROSPECTIVE  PURCHASERS OF THE
CERTIFICATES.   SEE  "RISK  FACTORS"  HEREIN AND  IN  THE RELATED  PROSPECTUS
SUPPLEMENT.

     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY OF ITS AFFILIATES. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF A SERIES OF CERTIFICATES, UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               _______________
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                               _______________

              The date of this Prospectus is February 26, 1998.


                        REPORTS TO CERTIFICATEHOLDERS

     The Company will cause to be provided to the holders of the Certificates of each Class or Series certain monthly and annual reports concerning such Certificates and the related Trust Funds as further described in the related Prospectus Supplement under "Description of the Certificates -- Reports to Certificateholders."

                            AVAILABLE INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Class or Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

     CHI has securities (other than the Certificates) listed on the New York Stock Exchange and reports and other information concerning CHI can be inspected at such exchange.

        INCORPORATION OF CERTAIN DOCUMENTS OF THE COMPANY BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement and to be a part thereof from the respective dates of filing of such documents, except that reports relating to the operation of a specific Trust Fund shall not be incorporated by reference herein or made part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company is subject to informational requirements of the Securities Exchange Act of 1934 Act, as amended, and in accordance therewith files reports and other information with the Commission.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to David Jordan, Controller, 4726 Airport Highway, Louisville, Tennessee 37777, telephone number (423) 970-7200, the above mailing address and telephone number being that of the Company's principal executive office.


            INCORPORATION OF CERTAIN DOCUMENTS OF CHI BY REFERENCE

     With respect to any Class of Offered Certificates that is supported by a guarantee of CHI, CHI's Annual Report on Form 10-K for the year ended June 30, 1997, and CHI's Quarterly Report for the quarterly period ended September 30, 1997, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. CHI is subject to informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission.

     With respect to any Class of Offered Certificates that is supported by a guarantee of CHI, all documents filed by CHI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     CHI will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Kevin T. Clayton, President, 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, telephone number (423) 595-4700, the above mailing address and telephone number being that of CHI's principal executive office.

                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used herein shall have the respective meanings assigned them in the "Glossary."

Securities...................      Manufactured Housing Contract Pass-Through
                                   Certificates  evidencing  interests  in  a
                                   pool or pools of Contracts (defined below)
                                   issuable  in series  pursuant to  separate
                                   Pooling and Servicing Agreements (each, an
                                   "Agreement") among Vanderbilt Mortgage and
                                   Finance, Inc. (the "Company"), as servicer
                                   (in  such  capacity,   together  with  any
                                   successor  servicer,  the  "Servicer") and
                                   the Trustee  (the "Trustee")  specified in
                                   the related Prospectus Supplement for such
                                   Series      of      Certificates      (the
                                   "Certificates").

Seller.......................      Vanderbilt Mortgage and  Finance, Inc. (in
                                   such capacity  referred to  herein as  the
                                   "Company"),  an  indirect   subsidiary  of
                                   Clayton Homes, Inc. ("CHI").

Servicer.....................      Vanderbilt Mortgage and  Finance, Inc. (in
                                   such capacity referred to herein as the "Servicer").

Risk Factors.................      Certain factors are  particularly relevant
                                   to   a   decision   to   invest   in   any
                                   Certificates  sold hereunder.   See  "Risk
                                   Factors" herein.

The Contracts................      The  Contracts evidenced  by  a Series  of
                                   Certificates (the "Contract Pool") will be
                                   fixed  and/or  variable   rate  Contracts.
                                   Such  Contracts,   as  specified   in  the
                                   related   Prospectus    Supplement,   will
                                   consist primarily of  manufactured housing
                                   installment     sales    contracts     and
                                   installment   loan   agreements   and  may
                                   include  modular  home  installment  sales
                                   contracts and installment  loan agreements
                                   (the  "Manufactured  Housing  Contracts").
                                   The   Contracts   will   be   conventional
                                   contracts  or  contracts  insured  by  the
                                   Federal Housing Administration  ("FHA") or
                                   partially  guaranteed   by  the   Veterans
                                   Administration ("VA").   Each Manufactured
                                   Housing Contract will be  secured by a new
                                   or  used  Manufactured  Home  (as  defined
                                   herein)  or   Modular  Home   (as  defined
                                   herein)  or, in  certain  instances, by  a
                                   mortgage  or  deed of  trust  on  the real
                                   estate on  which the manufactured  home is
                                   deemed to be permanently affixed (a "Land-
                                   and-Home   Contract").      Each  Contract
                                   secured by a Modular Home and some of the Contracts secured by a Manufactured Home may be further secured by a mortgage or deed of trust on real estate.

                                   If   so   specified  in   the   Prospectus
                                   Supplement, the Contract  Pool may include
                                   mortgage   loans   (the  "Mortgage Loans")
                                   secured by a  mortgage or deed of trust on
                                   one-  to  four-family  residential
                                   properties  (the "Mortgaged  Properties").
                                   The  term   "Contracts"  as   used  herein
                                   includes   Mortgage   Loans,   unless  the
                                   context otherwise requires.

                                   The Prospectus Supplement  for each Series
                                   will provide  information with  respect to
                                   (i) the aggregate principal balance of the
                                   Contracts comprising the Contract Pool, as
                                   of  the date  specified in  the Prospectus
                                   Supplement (the "Cut-off  Date"); (ii) the
                                   weighted  average   contractual  rate   of
                                   interest  (the  "Contract  Rate")  on  the
                                   Contracts; (iii) the weighted average term
                                   to scheduled  maturity as  of origination;
                                   (iv) the   weighted   average    term   to
                                   scheduled maturity as of  the Cut-off Date
                                   and  the  range  of  terms  to   maturity;
                                   (v) the  percentage  amount  of  Contracts
                                   secured by new or used Manufactured Homes;
                                   (vi) the  average   outstanding  principal
                                   balance of the Contracts as of the Cut-off
                                   Date;  (vii) the  range  of  Loan-to-Value
                                   Ratios; and (viii) the geographic location
                                   of   Manufactured   Homes   securing   the
                                   Contracts.

                                   The Contracts will have been originated or purchased by the Company in the ordinary course of its business.

Description of
Certificates.................      Each Class of Certificates within a Series
                                   will evidence the interest specified in the related Prospectus Supplement in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund").

                                   Each Series of Certificates may consist of
                                   one  or more Classes, one or more of which
                                   may   be   Senior   Certificates  ("Senior
                                   Certificates")  and one  or more  of which
                                   may    be    Subordinated     Certificates
                                   ("Subordinated Certificates").  A Class of
                                   Certificates  of a  Series may  be divided
                                   into two  or more  sub-classes, as and  on
                                   the   terms  specified   in  the   related
                                   Prospectus Supplement.  Each Class or sub-
                                   class of  a Series may  evidence the right
                                   to receive a specified portion (which  may
                                   be 0%)  of each distribution  of principal
                                   or  interest  or both,  on  the Contracts.
                                   Each Class or sub-class of a Series may be
                                   assigned a principal  balance (the "Stated
                                   Balance") based on the  cash flow from the
                                   assets  in the  Trust  Fund, and  a fixed,
                                   variable  or   adjustable  stated   annual
                                   interest  rate,  and  may  be entitled  to
                                   receive  distributions  in   reduction  of
                                   Stated  Balance  to the  extent  available
                                   therefor  in  the   manner,  priority  and
                                   amounts   specified    in   the    related
                                   Prospectus  Supplement.   A Class  or sub-
                                   class  of  Certificates  may  be  Compound
                                   Interest  Certificates  on  which interest
                                   will  accrue,  but  not  be  paid  for the
                                   period set forth in the related Prospectus
                                   Supplement.    The  Certificates  will  be
                                   issuable in  fully registered form  in the
                                   authorized denominations specified  in the
                                   related   Prospectus   Supplement.     See
                                   "Description  of the  Certificates."   The
                                   Subordinated Certificates of a Series will
                                   be subordinated in certain respects to the
                                   Senior  Certificates of  the same  Series.
                                   If a Series of  Certificates contains more
                                   than    one    Class    of    Subordinated
                                   Certificates,  distributions   and  losses
                                   will be  allocated among  such Classes  in
                                   the  manner   specified  in   the  related
                                   Prospectus Supplement.   The  Certificates
                                   will not be guaranteed or insured by any government agency or instrumentality.

Subordinated Certificates
and Reserve Fund.............      One or more  Classes of any Series  may be
                                   Subordinated Certificates, as specified in
                                   the  related Prospectus  Supplement.   The
                                   rights  of  the  Subordinated Certificate-
                                   holders  to  receive  any or  a  specified
                                   portion of  distributions with  respect to
                                   the Contracts will be subordinated to  the
                                   rights of Senior Certificateholders to the
                                   extent and in the manner specified in  the
                                   related  Prospectus  Supplement.     If  a
                                   Series of Certificates  contains more than
                                   one  Class  of  Subordinated Certificates,
                                   distributions and losses will be allocated
                                   among such classes in the manner specified
                                   in the related Prospectus Supplement.  The
                                   rights      of       the      Subordinated
                                   Certificateholders, to the extent not sub-
                                   ordinated, may be  on a parity  with those
                                   Senior    Certificateholders.         This
                                   subordination is intended to enhance the likelihood of regular receipt by Senior
                                   Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses.

                                   The  protection  afforded  to  the  Senior
                                   Certificateholders  by  the  subordination
                                   feature  described above  may be  effected
                                   both  by  the  preferential  right of  the
                                   Senior   Certificateholders   to   receive
                                   current  distributions  from  the Contract
                                   Pool and, to  the extent specified in  the
                                   related  Prospectus  Supplement,   by  the
                                   establishment  of  a   reserve  fund  (the
                                   "Reserve Fund").  The  Reserve Fund may be
                                   funded,  to the  extent  specified in  the
                                   related Prospectus  Supplement, by  one or
                                   more  of  an  initial  cash  deposit,  the
                                   retention     of    specified     periodic
                                   distributions of principal  or interest or
                                   both  otherwise  payable  to  Subordinated
                                   Certificateholders, or the  provision of a
                                   letter  of  credit, limited  guarantee  of
                                   CHI,  insurance  policy or  other  form of
                                   credit  enhancement  or   any  combination
                                   thereof.   Unless  otherwise specified  in
                                   the  related  Prospectus  Supplement,  the
                                   Reserve Fund  will be  part  of the  Trust
                                   Fund.

                                   The subordination features and the Reserve
                                   Fund  described  above   are  intended  to
                                   enhance the  likelihood of  timely payment
                                   of principal  and interest and  to protect
                                   the Senior Certificateholders  and, to the
                                   extent specified in the related Prospectus
                                   Supplement,    Subordinated   Certificate-
                                   holders against loss.  However, in certain
                                   circumstances  the Reserve  Fund could  be
                                   depleted and shortfalls could result.  If,
                                   on a  particular date when  a distribution
                                   is   due   such   Certificateholders,  the
                                   aggregate amount of payments received from
                                   the obligors on the Contracts and Advances
                                   by the Servicer  (as described below),  if
                                   any,  and  from  the  Reserve  Fund  of  a
                                   Series, if any,  do not provide sufficient
                                   funds to make  full distributions to  such
                                   Certificateholders of a Series, the amount
                                   of  the  shortfall  may  be added  to  the
                                   amount    such    Certificateholders   are
                                   entitled to receive on the next Remittance
                                   Date.  In  the event the Reserve  Fund, if
                                   any,    is    depleted,     such    Senior
                                   Certificateholders  and,  to   the  extent
                                   specified   in   the   related  Prospectus
                                   Supplement,    Subordinated   Certificate-
                                   holders   nevertheless    will   have    a
                                   preferential  right  to   receive  current
                                   distributions  from  the   Contract  Pool.
                                   Such Certificateholders will bear their proportionate share of losses realized on Contracts to the extent such Reserve Fund and subordination feature are exhausted.

Credit Enhancement...........      As an alternative, or in addition,  to the
                                   credit   enhancement   afforded   by  sub-
                                   ordination of the Subordinated Certifi-cates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a limited guarantee of CHI, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Advances.....................      If the amount eligible for distribution to
                                   the  Certificateholders  of  a  Series  of
                                   Certificates   (or   to   Senior  Certifi-
                                   cateholders only  if so  specified in  the
                                   case of a Series of Certificates  having a
                                   Class of Subordinated Certificates) on any
                                   Remittance Date  is less  than the  amount
                                   which  is due  such Certificateholders  on
                                   such   Remittance   Date,    the   related
                                   Agreement will  provide that  the Servicer
                                   is obligated to make advances of cash (the
                                   "Advances")  to  such   Certificateholders
                                   subject  to the  limitations described  in
                                   the applicable  Prospectus Supplement,  to
                                   the extent that such  deficiency is due to
                                   delinquent  payments   of  principal   and
                                   interest during the  immediately preceding
                                   Due Period (as defined herein) and only to
                                   the  extent the  Servicer determines  such
                                   Advances are recoverable  from future pay-
                                   ments and collections on  the Contracts or
                                   otherwise.     See  "Description   of  the
                                   Certificates."

Interest.....................      Interest on the Certificates will be  paid
                                   on  the  dates  specified in  the  related
                                   Prospectus Supplement (each  a "Remittance
                                   Date"), commencing  on the  date specified
                                   in the related Prospectus Supplement.  The
                                   related  Prospectus  Supplement  will  set
                                   forth  for  each  Class  or  sub-class  of
                                   Certificates  the interest  rate, if  any,
                                   for  each such Class  or sub-class  or the
                                   method of determining  such interest rate.
                                   See     "Yield     Considerations"     and
                                   "Description  of  the   Certificates."  As
                                   specified   in   the   related  Prospectus
                                   Supplement,   Classes  of   a  Series   of
                                   Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including
Prepayments).................      Principal  collected  on   each  Contract,
                                   including any principal  prepayments, will
                                   be passed through on each Remittance Date,
                                   unless such principal  has previously been
                                   passed   through.     See  "Maturity   and
                                   Prepayment       Considerations"       and
                                   "Description  of  the  Certificates." With
                                   respect  to  a  Class  or sub-class  of  a
                                   Series  having  a   Stated  Balance,  such
                                   distributions may be made in the reduction
                                   of  the Stated  Balance, or  in an  amount
                                   equal to the Certificate Remittance Amount
                                   or such other amounts  as are specified in
                                   the  related Prospectus  Supplement.   See
                                   "Maturity and Prepayment Considerations" and "Description of the Certificates --
                                   Distributions  on  Certificates"  and  "--
                                   Payments on Contracts."

Optional Termination.........      The  Company or  the Servicer  may at  its
                                   option repurchase  all Contracts  relating
                                   to  a  series  of  Certificates  remaining
                                   outstanding  at such  time  and under  the
                                   circumstances specified in such Prospectus
                                   Supplement.    See   "Description  of  the
                                   Certificates -- Termination     of     the
                                   Agreement."

Global Certificates..........      If so specified  in the related Prospectus
                                   Supplement, the Certificates  of a Series,
                                   or of one or more Classes within a Series,
                                   will be  issuable in  the form  of one  or
                                   more global certificates  (each, a "Global
                                   Certificate") to  be held by  a depositary
                                   (each,  a "Depositary")  on behalf  of the
                                   beneficial owner  of the  Certificates, as
                                   described herein under "Description of the
                                   Certificates -- Global  Certificates." The
                                   description  of the  Certificates in  this
                                   Prospectus assumes  that the  Certificates
                                   of a Series will not be issued in the form
                                   of Global Certificates.  If some or all of
                                   the Certificates of a Series are issued in
                                   the   form   of   one   or   more   Global
                                   Certificates,     the     term     "Global
                                   Certificateholder," as  used herein,  will
                                   refer  to such  beneficial owners  of such
                                   Certificates,  and  the   rights  of  such
                                   Certificateholders  will  be   limited  as
                                   described herein under "Description of the Certificates -- Global Certificates."

Representations and Warranties
of the Company...............      As a condition to the Company's conveyance
                                   of any  Contract Pool  to the  Trust Fund,
                                   the  Company  will  be  required  to  make
                                   certain representations and  warranties in
                                   the   related   Agreement   regarding  the
                                   Contracts.     Under  the  terms   of  the
                                   Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or substitute for the affected Contract, in each case under the conditions further described herein. See "Description of the Certificates -- Conveyance of Contracts" herein.

Federal Income Tax
Considerations...............      If  an  election (a  "REMIC  Election") is
                                   made to  the Trust  Fund represented  by a
                                   series  of  Certificates or  a  segregated
                                   portion thereof as a "real estate mortgage
                                   investment conduit" (a  "REMIC") under the
                                   Internal Revenue code  of 1986, as amended
                                   (the "Code"),  each class  of Certificates
                                   which  are offered  hereby may  constitute
                                   "regular    interests"     or    "residual
                                   interests" in such  REMIC under the  Code,
                                   with the  tax consequences under  the Code
                                   described  herein and  in such  Prospectus
                                   Supplement.      Generally,   holders   of
                                   Certificates   that   are   REMIC  regular
                                   interests will be treated as if  they hold
                                   a debt obligation  for federal income  tax
                                   purposes.  A Class of Certificates offered
                                   hereby may represent interests in a tiered
                                   REMIC, but  all interests in each  tier of
                                   the REMIC  will be created  under the same
                                   Agreement.   See  "Certain Federal  Income
                                   Tax Consequences -- REMIC Series."

                                   If  a REMIC  Election  is  not  made  with
                                   respect to a  Series of Certificates,  the
                                   Trust  Fund  represented by  such  Certif-
                                   icates will be treated as a grantor  trust
                                   for federal income  tax purposes and  will
                                   not  be   classified  as   an  association
                                   taxable as a corporation.   In such event,
                                   each Certificateholder will  be treated as
                                   the  owner   of  an  undivided   pro  rata
                                   interest in income and corpus attributable
                                   to the related Contract Pool and any other
                                   assets  held by the Trust Fund and will be
                                   considered  the  equitable   owner  of  an
                                   undivided   interest   in   the  Contracts
                                   included  in  such  Contract  Pool.    See
                                   "Certain Federal Income Tax Consequences -
                                   - Non-REMIC Series."

ERISA Considerations.........      A fiduciary  of any employee  benefit plan
                                   subject to the  Employee Retirement Income
                                   Security   Act   of   1974,   as   amended
                                   ("ERISA"),  or  the  Code,  should  review
                                   carefully with its  legal advisors whether
                                   the  purchase or  holding of  Certificates
                                   could   give   rise   to   a   transaction
                                   prohibited   or   otherwise  impermissible
                                   under ERISA  or  the  Code.    See  "ERISA
                                   Considerations" herein.

Legal Investment.............      Unless   otherwise   indicated    in   the
                                   applicable   Prospectus  Supplement,   any
                                   Certificates offered hereby that are rated
                                   by  at  least  one  nationally  recognized
                                   statistical rating organization  in one of
                                   its  two  highest rating  categories  will
                                   constitute  "mortgage related  securities"
                                   under   the   Secondary   Mortgage  Market
                                   Enhancement Act of  1984, as amended,  and
                                   as such (unless otherwise indicated in the
                                   applicable Prospectus Supplement)  will be
                                   "legal investments"  for certain  types of
                                   institutional  investors  to   the  extent
                                   provided  in  that  Act, subject,  in  any
                                   case, to  any other  regulations that  may
                                   govern investments  by such  institutional
                                   investors.      See    "Legal   Investment
                                   Considerations" herein.

Ratings......................      It  is   a  condition  precedent   to  the
                                   issuance of any Class of Certificates sold
                                   under this  Prospectus that they  be rated
                                   in   one  of   the  four   highest  rating
                                   categories (within which there may be sub-
                                   categories   or    gradations   indicating
                                   relative   standing)  of   at  least   one
                                   nationally  recognized  statistical rating
                                   organization.   A security rating is not a
                                   recommendation  to   buy,  sell   or  hold
                                   securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                   Ratings  of the  Certificates address  the
                                   likelihood   of   the   receipt   of   all
                                   distributions  on  the  contracts  by  the
                                   related   certificateholders   under   the
                                   agreements   pursuant   to    which   such
                                   certificates are issued.  The ratings take
                                   into consideration  the credit  quality of
                                   the related  contract pool,  including any
                                   credit support  providers, structural  and
                                   legal   aspects   associated   with   such
                                   certificates,  and  the  extent  to  which
                                   payment stream  on such  contract pool  is
                                   adequate to make payments required by such
                                   certificates.     The   ratings  on   such
                                   certificates do not, however, constitute a
                                   statement    regarding     frequency    of
                                   prepayments on the related contracts.  See
                                   "Ratings" herein.

                                 RISK FACTORS

     Prospective investors in the Certificates should consider, among other things, the following risk factors in connection with the purchase of the
Certificates:

     1. General. An investment in the Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of credit enhancement, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

     2. Prepayment Considerations. The prepayment experience on the Contracts will affect the average life of each Class of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     3. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriter or any of its affiliates, or by the Company or (except as otherwise specified in the related Prospectus Supplement) any of its affiliates, and will be payable only from amounts collected on the Contracts.

     4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that it will remain for the term of any Series of Certificates. Liquidity of investment in the Certificates would be adversely affected by, among other factors, the failure of a Trust Fund that has made a REMIC election to continue to qualify as a REMIC and may be adversely affected by, among other things, the absence of Certificates in physical form.

     5. Security Interests and Mortgages on the Manufactured Homes. Each Contract (other than a Land-and-Home Contract or a Mortgage Loan) is secured by a separately evidenced security interest in a Manufactured Home. Perfection of such security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and each state's certificate of title statutes, but generally not its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Company will not amend any certificates of title to change the lienholder specified therein from the Company (or the applicable originator in the case of an Acquired Contract) to the Trustee or file any UCC-3 assignments and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company (or the applicable originator in the case of an Acquired Contract) or a trustee in bankruptcy of the Company (or the applicable originator in the case of an Acquired Contract).

     The Land-and-Home Contracts are secured by a mortgage or deed of trust on the property on which a Manufactured Home or Modular Home is placed. Because of the expense and administrative inconvenience involved, the Company generally will not record the assignment to the Trustee of the mortgage or deed of trust (each, a "Mortgage") securing each Land-and-Home Contract. In some states in the absence of the recordation of such an assignment to the Trustee of the Mortgage securing a Land-and-Home Contract, the assignment of the Mortgage to the Trustee may not be effective against creditors of or purchasers from the Company (or the applicable originator in the case of an Acquired Contract) or a trustee in bankruptcy of the Company (or the applicable originator in the case of an Acquired Contract).

     6. Consumer Protection Laws and Other Limitations on Lenders. Numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. From time to time the Company is involved in litigation under consumer protection laws. These laws would apply to the Trust Fund as assignee of the Contracts. Pursuant to the Agreement, the Company will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract may, subject to certain conditions described under "Description of Certificates -- Conveyance of Contracts," create an obligation by the Company to repurchase, or at its option substitute another contract for, such Contract unless such breach is cured within 90 days after notice thereof. If the Company does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors, such as the bankruptcy of an obligor or the application of equitable principles by a court, may limit the ability of the Certificateholders to receive payments on the Contracts or to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein.

     7. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993),
        -----------------------------------
the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the Company (or the dealer that sold the related Manufactured Home) were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay in or reduction of distributions (in the case of the dealer, only with respect to the Contracts in respect of which it sold the related Manufactured Home).

     8. Priority of Possible Tennessee Tax Lien. Under Tennessee law, a tax is due in connection with the public recordation of instruments evidencing indebtedness. The Company will treat the transfers of the Contracts to the Trustee as sales rather than secured financings, and therefore will not pay any tax in respect of the recordation of instruments evidencing such transfers. See "Certain Legal Aspects of the Contracts -- Certain Matters Relating to Insolvency". Nonpayment or underpayment of the Tennessee indebtedness tax does not affect or impair the effectiveness, validity, priority or enforceability of the security interest created or evidenced by the instrument, but (a) subjects the holder of the indebtedness to a penalty, in addition to the tax, in the amount of the greater of $250 or double the unpaid tax due, (b) results in the imposition of a tax lien in favor of the Tennessee Department of Revenue, in the amount of any tax and penalties unpaid and owing that attaches to the collateral until the lien or security interest is released and thereafter attaches to the proceeds, and
(c) precludes the holder of the indebtedness from maintaining an action on the indebtedness (other than an action limited to the enforcement of the security interests or lien) against the debtor until the nonpayment is cured. In such event, and in addition to the statutory disability described above, collections on the Contracts could be applied to pay such tax and penalty prior to being applied to make distributions to Certificateholders and the Tennessee Department of Revenue would have a lien on the Contracts prior to the security interests and liens of the Trustee.

     9. Louisiana Law. Any Contract secured by a Manufactured Home located in the State of Louisiana will be governed by Louisiana law in addition to
Article 9 of the UCC. Louisiana law provides special mechanisms for the enforcement of security interests in manufactured housing used as collateral for an installment sales contract or installment loan agreement. Under Louisiana law, so long as a manufactured home remains subject to the Louisiana motor vehicle laws, repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (with court supervision) is permitted, unless the owner brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

     10. Limitations on Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to the Senior Certificateholders, the protection afforded to Senior Certificateholders may be depleted due to certain losses on the Contracts, as specified in the Prospectus Supplement, and the Reserve Fund, if any, could be depleted in certain circumstances. In either case, shortfalls could result for both the Senior Certificates and the Subordinated Certificates. Prospective purchasers of a Class of Certificates should carefully review the credit risks to be absorbed by such Class of
Certificates on account of its subordination or the timing of the distributions intended to be made on such Class of Certificates.

     11. Limited Guarantee of CHI. If the related Prospectus Supplement so specifies, a Class or Classes of the Certificates may be entitled to the benefits of a limited guarantee of CHI which would be an unsecured general obligation of CHI and would not be supported by any letter of credit or other enhancement arrangement.

                                THE TRUST FUND

GENERAL

     Each Trust Fund will include (i) a Contract Pool (which may consist of sub-pools), (ii) the amounts held from time to time in trust accounts (each, a "Certificate Account") maintained by the Trustee pursuant to the Agreement, and (iii) proceeds from certain hazard insurance policies on individual Manufactured Homes or Mortgaged Properties, if any, and Manufactured Homes acquired by repossession, (iv) any letter of credit, limited guarantee of CHI, surety bond, insurance policy, cash reserve fund or other credit enhancement security payment of all or part of a series of Certificates, and
(v) such other property as may be specified in the related Prospectus Supplement. If so specified in the related prospectus supplement, a limited guarantee of CHI may exist and may not be a part of the Trust Fund.

     Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool (which may consist of sub-pools) comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates.

     All of the Contracts will have been purchased by the Company or an affiliate of the Company in the open market or in privately negotiated transactions, including transactions with affiliates of the Company. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement or in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

     Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

THE CONTRACT POOLS

     Each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist primarily of manufactured housing installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements (collectively, the "Manufactured Housing Contracts") originated by either the Company, a manufactured housing dealer or a lender in the ordinary course of business and purchased by the Company. The Contracts will be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Manufactured Housing Contract will be secured by a new or used Manufactured Home or Modular Home or, in the case of each Land-and-Home Contract, by a mortgage or deed of trust on real estate to which the Manufactured Home is permanently affixed. Each Contract secured by a Modular Home and some of the Contracts secured by a Manufactured Home may be further secured by a mortgage or deed of trust on real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date (a "step-up rate").

     If so specified in the Prospectus Supplement, the Contract Pool will include mortgages or deeds of trust (the "Mortgage Loans") secured by a mortgage or deed of trust on one- to -four family residential properties (the "Mortgaged Properties"). The Mortgage Loans were originated or acquired by the Company in the ordinary course of business.

     The Company, as seller of the Contracts, will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of (this) paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary (of Housing and Urban Development) and complies with the standards established under (this) chapter."

     For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates -- Servicing." Unless otherwise specified in the related Prospectus Supplement, the contract documents relating to Manufactured Housing Contracts will be held for the benefit of the Trustee by the Servicer and the principal documents relating to Mortgage Loans and certain Land-and-Home Contracts will be delivered to the Trustee or a custodian for the benefit of the Trustee.

     Each Contract Pool will be composed of Contracts bearing interest at the annual fixed and/or variable Contract Rates and/or step-up rates specified in the Prospectus Supplement. The Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate
Contracts") will increase on the dates on which the Contract Rates are stepped up. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will typically be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

     The related Prospectus Supplement will disclose in summary form for the Contracts contained in the related Contract Pool, among other things, the year of origination of the contracts; the range of Contract Rates on the Contracts; the range of Loan-to-Value Ratios; the minimum and maximum out-
standing principal balances as of the Cut-off Date and the average outstanding principal balance; the range of outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract. The Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

     The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company. See "Description of the Certificates -- Conveyance of Contracts."

                               USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, cost of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.


                    VANDERBILT MORTGAGE AND FINANCE, INC.

     Vanderbilt Mortgage and Finance, Inc. (the "Company") was incorporated in 1977 in the State of Tennessee. As of December 31, 1997, the Company had total assets of approximately $527 million and stockholder's equity of approximately $225 million. The Company, an indirect subsidiary of Clayton Homes, Inc. ("CHI"), is engaged in the business of, among other things, purchasing, originating, selling and servicing installment sales contracts and installment loan agreements for manufactured housing and modular housing. CHI manufactures and sells manufactured homes and modular homes, and owns, manages and markets manufactured housing communities. The Company's principal office is located at 4726 Airport Highway, Louisville, Tennessee 37777 (telephone 423-970-7200). An affiliate of CHI acts as an insurance broker for certain types of insurance, including hazard and credit life insurance policies, some of which may cover certain of the Contracts. Other affiliates of CHI reinsure hazard and credit life insurance policies, including policies that may cover certain of the Contracts. Two separate indirect subsidiaries of CHI, Vanderbilt Life and Casualty Insurance Co., Ltd. and Vanderbilt Property and Casualty Insurance Co., Ltd. may act as reinsurer of insurance coverage relating to the Contracts.

     The Company purchases and originates manufactured housing contracts on an individual basis from its principal office. The Company arranges to purchase manufactured housing installment sales contracts originated by manufactured housing dealers located in approximately 29 states, primarily southern and midwestern. Most of these purchases are from dealers indirectly owned by CHI. Dealers which are not owned by CHI must make an application to the Company for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer enter into a dealer agreement.

     In addition to purchasing manufactured housing contracts from dealers on an individual basis, the Company makes bulk purchases of manufactured housing contracts and services on behalf of other owners manufactured housing contracts that were not originally purchased or originated by the Company. These purchases may be from, and these servicing arrangements may be made with respect to, the portfolios of other lenders or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

     The Company is actively seeking arrangements by which it would service manufactured housing contracts originated by other lenders. The Company's management currently anticipates it will only seek servicing responsibilities which relate to manufactured housing contracts.

                            UNDERWRITING POLICIES

GENERAL

     Customers desiring to obtain financing from the Company complete a credit application form. In the case of those dealers owned by CHI, the manager initially evaluates the application and then forwards it to the Company for consideration. In the case of dealers that are not owned by CHI, the application is transmitted to the Company for consideration.

     Credit applications are then evaluated by the Company's credit officers. With respect to those customers determined to be creditworthy, the Company requires a down payment in the form of cash, the trade-in value of a previously owned manufactured home, and/or the estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the dealer must be consistent with the value of such home determined by the Company in light of current market conditions. The value of real property pledged as additional collateral is estimated by personnel of the dealer, who are not appraisers but are familiar with the area in which the property is located. The minimum amount of the down payment is typically 5% of the purchase price. The purchase price includes the stated cash sale price of the manufactured home, sales or other taxes and certain fees and set-up costs. The balance of the purchase price and certain insurance premiums (including up to five years of premiums on required hazard insurance) are financed by an installment sales contract providing for a purchase money security interest in the manufactured home and a mortgage on real property, if any, pledged as additional collateral. Normally, the contracts originated by the Company provide for equal monthly payments, generally over a period of five to twenty years at fixed rates of interest. The Company believes the typical manufactured home purchaser is primarily sensitive to the amount of the monthly payment, and not to the interest rate.

     The Company's underwriting guidelines generally require that each applicant's credit history, residence history, employment history and income to debt payment ratios be examined. There are no requirements on the basis of which, if met, credit is routinely approved; or if they are not met, credit is routinely denied. If in the judgment of the Company's credit manager an applicant does not meet minimum underwriting criteria, there generally must be compensating higher ratings with respect to other criteria in order for an applicant to be approved. Credit managers must confirm that the credit investigation gave a complete and up-to-date accounting of the applicant's creditworthiness. Credit managers are encouraged to obtain second opinions on loans for relatively larger dollar amounts or those which, in their judgment, tend to rank lower in terms of underwriting criteria. Generally, the sum of the monthly obligation for installment obligations, including the manufactured home loan payment and monthly site costs, should not exceed 50% of the applicant's gross monthly income. Since January 1989 the Company has, in addition to the above considerations, used a credit scoring system to evaluate credit applicants. The credit score of an applicant is used as a further guide in determining whether to extend credit to the applicant. All of the Mortgage Loans originated or acquired by the Company were underwritten or reunderwritten by the Company in a manner generally consistent with the foregoing guidelines.

     In the case of a Contract Pool containing Contracts originated by other originators and acquired by the Company ("Acquired Contracts"), the related Prospectus Supplement will describe such Contracts.

BULK TRANSACTIONS

     In fiscal 1990, the Company purchased a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio, originally consisting of approximately 4,000 installment sales contracts, was purchased at a discount from its outstanding principal balance. The Company services the contracts acquired. The Company intends to consider, from time to time, the selective acquisition of additional portfolios of installment sales contracts consistent with the Company's views of appropriate pricing in return for certain portfolios and servicing capacity.

     In fiscal 1991, the Company became the servicer for approximately $100 million of installment sales contracts for manufactured homes acquired by a REMIC trust. The trust issued approximately $70 million of senior certificates which received the highest rating from both Standard & Poor's Corporation and Moody's Investors Service, Inc. and are guaranteed as to principal and interest by a financial guarantee policy issued by Financial Security Assurance, Inc. ("FSA"). CHI purchased the junior certificates representing the residual interest in the REMIC by establishing a $12.5 million reserve fund for the senior certificates and by agreeing to pay the premium on the FSA policy. Most of the homes financed by these contracts are located in Texas and were originated by savings institutions which were subsequently placed into receivership.

     In fiscal 1992, the Company became the servicer for 15,409 installment sales contracts for manufactured homes with an approximate current principal balance of $148 million acquired by a REMIC trust from the Resolution Trust Corporation. The Company did not acquire these contracts and is acting solely as servicer with respect to these contracts.

     In fiscal 1994, the Company acquired a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio originally consisted of approximately 3,300 installment sales contracts and was purchased at a discount from its outstanding principal balance of approximately $56 million. Also in fiscal 1994, the Company became servicer for approximately 16,500 contracts for manufactured homes with an approximate aggregate principal balance of $222 million owned by three REMIC trusts. The Company is acting solely as servicer with respect to these contracts.

     In fiscal 1997, the Company purchased a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio consisted of approximately 1,385 installment sales contracts and was purchased at a discount from its outstanding principal balance of approximately $57 million.

VARIOUS FINANCING TERMS

     The Company has developed financing options such as contracts with a 7 year term (compared to the industry norm of 15 to 20 years), which provides financing to its customers at a relatively low cost. In January 1990, the Company introduced a bi-weekly payment contract which provides for 26 payments a year, which are made by electronically drafting the purchaser's checking account. In 1996, the Company introduced contracts (the "Escalating Principal Payment Contracts") which provide for an annual increase in monthly payments over the first five years of the term of the Contract. An Escalating Principal Payment Contract provides initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a specified term which is lower than the original term of the Contract. There is no period in which the Escalating Principal Payment Contracts have negative amortization. In 1989, the Company began originating variable rate Contracts. Its variable rate program ranged from the origination of very few variable rate Contracts from 1992 to 1994 to a high of 7,300 variable rate Contracts with an aggregate dollar amount of approximately $233 million in fiscal 1997.

     During the last six fiscal years, the Company has become the most important source of financing for purchasers of CHI's homes. In fiscal 1988, the Company originated 5,692 contracts, in fiscal 1993, the Company originated 10,880 contracts, in fiscal 1994, the Company originated 12,401 contracts, in fiscal 1995, the Company originated 13,857 contracts and in fiscal year 1996, the Company originated 16,910 contracts. For fiscal year 1997, the Company originated 21,691 contracts. At June 30, 1997, the Company was servicing approximately 102,000 contracts and an aggregate dollar amount of $2,044 million, of which the Company purchased from dealers or acquired from other institutions approximately 85,912 contracts with an aggregate dollar amount of approximately $1,910 million. The Company expects it will continue to originate a significant portion of the financing for purchasers of homes sold by CHI owned retail centers, consistent with the overall level of CHI's retail sales.

                             YIELD CONSIDERATIONS

     The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

     The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

     If a Series of Certificates contains Classes or sub-classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or sub-class and the percentage of the original Stated Balance of each such Class or sub-class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentage of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

     Unless otherwise specified in the related Prospectus Supplement, the Contracts will have maturities at origination of not more than 30 years.

PREPAYMENT CONSIDERATIONS

     Contracts generally may be prepaid in full or in part without penalty. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions, competition among manufactured housing lenders and prevailing interest rates, may influence prepayments. The refinancing of any Contract will result in a prepayment in full of such Contract. Declining interest rates and certain other factors may result in an increased number of refinancings which would affect the average life of the Certificates. In addition, the repurchase of Contracts on account of certain breaches of representations and warranties in the Agreement have the effect of prepaying such Contracts. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

     Information regarding the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

     See "Description of the Certificates -- Termination of the Agreement" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund -- The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                       DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references, if any, contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

GENERAL

     The Certificates may be issued in one or more Classes or sub-classes (each referred to in this Prospectus as a "Class"). If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a sub-class within a Series or all of the Certificates of a single-Class Series, as the context may require.

     The Certificates of each Series will be issued in fully registered form only and will represent the interest specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund will generally include
(i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time and (iii) proceeds from certain hazard insurance on individual Manufactured Homes, Modular Homes or Mortgaged Properties (or the related real estate, in the case of Land-and-Home Contracts) acquired by re-possession, and may include a letter of credit, a limited guarantee of CHI, surety bond, insurance policy, cash reserve fund or other credit enhancement security payment of all or part of a Series of Certificates or other property. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Ownership of each Contract Pool may be evidenced by one or more classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. One or more Classes of
Certificates evidencing interests in Contracts may be Subordinated Certificates, evidencing the right of the holders thereof to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement.

     A  Series  of  Certificates  may  consist  of  Classes  of  Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each sub-class. The holders of each sub-class of a Class of Certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related Contracts as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

     Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

     The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

     Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus
Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

     Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

     So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

     Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

     The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

     The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, Modular Homes or Mortgaged Properties, if any, all documents contained in the Contract Files or Land-and-Home Contract Files, as applicable, and all proceeds derived from any of the foregoing. On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the current amount of monthly payments due on each Contract as of the date of issuance of the Certificates and the Contract Rate on each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, the Company's operations department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy.

     The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes or Modular Homes (other than the principal documents relating to Land-and-Home Contracts and Mortgage Loans). To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be executed and filed by the Company identifying the Company as the seller and the Trustee as the buyer of the Contracts, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, within one week after the initial delivery of the Certificates, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors-- Security Interests and Mortgages on the Manufactured Homes" and "-- Consumer Protection Laws and Other Limitations on Lenders." Unless otherwise specified in the Prospectus Supplement, the Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the principal documents relating to all Land-and-Home Contracts and Mortgage Loans.

     In general, and except as otherwise specified in the related Prospectus Supplement, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that: (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days (or such other number of days specified in the related Prospectus Supplement); (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "-- Servicing -- Hazard Insurance"; (f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Manufactured Housing Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract and each Mortgage Loan, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Closing Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which  are or  may be  liens prior  or  equal to  the lien  of the  Contract;
(o) each Contract other than a step-up rate Contract and an Escalating Payment Contract is (i) a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract or (ii) a loan with a variable interest rate; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) none of the Contracts had a Loan-to-Value Ratio at origination greater than 100% (or such other percentage amount specified in the related Prospectus Supplement); (t) at the time of origination of each Contract or for the percentage of Contracts set forth in the Prospectus Supplement, the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located as would render unperfected or impair the priority of the security interest in such Manufactured Home, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair; (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); and
(w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

     Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust Fund's interest in any Contract if such breach has not been cured. The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

     In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract, and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. In the event that more than one Contract is substituted, the above requirements with respect to Scheduled Principal Balance, APR and remaining term to scheduled maturity may be satisfied on an aggregate or weighted average basis, as applicable. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

PAYMENTS ON CONTRACTS

     Unless otherwise specified in the related Prospectus Supplement, each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates or a Group of Certificates within a Series in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the rating assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a depositary institution, (iii) in an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"), (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date:

     (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

     (ii) all Obligor payments on account of interest on the Contracts;

     (iii)  all   amounts  received  and  retained  in  connection  with  the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

     (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to Obligor;

     (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

     (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates;

     (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below; and

     (viii)  all  amounts,  if  any,   required  to  be  transferred  to  the
Certificate Account from a Reserve Fund pursuant to the Agreement.

DISTRIBUTIONS ON CERTIFICATES

     Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable
Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the fifth Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account as of the end of the Due Period immediately prior to such Remittance Date or such other, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments or collections due after the Due Period preceding the month in which the Remittance Date occurs; (ii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iii) amounts representing reimbursement for Advances, such reimbursement being limited, as described in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (iv) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and pro-ceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in
(i) through (iv) above, with respect to a Series of Certificates having a Class of Subordinated Certificates, are referred to herein as the "Available Distribution Amount."

     On each Remittance Date, the Trustee will withdraw the Available Distribution Amount from the applicable Certificate Account and distribute such amount to the Certificateholders of each Class or other specified persons in the amounts and order of priority specified in the related Prospectus Supplement.

     Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

     If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus, to the extent not paid, the aggregate of amounts by which the Senior Distribution Amount for any Distribution Date exceeded the amount actually paid on such Remittance Date plus interest at the related Remittance Rate. Unless otherwise provided in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

     Special  Distributions.  To  the  extent  specified  in  the  Prospectus
Supplement relating to a Series of Certificates, one or more Classes or subclasses of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes or sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

     Subordinated Certificates. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Available Distribution Amount among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates (which may include a reduction of the principal balance of the Classes of Subordinated Certificates in the event of such losses), the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders (other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts. The Servicer's obligation to make Advances, if any, may, be limited in amount and the Servicer may not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advances was made or from other funds in the Certificate Account.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of Certificates with a Cut-off Date of September 26, 1997 for the Remittance Date occurring in November, 1997.

September 26, 1997...........      (A)  Cut-off Date.

September 26 to October 25...      (B)  Due   Period.      Servicer  receives
                                        scheduled payments  on the  Contracts
                                        and any Principal Prepayments made by
                                        Obligors   and  applicable   interest
                                        thereon.

October 31...................      (C)  Record Date.

November 2...................      (D)  Determination  Date.     Distribution
                                        amounts determined.

November 7...................      (E)  Remittance  Date.    (Each Remittance
                                        Date is the 7th day of each month or,
                                        if the 7th day is not a business day,
                                        the next business day.)

Succeeding months generally follow the pattern of (B) through (E), but with respect to any Remittance Date (other than the first Remittance Date) is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

(A) The Original Contract Pool Principal Balance will be the aggregate Scheduled Principal Balance of the Contracts on September 25, 1997 after deducting principal payments received before such date. Principal payments received before September 25, and the accompanying interest payments, are not part of the Trust Fund and will not be passed through to Certificateholders.

(B) Scheduled payments, Principal Prepayments and Net Liquidation Proceeds may be received at any time during this period and will be distributed to Certificateholders on November 7. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment. The Available Distribution Amount for the distribution on November 7 is described under "/___/ Payments on Contracts" and "/___/ Distributions on the Certificates" above.

(C) Distributions on November 7 will be made to Certificateholders of record at the close of business on October 31.

(D) On November 2 (three business days prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on November 7 to Certificateholders.

(E) On November 7, the amounts determined on November 2 will be distributed to Certificateholders. If a payment due in the Due Period ending October 25 is received in the Due Period ending in November, such late payment will be taken into account in determining the Available Distribution Amount for December 7.

     The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

INDEMNIFICATION

     The Agreement requires the Servicer to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising from third party claims or actions in respect of any action taken or failed to be taken by the Servicer or a prior owner of Acquired Contracts or servicer on behalf of such owner with respect to any Contract or Manufactured Home, (b) any failure by the Servicer to perform its obligations in compliance with the standard of care set forth in the Agreement, and (c) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any income or franchise taxes or any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates or distributions with respect thereto).

     The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

     Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession. The Agreement provides that the Servicer may delegate its duties under that agreement to one or more entities (each a "Subservicer") that agrees to conduct such duties in accordance with the Agreement. Notwithstanding any such delegation, the Servicer will continue to be liable for all of its obligations under the Agreement.

     The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

     Hazard Insurance. The terms of the Agreement will generally require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing or one- to-four family residential properties, as applicable, issued by a company authorized to issue such policies in the state in which the Manufactured Home, Modular Home or Mortgaged Property is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home, Modular Home or Mortgaged Property or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any coinsurance clause contained therein. When a Manufactured Home or Modular Home's location was, at the time of origination of the related Contract, within a federally-designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, Modular Home or Mortgaged Property, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, Modular Home or Mortgaged Property, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a placement policy comparable to such policy.

     If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain, at its expense, hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

     Evidence as to Compliance. Each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and Certificates of such Series as is specified in the related Prospectus
Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. The Servicer will deliver to the Trustee an annual report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts.

     Each Agreement will also generally provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

     The Servicer shall  keep in force throughout the  term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

     The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

     Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Servicer may assign) for each Due Period (paid on the next succeeding Remittance Date) which, unless otherwise stated in the related Prospectus Supplement, will be equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for such Remittance Date.

     The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional admin-istrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions of Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home.

     So long as the Company is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the Certificate Account an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less (ii) $2,000. The Company will not be reimbursed for any Liquidation Expenses incurred in connection with any such Contract and will retain any liquidation proceeds in respect thereof. The Company has such option to liquidate defaulted Contracts in that manner because such manner of liquidation is more compatible with its record keeping systems.

     As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes.

     Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The Servicer may assign its rights and delegate its duties under the Agreement (with the prior written consent of the Company if the Company is not the Servicer), provided that any rating of the Certificates then in effect will not be reduced because of such assignment and delegation. Upon any such assignment and delegation, the assigning Servicer will not be liable for obligations of the Servicer after such assignment.

     Events of Termination. Events of Termination under each Agreement will include (i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

     Rights Upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring  prior  to a  transfer  of  the  Servicer's servicing  and  related functions or for any breach by the Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement. If the trustee in bankruptcy or similar official is appointed for the Servicer, and no Event of Termination other than the Servicer's insolvency has occurred, such trustee or other official may have the power to prevent the Trustee from effecting a transfer of servicing.

     No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

     The Servicer or the Trustee, as applicable, will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

          (i) the amount of such distribution allocable to principal on the Certificates;

          (ii) the amount of such distribution allocable to interest on the Certificates;

          (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

          (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

          (v) the outstanding principal balance of the Contracts; and

          (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

     In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

AMENDMENT

     The Agreement may be amended by the Company and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. The Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the holders of each such Certificate.

TERMINATION OF THE AGREEMENT

     The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or Mortgage Loan or repossession of any Manufactured Home and
(ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agree-ment. In addition, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid prin-cipal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

THE TRUSTEE

     The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Company, as Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Under the Agreement, the Company, as Servicer, agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negli-gence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

     Certain of the Contracts, may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

     The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ("HUD"). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home,
(iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property,
(vi) uncollected  court  costs, (vii) legal  fees,  not to  exceed  $500, and
(viii) expenses for recording the assignment of the lien on the collateral to the United States.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of June 30, 1997, the Company's Title I reserve amount was approximately $21,311,068, which amount was available to pay claims in respect of approximately $225,317,488 of FHA-insured manufactured housing contracts serviced by the Company. If the Company were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Company, as servicer of the FHA-insured Contracts.

     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guarantee.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of Manufactured Housing Contracts, Land-and-Home Contracts and Mortgage Loans, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Manufactured Housing Contracts, Land-and-Home Contracts or Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Manufactured Housing Contracts, Land-and-Home Contracts or Mortgage Loans.

THE MANUFACTURED HOUSING CONTRACTS

     General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contacts) and will assume the obligations of the obligee under the Contracts. Each Manufactured Housing Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Manufactured Housing Contracts are described more fully below.

     The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Manufactured Housing Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Tennessee to give notice of the Trustee's ownership of the Manufactured Housing Contracts. The Manufactured Housing Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud, or otherwise, a subsequent purchaser were able to take physical possession of the Manufactured Housing Contracts without notice of such assignment, the Trustee's interest in such Contracts could be defeated.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia and Puerto Rico. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Manufactured Housing Contract. As manufactured homes have become larger and have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provision of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts and Mortgage Loans" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Manufactured Housing Contracts contain provisions prohibiting the borrower from attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of the UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller of the Manufactured Housing Contracts and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Manufactured Housing Contracts.

     The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company, or such other originator of the Manufactured Housing Contracts as provided herein, will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

     In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over perfected security interests. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of the Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on definitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS AND MORTGAGE LOANS

     General. The Land-and-Home Contracts and Mortgage Loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under the deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for by foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after the sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against a former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldier's and Sailor's Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract or a Mortgage Loan, in a Chapter 13 proceeding under the federal bankruptcy code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or the deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or the deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CERTAIN MATTERS RELATING TO INSOLVENCY

     The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company (or one of its affiliates) were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company (or one of its affiliates) or the Company as a debtor-in-possession may argue the sale of the Contracts by the Company (or one of its affiliates) was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay or reduction of distributions to the related Certificateholders.

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust
Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes or Modular Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Servicer expects that it will permit most transfers and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession, foreclosure proceeding or trustee's sale.

     In the case of a transfer of a Manufactured Home or Modular Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes or Modular Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes or Modular Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury laws.

                             ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 4975 of the Code.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

     In  addition  to  the  imposition  of  general  fiduciary  standards  of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if any investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

     The  Department of  Labor ("DOL")  has  issued a  regulation (29  C.F.R.
Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (ii) sold to the Plan as part of a securities offering to the public pursuant to an effective registration statement under the Securities Act of 1933, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation.

     Unless some administrative exemption under ERISA applies to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch I.B.C.A. Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust Fund represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Company believes that the Exemption will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, unless otherwise specified in the Prospectus Supplement, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

SUBORDINATED CERTIFICATES

     Because the Subordinated Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the acquisition, holding and resale of the Subordinated Certificates by a Plan.

     Any Plan fiduciary considering whether to purchase any Subordinated Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Subordinated Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should analyze whether any prohibited transaction exemptions are available. In particular, there are three class exemptions issued by DOL that could apply with respect to certain transactions involving the Certificates: PTCE 84-14 (Class Exemption for Plan Asset Transaction Determined by Independent Qualified Professional Asset Managers), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Funds assets.

     In light of the foregoing, unless otherwise specified in the Prospectus Supplement, no transfer of a Subordinated Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel to the effect that the purchase or holding of a Subordinated Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Subordinated Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special tax counsel to the Company. The discussion is also based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion below addresses all material federal income tax consequences generally applicable to investors. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

     Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

     With respect to each Series of Certificates for which a REMIC Election is made, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as a residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

     Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or
(ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series -- Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

     "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as pay-ments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years. For taxable years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 ("Tax Act") extends the period in which foreclosure property will be considered a permitted investment to three years.

     The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interest in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series -- Restrictions on Transfer of Residual Certificates" below.

     If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

     Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which as a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series -- Qualification as a REMIC."

     Tiered REMIC Structures. For certain series of Certificates, two or more separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" or "Subsidiary REMICs" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company, as described above, that at the initial issuance of the Certificates, the
Subsidiary REMICs and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, each REMIC in a tiered REMIC structure will be treated as one. See the discussion below under "REMIC Series --
 Taxation of Regular Interests."

     Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable, for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

     Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular . . . interest in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each such case as long as the portion of the assets of the Trust Fund qualifying for the corresponding status is at least 95% of the assets of the REMIC. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to
Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "Real Property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts qualifying for the corresponding status that are held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code.

     Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 and in June 1996 (the "OID Regulations").
The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. The June 1996 Regulations apply to debt instruments issued after August 13, 1996. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

     In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular
Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the
Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

     Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount included in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount included in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

     The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulation, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). It is possible that the IRS could assert that the stated rate of interest on the Certificates is not unconditionally payable or otherwise does not qualify as qualified stated interest. Such position, if successful, would require all holders of Certificates to accrue all income on the Certificates under the OID Regulations. The Company, however, intends to treat all stated interest on the Certificates as qualified stated interest. Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates.
Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

     If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption. The Prospectus Supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purposes of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The amount of original issue discount included in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the same of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

     A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

     The Company believes, upon the advice of Brown & Wood LLP, special tax counsel to the Company, that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

     Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series -- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

     For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; or (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments. The amended OID Regulations issued on June 11, 1996 generally require the accrual of original issue discount on contingent payment debt instruments based on the comparable yield of fixed rate debt instruments with similar terms and conditions, followed by adjustments to reflect the differences between the payments so projected and the actual contingent payments. Although the new rules technically do not adequately address certain issues relevant to, or applicable to, prepayable securities such as REMIC regular interests, in the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Investors acquiring Regular Certificates whose rates are subject to the variations outlined above should consult their tax advisors concerning their appropriate tax treatment.

     If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

     The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

     Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either
(i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

     The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

     The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular
Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     On June 27, 1996 the IRS issued proposed regulations ("the Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payment) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

     Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been included in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

     If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

     Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be included as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because
(i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series -- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

     The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

     If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interest, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

     Further, to the extent that the initial adjusted basis of a Residual Holder(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

     Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series -- Original Issue Discount" and "--- Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

     The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the Market discount income generally should accrue in the manner described above under "REMIC Series -- Market Discount."

     Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series -- Amortizable Premium."

     Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the
Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income included in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated an unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its share-holders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series -- Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead by imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have the actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of
(i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and
(iii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposed if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found at the time of the transferor that it understands that, as the holder of a non-economic residual transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pool-ing and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     Mark-to-Market Rules. On December 23, 1996, the Service finalized regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that a REMIC residual interest acquired on or after January 4, 1995, will not be considered a security for purposes of the Mark-to-Market Regulations, and thus, such interests may not be marked to market.

     Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has and adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions, and prohibits deducting any loss with respect to such transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments;
(iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the foreclosure property that the REMIC derives at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

     Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

     Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate, the income of which is included in gross income for United States tax purposes regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States holders prior to such date that elect to continue to be treated as United States holders shall be considered United States holders as well. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or it either of the two preceding years. The intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

     A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

     Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC
Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

     Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

     The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

     Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

     Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

     Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such
Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payments charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the
Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the Aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

     Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

     To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series -- Market Discount" and "REMIC Series -- Amortizable Premium."

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171 or in computing the accrual of market discount for non-REMIC Certificates. However, recent legislation expands the required use of a Prepayment Assumption for purposes of calculating OID for tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by reason of prepayments. Previous legislative history states that Congress intends that if a Prepayment Assumption would be used to calculate OID then it should also be used to accrue market discount and amortize bond premium. Because regulations have not yet been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Certificate purchased at a discount or premium in the secondary market. Prospective investors are urged to consult their own tax advisors concerning the tax treatment of a Certificate purchased at a discount or a premium.

     If premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a Certificate acquired as a premium should recognize a loss, if a Contract repays in full, equal to the difference between the portion of the prepaid principal amount of such Contract that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Contract. If a reasonable Prepayment Assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect the differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange of such obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any such loss (e.g., cause the loss to be treated as capital if such assets are held as capital assets by the taxpayer).

     Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

     Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series -- Market Discount" above.

     When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

     It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of price; and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     It is unclear under what circumstance, if any, the prepayment of Contracts will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete contracts) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Contracts, or if no prepayment assumption is used, then when a Contract is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the unrecovered premium of such Certificate that is allocable to such Contract. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange there of (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss. Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

     Recharacterization of Servicing Fees. The servicing compensation to be received by the Servicer may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of
Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series -- Stripped Non-REMIC Certificates."

     Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series -- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Certain Foreign Investors". In addition, payments of interest or original issue discount made to a Foreign Investor after December 31, 1998 will generally be subject to the New Regulations. See discussion above under "REMIC Series--New Withholding Regulations."

     Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not expected from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

FASIT SECURITIES

     General.   The FASIT provisions  of the Code  were enacted by  the Small
Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain tests  concerning (A) the composition of the  FASIT's assets and
(B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount" and "-- Variable Rate Regular Certificates" herein.

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Consequences of Disqualification. If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount," "-- Market Discount," and "-- Amortizable Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Gain or Loss on Disposition."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences -- REMIC Series -- Tax Status of REMIC Certificates" herein. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences -- REMIC -- Series Tax Status of REMIC Certificates." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Withholding, Backup Withholding, Reporting and Tax Administration to Withholding and Backup Withholding. Holders of FASIT Securities will be subject to withholding and backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Federal Income Tax Consequences -- REMIC Series -- Backup Withholding" and "Certain Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Reporting Requirements and Tax Administration" above. Prospective investors should be aware than on October 6, 1997, the Treasury Department issued new regulations regarding withholding, backup withholding, and information reporting. Such regulations are further discussed at "Certain Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations."

                      STATE AND LOCAL TAX CONSIDERATIONS

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                       LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case such Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories, or may not otherwise satisfy the requirements of SMMEA, and thus would not constitute "mortgage related securities" for purposes of SMMEA.

     The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interest, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                   RATINGS

     It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

     Ratings of the Certificates address the likelihood of the ultimate receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts.

                                 UNDERWRITING

     The  Company  may  sell  Certificates  of  each  Series  to  or  through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, concluding liabilities under the Act.

     The Company may authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

     Certain  of  the  Underwriters  and   their  associates  may  engage  in
transactions with and perform services for the Company in the ordinary course of business.

                                LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP, New York, New York.

                                   EXPERTS

     The consolidated financial statements of CHI as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997, incorporated by reference herein, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   GLOSSARY

     There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

     "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

     "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee, the Servicer and any other party specified in the related Prospectus Supplement.

     "APR" means, with respect to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

     "Available Distribution Amount" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

     "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

     "Certificate Distribution Amount" means with respect to a Series of Certificates evidencing an interest in a Contract Pool the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

     "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

     "CHI" means Clayton Homes, Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Company" means Vanderbilt Mortgage and Finance, Inc.

     "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

     "Contract Pool" means, with respect to each Series of Certificate, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

     "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

     "Contracts" means manufactured housing installment sales contracts and installment loan agreements, including any an all rights to receive payments due thereunder on and after the Cut-off Date and security interest in Manufactured Homes purchased with the proceeds of such contracts.

     "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

     "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

     "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the 26th day of the second month preceding the month of the Remittance Date and ending on the 25th day of the month preceding the month of the Remittance Date.

     "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration.

     "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

     "HUD"  means  the   United  States  Department  of  Housing   and  Urban
Development.

     "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

     "Liquidation  Proceeds"   means  cash  (including   insurance  proceeds)
received in connection with the repossession of a Manufactured Home.

     "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Modular Home" means a unit of manufactured housing that does not meet the requirements of a "manufactured home" under 42 United States Code,
Section  5402(6),  and which  is  further  defined  in a  related  Prospectus
Supplement.

     "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

     "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

     "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

     "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

     "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

     "Seller" means, with respect to a Series of Certificates evidencing interest in Contracts, the Seller specified in the Prospectus Supplement.

     "Senior   Certificates"  means,   with  respect   to   each  Series   of
Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

     "Servicer" means, with respect to each Series of Certificates evidencing interests in Contacts, the Servicer specified in the related Prospectus Supplement.

     "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

     "Single Certificate" means, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

     "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollars amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

     "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

     "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

     "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

     "VA" means the Veterans' Administration.

     "Variable Rate Regular Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.


  NO  PERSON HAS  BEEN AUTHORIZED  TO
  GIVE  ANY  INFORMATION OR  TO  MAKE
  ANY   REPRESENTATIONS  OTHER   THAN
  THOSE CONTAINED IN THIS  PROSPECTUS                    $214,043,000
  SUPPLEMENT  OR THE  PROSPECTUS AND,                   (APPROXIMATE)
  IF GIVEN OR  MADE, SUCH INFORMATION
  OR  REPRESENTATIONS  MUST  NOT   BE                VANDERBILT MORTGAGE
  RELIED   UPON.     THIS  PROSPECTUS                 AND FINANCE, INC.
  SUPPLEMENT  AND  THE PROSPECTUS  DO
  NOT CONSTITUTE AN OFFER TO  SELL OR                SELLER AND SERVICER
  A SOLICITATION  OF AN OFFER  TO BUY
  ANY   SECURITIES  OTHER   THAN  THE
  OFFERED    CERTIFICATES     OFFERED           MANUFACTURED HOUSING CONTRACT
  HEREBY,   NOR  AN   OFFER  OF   THE                SENIOR / SUBORDINATE
  OFFERED  CERTIFICATES IN  ANY STATE             PASS-THROUGH CERTIFICATES,
  OR  JURISDICTION  IN WHICH,  OR  TO                   SERIES 1998A
  ANY  PERSON  TO  WHOM,  SUCH  OFFER
  WOULD  BE UNLAWFUL.   THE  DELIVERY
  OF  THIS  PROSPECTUS SUPPLEMENT  OR
  ANY  PROSPECTUS  AT ANY  TIME  DOES
  NOT  IMPLY THAT  INFORMATION HEREIN
  OR  THEREIN  IS CORRECT  AS  OF ANY
  TIME   SUBSEQUENT   TO  ITS   DATE;
  HOWEVER,  IF  ANY  MATERIAL  CHANGE
  OCCURS   WHILE   THIS    PROSPECTUS
  SUPPLEMENT  OR  THE  PROSPECTUS  IS
  REQUIRED BY LAW  TO  BE  DELIVERED,         $43,650,000 ( APPROXIMATE ) CLASS I A-1
  THIS PROSPECTUS SUPPLEMENT  OR  THE
  PROSPECTUS   WILL   BE  AMENDED  OR         $33,810,000 ( APPROXIMATE ) CLASS I A-2
  SUPPLEMENTED ACCORDINGLY.
                                              $25,000,000 ( APPROXIMATE ) CLASS I A-3
        -----------------
                                              $10,790,000 ( APPROXIMATE) CLASS I A-4
        TABLE OF CONTENTS
                                 PAGE         $11,265,000 ( APPROXIMATE ) CLASS I A-5
                                 ----
      PROSPECTUS SUPPLEMENT                   $12,148,000 ( APPROXIMATE ) CLASS I A-6
  Summary of Terms of the
     Certificates. . . . . . . .  S-4         $ 9,111,000 ( APPROXIMATE ) CLASS I B-1
  Risk Factors . . . . . . . . . S-33
  The Contract Pool. . . . . . . S-35         $51,883,000 ( APPROXIMATE ) CLASS II A-1
  Vanderbilt Mortgage and
     Finance, Inc. . . . . . . . S-48         $ 8,022,000 ( APPROXIMATE ) CLASS II B-1
  Ratio of  Earnings to Fixed Charges
     for CHI . . . . . . . . . . S-51         $ 3,585,000 ( APPROXIMATE ) CLASS II B-2
  Yield and Prepayment
     Considerations. . . . . . . S-51         $ 4,779,000 ( APPROXIMATE ) CLASS II B-3
  Description of the
     Certificates. . . . . . . . S-70
  Use of Proceeds. . . . . . . . S-93
  Certain Federal Income Tax
     Consequences. . . . . . . . S-93
  State Tax Considerations . . . S-96
  ERISA Considerations . . . . . S-96
  Legal Investment
     Considerations. . . . . . . S-97
  Underwriting . . . . . . . . . S-97
  Legal Matters. . . . . . . . . S-98
  Annex I. . . . . . . . . . . .  I-1

               PROSPECTUS                        PRUDENTIAL SECURITIES INCORPORATED
  Reports to Certificateh . . . .   2
  Available Information . . . . .   2
  Incorporation of Certain Documents
     of the Company by Reference.   2                CREDIT SUISSE FIRST BOSTON
  Incorporation of Certain Documents
     of CHI by Reference  . . . .   2
  Summary of Terms  . . . . . . .   4                  PROSPECTUS SUPPLEMENT
  Risk Factors  . . . . . . . . .   9
  The Trust Fund  . . . . . . . .  11
  Use of Proceeds . . . . . . . .  12                 DATED FEBRUARY 26, 1998
  Vanderbilt  Mortgage  and  Finance,
     Inc. . . . . . . . . . . . .  12
  Underwriting Policies . . . . .  13
  Yield Considerations  . . . . .  14
  Maturity and Prepayment
     Considerations . . . . . . .  15
  Description of the Certificates  15
  Description  of  FHA Insurance
     and VA Guarantees. . . . . .  26
  Certain Legal Aspects of the
  Contracts . . . . . . . . . . .  27
  ERISA Considerations  . . . . .  32
  Certain Federal Income Tax
  Consequences  . . . . . . . . .  34
  State and Local Tax
     Considerations . . . . . . .  51
  Legal Investment
     Considerations . . . . . . .  51
  Ratings . . . . . . . . . . . .  52
  Underwriting  . . . . . . . . .  52
  Legal Matters . . . . . . . . .  53
  Experts . . . . . . . . . . . .  53
  Glossary  . . . . . . . . . . .  53
